As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware	6798	20-0191742
Delaware	6798	20-0242069
Delaware	6798	45-1537205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Urban Center Drive, Suite 501 Birmingham, Alabama 35242 (205) 969-3755

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Edward K. Aldag, Jr. Chairman, President, Chief Executive Officer Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The commission is requested to send copies of all communications to:

Yoel Kranz, Esq.	Daniel J. Zubkoff, Esq.
James P. Barri, Esq.	Douglas S. Horowitz, Esq.
Goodwin Procter LLP	Cahill Gordon & Reindel LLP
Exchange Place	80 Pine Street
Boston, Massachusetts 02109	New York, New York 10005
(617) 570-1105	(212) 701-3000

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Notes due 2022
Guarantee(2)
Total:	(1)	$0(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrants are deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	In accordance with Rule 457(n), no separate fee is payable with respect to the Guarantees.

Table of co-registrants

Exact name of registrant guarantor as specified in its charter(1)	State of incorporation or organization	Primary standard industrial classification code number	I.R.S. employer identification number

Medical Properties Trust, LLC	Delaware	6798	34-1985135
MPT of Victorville, LLC	Delaware	6798	20-2486521
MPT of Bucks County, LLC	Delaware	6798	20-2486602
MPT of Bloomington, LLC	Delaware	6798	20-2603301
MPT of Covington, LLC	Delaware	6798	20-2953603
MPT of Denham Springs, LLC	Delaware	6798	20-2953661
MPT of Redding, LLC	Delaware	6798	20-3072918
MPT of Chino, LLC	Delaware	6798	20-3363654
MPT of Dallas LTACH, LLC	Delaware	6798	20-4805632
MPT of Portland, LLC	Delaware	6798	20-5337217
MPT of Warm Springs, LLC	Delaware	6798	20-5714589
MPT of Victoria, LLC	Delaware	6798	20-5714694
MPT of Luling, LLC	Delaware	6798	20-5714787
MPT of Huntington Beach, LLC	Delaware	6798	20-5714848
MPT of West Anaheim, LLC	Delaware	6798	20-5714896
MPT of La Palma, LLC	Delaware	6798	20-5714958
MPT of Paradise Valley, LLC	Delaware	6798	20-8798603
MPT of Southern California, LLC	Delaware	6798	20-8963938
MPT of Twelve Oaks, LLC	Delaware	6798	26-0559922
MPT of Shasta, LLC	Delaware	6798	26-0559841
MPT of Webster, LLC	Delaware	6798	26-2453275
MPT of Tucson, LLC	Delaware	6798	26-2520552
MPT of Bossier City, LLC	Delaware	6798	26-2520505
MPT of West Valley City, LLC	Delaware	6798	26-2512723
MPT of Idaho Falls, LLC	Delaware	6798	26-2518223
MPT of Poplar Bluff, LLC	Delaware	6798	26-2518397
MPT of Bennettsville, LLC	Delaware	6798	26-2518359
MPT of Detroit, LLC	Delaware	6798	26-2496457
MPT of Bristol, LLC	Delaware	6798	26-2394024
MPT of Newington, LLC	Delaware	6798	26-2394093
MPT of Enfield, LLC	Delaware	6798	26-2394158
MPT of Petersburg, LLC	Delaware	6798	26-2518270
MPT of Fayetteville, LLC	Delaware	6798	26-2406076
4499 Acushnet Avenue, LLC	Delaware	6798	20-2066562
8451 Pearl Street, LLC	Delaware	6798	20-2066776
MPT of Garden Grove Hospital, LLC	Delaware	6798	26-3002663
MPT of Garden Grove MOB, LLC	Delaware	6798	26-3002759
MPT of San Dimas Hospital, LLC	Delaware	6798	26-3002414
MPT of San Dimas MOB, LLC	Delaware	6798	26-3002527
MPT of Cheraw, LLC	Delaware	6798	26-2518316
MPT of Ft. Lauderdale, LLC	Delaware	6798	26-2399919
MPT of Providence, LLC	Delaware	6798	26-2825405
MPT of Springfield, LLC	Delaware	6798	26-2825629
MPT of Warwick, LLC	Delaware	6798	26-2825704
MPT of Mountain View, LLC	Delaware	6798	45-3419885
MPT of Richardson, LLC	Delaware	6798	27-2553353
MPT of Round Rock, LLC	Delaware	6798	27-2553469
MPT of Shenandoah, LLC	Delaware	6798	27-2553198
MPT of Hillsboro, LLC	Delaware	6798	27-3001181
MPT of Florence, LLC	Delaware	6798	27-3737512
MPT of Clear Lake, LLC	Delaware	6798	27-4433434
MPT of Tomball, LLC	Delaware	6798	27-4242856

Exact name of registrant guarantor as specified in its charter(1)	State of incorporation or organization	Primary standard industrial classification code number	I.R.S. employer identification number

MPT of Gilbert, LLC	Delaware	6798	27-4433943
MPT of Corinth, LLC	Delaware	6798	27-3857789
MPT of Bayonne, LLC	Delaware	6798	27-4434500
MPT of Alvarado, LLC	Delaware	6798	45-0639984
MPT of Bucks County, L.P.	Delaware	6798	20-2486672
MPT of Dallas LTACH, L.P.	Delaware	6798	20-4805835
MPT of Warm Springs, L.P.	Delaware	6798	20-5714648
MPT of Victoria, L.P.	Delaware	6798	20-5714747
MPT of Luling, L.P.	Delaware	6798	20-5714819
MPT of Huntington Beach, L.P.	Delaware	6798	20-5714872
MPT of West Anaheim, L.P.	Delaware	6798	20-5714924
MPT of La Palma, L.P.	Delaware	6798	20-5714994
MPT of Paradise Valley, L.P.	Delaware	6798	20-8798655
MPT of Southern California, L.P.	Delaware	6798	20-8963986
MPT of Twelve Oaks, L.P.	Delaware	6798	26-0560020
MPT of Shasta, L.P.	Delaware	6798	26-0559876
MPT of Webster, L.P.	Delaware	6798	26-2453328
MPT of Garden Grove Hospital, L.P.	Delaware	6798	26-3002710
MPT of Garden Grove MOB, L.P.	Delaware	6798	26-3002799
MPT of San Dimas Hospital, L.P.	Delaware	6798	26-3002474
MPT of San Dimas MOB, L.P.	Delaware	6798	26-3002622
MPT of Richardson, L.P.	Delaware	6798	27-2553826
MPT of Round Rock, L.P.	Delaware	6798	27-2553630
MPT of Shenandoah, L.P.	Delaware	6798	27-2554012
MPT of Hillsboro, L.P.	Delaware	6798	27-3046180
MPT of Clear Lake, L.P.	Delaware	6798	27-4433581
MPT of Tomball, L.P.	Delaware	6798	27-4242973
MPT of Corinth, L.P.	Delaware	6798	27-3857881
MPT of Alvarado, L.P.	Delaware	6798	45-0640615
MPT of DeSoto, L.P.	Delaware	6798	45-0617227
MPT of DeSoto, LLC	Delaware	6798	45-0616535
MPT of Hoboken Hospital, LLC	Delaware	6798	45-1798392
MPT of Hoboken Real Estate, LLC	Delaware	6798	45-1800960
MPT of Hausman, LLC	Delaware	6798	38-3854534
MPT of Overlook Parkway, LLC	Delaware	6798	80-0763884
MPT of New Braunfels, LLC	Delaware	6798	45-3456004
MPT of Westover Hills, LLC	Delaware	6798	90-0770521
MPT of Wichita, LLC	Delaware	6798	26-2405993
Wichita Health Associates Limited Partnership	Delaware	6798	95-4301648

(1)	The address and phone number of each Registrant Guarantor is as follows:

c/o Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

(205) 969-3755

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 3, 2012

Preliminary prospectus

MPT OPERATING PARTNERSHIP, L.P.

MPT FINANCE CORPORATION

$200,000,000

    % Senior Notes due 2022

Issue Price     %

Interest payable              and             .

The issuers are offering $200,000,000 aggregate principal amount     % senior notes due 2022 (the “notes”). The notes will mature on                     , 2022. The issuers will pay interest on the notes on              and              of each year. Interest will accrue on the notes from                     , 2012 and the first interest payment date will be                     , 2012.

An amount equal to the proceeds from this offering will be placed in an escrow account together with any additional amounts needed to redeem the notes at their aggregate offering price, plus accrued and unpaid interest on the notes from the issuance date up to, but not including, the redemption date. Subject to certain customary and other conditions to releasing the escrowed funds, the issuers will use the escrowed funds to consummate the acquisition of Ernest Health, Inc. and related transactions on the terms and conditions described in this prospectus. If the acquisition of Ernest Health, Inc. and related transactions are not consummated by May     , 2012, then the issuers will be required to redeem the notes at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date. See “Description of notes—Escrow of proceeds; Release conditions” and “Description of notes—Special mandatory redemption.”

The issuers may redeem some or all of the notes at any time after             , 2017 at the redemption prices set forth herein. In addition, at any time and from time to time prior to             , 2015 the issuers may redeem up to 35% of the aggregate principal amount of the notes using the proceeds of one or more equity offerings. The issuers may also redeem some or all the notes on or prior to             , 2017 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to, but excluding, the applicable redemption date plus a make-whole premium. The issuers must offer to purchase the notes if we experience a change of control under certain circumstances.

The notes will be the issuers’ senior unsecured obligations and will be guaranteed by the issuers’ parent company, Medical Properties Trust, Inc., and by each of the issuers’ subsidiaries that guarantee borrowings under the issuers’ revolving credit facility. The notes and the guarantees will rank equally in right of payment with all of the issuers’ and the guarantors’ existing and future senior indebtedness, including the issuers’ senior notes due 2021 and borrowings under the issuers’ existing revolving credit facility and new term loan facility, and will rank senior in right of payment to any future indebtedness that is subordinated to the notes. The notes will be effectively subordinated to all of the issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes and the guarantees will be structurally subordinated to all liabilities of any of the issuers’ subsidiaries that do not guarantee the notes.

Investing in the notes involves risks. See “Risk factors” beginning on page 17.

	Public offering price(1)	Underwriting discounts	Proceeds, before expenses, to the Issuers(1)
Per note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from , 2012.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes to purchasers will be made on or about                     , 2012 in book-entry form through The Depository Trust Company for the account of its participants, including Clearstream Banking société anonyme and Euroclear Bank, S.A./N.V.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

J.P. Morgan      BofA Merrill Lynch      Deutsche Bank Securities       RBC Capital Markets

Lead Managers

KeyBanc Capital Markets	SunTrust Robinson Humphrey

Co-Managers

Raymond James	Morgan Keegan

                    , 2012

About this prospectus

This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. Information incorporated by reference is available without charge to prospective investors upon written request to us at c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, AL 35242, or by telephone at (205) 969-3755.

We have not taken any action to permit an offering of the notes outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus outside of the United States.

You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the notes under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

We reserve the right to withdraw this offering of notes at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may include stabilization and the purchase of notes to cover short positions. For a description of these activities, see “Underwriting.”

You should rely only on the information contained or incorporated by reference in this prospectus and any “free writing prospectus” we authorize to be delivered to you. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus and any such “free writing prospectus.” If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer or sale of notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus, any authorized “free writing prospectus” or information we previously filed with the SEC is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires or otherwise indicates, references in this prospectus to “we,” “our,” “us” or “our company” refer to MPT Operating Partnership, L.P., a Delaware limited partnership, and its consolidated subsidiaries, including MPT Finance Corporation, together with Medical Properties Trust, LLC, a Delaware limited liability company and MPT Operating Partnership, L.P.’s sole general partner, and Medical Properties Trust, Inc., a Maryland corporation and the sole equity owner of Medical Properties Trust, LLC. References to “Operating Partnership” refer to MPT Operating Partnership, L.P. References to “Issuers” refer to the Operating Partnership and MPT Finance Corporation, the co-issuers of the notes. References to “Medical Properties” refer to Medical Properties Trust, Inc. As of September 30, 2011, Medical Properties had a 99.8% equity ownership interest in the Operating Partnership.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

Forward-looking statements

We make forward-looking statements in this prospectus, including the documents incorporated by reference herein, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to complete the Ernest Acquisition Transactions (as described herein) on the time schedule or terms described herein or at all;

•

our ability to enter into a new term loan facility (as described herein) and increase the commitments under our existing revolving credit facility, in each case, on the terms described herein or at all;

•	our ability to acquire or develop net-leased facilities;

•	availability of suitable facilities to acquire or develop;

•	our ability to enter into, and the terms of, our prospective leases and loans;

•	our ability to obtain future financing arrangements;

•

the ability of Medical Properties to consummate its public offering of 23,575,000 shares of common stock (including 3,075,000 shares to be sold pursuant to the exercise in full of the equity underwriters’ over-allotment option), which priced at $9.75 per share on February 1, 2012, and is expected to close on February 7, 2012;

•	estimates relating to, and our ability to pay, future distributions;

•	our ability to compete in the marketplace;

•	market trends;

•	lease rates and interest rates;

•	projected capital expenditures; and

•	the impact of technology on our facilities, operations and business.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the notes, along with, among others, the following factors that could cause actual results to vary from our forward-looking statements:

•	the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies in connection with the Ernest Acquisition Transactions;

•	the risk that a condition to closing under the agreement governing the Ernest Acquisition Transactions may not be satisfied;

•	the possibility that the anticipated benefits from the Ernest Acquisition Transactions will take longer to realize than expected or will not be realized at all;

•	factors referenced herein under the section captioned “Risk factors,” including those set forth in Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended;

•	national and local economic, business, real estate and other market conditions;

•	the competitive environment in which we operate;

•	the execution of our business plan;

•	financing risks;

•	acquisition and development risks;

•	potential environmental contingencies and other liabilities;

•	other factors affecting the real estate industry generally or the healthcare real estate industry in particular;

•	Medical Properties Trust, Inc.’s ability to maintain its status as a REIT for federal and state income tax purposes;

•	our ability to attract and retain qualified personnel;

•	federal and state healthcare regulatory requirements; and

•	the continuing impact of the recent economic recession, which may have a negative effect on the following, among other things:

•	the financial condition of our tenants, our lenders and institutions that hold our cash balances, which may expose us to increased risks of default by these parties;

•

our ability to obtain equity and debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and our future interest expense; and

•	the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis.

When we use the words “believe,” “expect,” “may,” “potential,” “anticipate,” “estimate,” “plan,” “will,” “could,” “intend” or similar expressions, we are identifying forward-looking statements. You should not place undue reliance on these forward-looking statements.

Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

v

Prospectus summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before making an investment decision. You should read carefully this entire prospectus, including the “Risk factors,” the financial data and other information included or incorporated by reference in this prospectus, before making an investment decision.

Our company

Medical Properties Trust, Inc. is a self-advised real estate investment trust (“REIT”) focused on investing in and owning net-leased healthcare facilities across the United States. We acquire and develop healthcare facilities and lease the facilities to healthcare operating companies under long-term net leases, which require the tenants to bear most of the costs associated with the properties. Our strategy is to lease our facilities to tenants that are managed by experienced operators pursuant to long-term net leases. We also occasionally make long-term, interest-only mortgage loans to healthcare operators collateralized by their real estate assets. In addition, we selectively make loans to, and other investments in, certain of our operators through our taxable REIT subsidiaries, the proceeds of which have historically been used for acquisitions and working capital. Finally, from time to time, we acquire a profit or equity interest in certain of our tenants that gives us a right to share in such tenants’ profits and losses.

Our principal executive offices are located at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. Our telephone number is (205) 969-3755. Our Internet address is www.medicalpropertiestrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. For additional information, see “Where you can find more information” and “Incorporation by reference.”

Recent developments

Results for the year ended December 31, 2011

On January 31, 2012, we announced our preliminary financial results for the quarter and year ended December 31, 2011. We had income from continuing operations of $8.1 million ($0.07 per diluted share) for the three months ended December 31, 2011, compared with income from continuing operations for the corresponding period in 2010 of $7.6 million ($0.06 per diluted share). For the year ended December 31, 2011, we had income from continuing operations of $19.4 million ($0.16 per diluted share), compared with income from continuing operations of $10.2 million ($0.09 per diluted share) for the year ended December 31, 2010. We had net income of $12.7 million ($0.11 per diluted share) for the three months ended December 31, 2011, compared with net income for the corresponding period in 2010 of $10.6 million ($0.09 per diluted share). For the year ended December 31, 2011, we had net income of $26.5 million ($0.23 per diluted share), compared with net income of $22.9 million ($0.22 per diluted share) for the year ended December 31, 2010. Our financial results for the three and twelve months ended December 31, 2010 have been restated to reclassify the operating results of the Morgantown and Sherman Oaks Hospitals to discontinued operations. As described below, we sold these two hospitals during the fourth quarter of 2011.

The preliminary financial results are unaudited and there can be no assurance that the preliminary financial results will not vary from the final audited information for the quarter and year ended December 31, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these preliminary financial results have been made. The preliminary financial data included in this prospectus has been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Acquisition of healthcare property portfolio from Ernest Health, Inc. and related transactions

On January 31, 2012, affiliates of our operating partnership, MPT Operating Partnership, L.P., entered into definitive agreements to make loans to and acquire assets from Ernest Health, Inc. (“Ernest”) and to make an equity contribution to the parent of Ernest for a combined purchase price and investment of approximately $396.5 million, consisting of $200.0 million to purchase real estate assets, a first mortgage loan of $100.0 million, an acquisition loan for $93.2 million and a capital contribution of $3.3 million, all as further described below.

Real estate acquisition

Pursuant to a definitive real property asset purchase agreement (the “Purchase Agreement”), certain wholly-owned subsidiaries of MPT Operating Partnership, L.P. will acquire from Ernest and certain of its subsidiaries (i) a portfolio of five rehabilitation facilities (including a ground lease interest relating to a community-based acute rehabilitation facility in Wyoming), (ii) seven long-term acute care facilities located in seven states and (iii) undeveloped land in Provo, Utah (collectively, the “Acquired Facilities”) for an aggregate purchase price of $200.0 million, subject to certain adjustments. We refer to the acquisition of these assets as the “Ernest Asset Acquisition.”

The Acquired Facilities will be leased to limited liability companies wholly-owned by our taxable REIT subsidiary, MPT Development Services, Inc. (“MPT TRS”), which will sublease the facilities to subsidiaries of Ernest pursuant to a master sublease agreement. The master sublease agreement will have a 20-year term with three five-year extension options and provide for an average annualized cash rent of $18.0 million, plus consumer price-indexed increases, limited to a 2% floor and 5% ceiling annually.

Mortgage loan financing

Pursuant to the Purchase Agreement, MPT TRS will make Ernest a $100.0 million mortgage loan secured by a first mortgage interest in four subsidiaries of Ernest (the “Mortgage Loan Financing”). The Mortgage Loan Financing will have a 20-year term with three five-year extension options and bear interest at 9% per year plus consumer price-indexed increases, limited to a 2% floor and 5% ceiling annually.

Acquisition loan and equity contribution

In addition, MPT Aztec Opco, LLC, a wholly-owned subsidiary of MPT TRS, will enter into a joint venture limited liability company, Ernest Health Holdings, LLC (“Ernest Holdings”), with an entity formed by the present key management personnel of Ernest (“ManageCo”). MPT Aztec Opco, LLC will make capital contributions of approximately $3.3 million to Ernest Holdings in exchange for a membership interest representing a 49% aggregate initial equity interest. The remaining 51% initial equity interest in Ernest Holdings will be owned by ManageCo, which will make contributions valued at $3.5 million in exchange for a membership interest in Ernest Holdings. Pursuant to the terms of an Agreement and Plan of Merger dated January 31, 2012, a merger subsidiary of Ernest Holdings will be merged with and into Ernest, with Ernest surviving the merger as a wholly-owned subsidiary of Ernest Holdings. In addition, MPT Aztec Opco, LLC will make an acquisition loan of approximately $93.2 million to the merger subsidiary (the “Acquisition Loan”). The Acquisition Loan will bear interest at a rate of 15.0%, with a 6% coupon payable in cash in the first year, a 7% coupon payable in cash in the second year and a 10% coupon payable in cash thereafter. The remaining 9% in year one; 8% in year two and 5% thereafter will be accrued and paid upon the occurrence of any capital or liquidity events of Ernest Holdings and will be payable in all events at maturity.

We refer to these transactions collectively as the “Ernest Acquisition Transactions.”

Following the consummation of these transactions, Ernest and its operating subsidiaries will be managed and operated by ManageCo, or one or more of ManageCo’s affiliates, pursuant to the terms of a management agreement, which terms shall include a base management fee payable to ManageCo and incentive payments tied to mutually agreed benchmarks. ManageCo and MPT Aztec Opco, LLC will share profits and distributions from Ernest Health Holdings according to a distribution waterfall under which, if certain benchmarks are met, such that after taking into account interest paid on the acquisition loan, ManageCo and MPT Aztec Opco, LLC will share in cash generated by Ernest Holdings in a ratio of 21% to ManageCo and 79% to MPT Aztec Opco, LLC. Under the limited liability company agreement of Ernest Holdings, MPT Aztec Opco, LLC will have no management authority or control except for certain rights consistent with a passive ownership interest, such as a limited right to approve annual budget components and the right to approve extraordinary transactions, and except in the case of certain extraordinary events, which events include any defaults under the master sublease agreement or the acquisition loan, in which case MPT Aztec Opco, LLC is given special member rights including, without limitation, the right to terminate the management agreement, hire new management, or market the company for sale.

We intend to consummate the Ernest Acquisition Transactions during the first quarter of 2012. No assurance can be given that any portion of the Ernest Acquisition Transactions will occur as described herein or at all. If the Ernest Acquisition Transactions are not consummated by May     , 2012, then we will be required to redeem the notes offered hereby at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date. See “Description of notes—Special mandatory redemption.”

The chart below illustrates the proposed structure following consummation of the Ernest Acquisition Transactions:

The table below sets forth pertinent details with respect to the properties of Ernest that we expect to acquire in connection with the Ernest Acquisition Transactions:

Property(1)	Type of property	State	Number of licensed beds	Number of square feet	Annualized rent/interest (in millions)(2)

Mountain Valley Regional Rehabilitation Hospital(3)	Inpatient Rehabilitation Facility (IRF)	AZ	40	47,254	$2.9
Advanced Care Hospital of Northern Colorado	Long-Term Acute Care Hospital (LTACH)	CO	20	11,780	0.7
Northern Colorado Rehabilitation Hospital	IRF	CO	40	48,600	2.0
Northern Idaho Advanced Care Hospital	LTACH	ID	40	42,000	1.5
Southwest Idaho Advanced Care Hospital	LTACH	ID	40	51,494	1.2
Advanced Care Hospital of Montana	LTACH	MT	40	48,583	1.4
Advanced Care Hospital of Southern New Mexico(3)	LTACH	NM	20	13,250	1.2

Property(1)	Type of property	State	Number of licensed beds		Number of square feet	Annualized rent/interest (in millions)(2)

Rehabilitation Hospital of Southern New Mexico(3)	IRF	NM	40		48,800	2.4
Greenwood Regional Rehabilitation Hospital	IRF	SC	46	(4)	53,600	2.6
Laredo Specialty Hospital	LTACH	TX	60		65,990	2.0
Mesquite Specialty Hospital	LTACH	TX	40		50,300	1.9
Mesquite Rehabilitation Institute	IRF	TX	20		19,050	0.8
New Braunfels Regional Rehabilitation Hospital	IRF	TX	40		53,000	1.1
South Texas Rehabilitation Hospital(3)	IRF	TX	40		48,900	2.5
Utah Valley Specialty Hospital	LTACH	UT	40		50,949	1.3
Elkhorn Valley Rehabilitation Hospital	IRF	WY	40		52,800	1.5

						$27.0

(1)	All properties will be leased under a master lease agreement, which will have a term of 20 years with three five-year renewal options.

(2)	Reflects annualized rent and interest payable under the master lease agreement and mortgages described above.

(3)	These facilities will be subject to mortgages.

(4)	Does not include the eight-bed addition that is expected to be completed during mid-2012. 12 beds are located in a Skilled Nursing Facility.

Financing transactions

Financing of the Ernest Acquisition Transactions

On February 1, 2012 Medical Properties priced an offering of 23,575,000 shares of its common stock (including 3,075,000 shares to be sold pursuant to the exercise in full of the underwriters’ over-allotment option) at a price of $9.75 per share. The offering is scheduled to settle on February 7, 2012 and is expected to generate $218.7 million of net proceeds, which will be contributed to the Operating Partnership to finance a portion of the Ernest Acquisition Transactions. We intend to finance the remainder of the Ernest Acquisition Transactions, including the related costs and expenses, with the net proceeds of this offering and our new term loan. See “Risk factors—Risks related to the notes and the offering—Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and our subsidiaries may incur additional indebtedness, including secured indebtedness.” If the Ernest Acquisition Transactions are not consummated by May     , 2012, then we will be required to redeem the notes offered hereby at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date. See “Description of notes—Special mandatory redemption.”

For the nine months ended September 30, 2011 after giving effect to the Ernest Acquisition Transactions, we had revenues, Pro Forma Adjusted EBITDA and income from continuing operations attributable to us of $143.3 million, $124.6 million and $31.8 million, respectively. Please refer to “—Summary historical and unaudited pro forma consolidated financial data” for the definition of Pro Forma Adjusted EBITDA and a reconciliation of Pro Forma Adjusted EBITDA to net income.

This prospectus relates only to the offering of notes and not to the common stock offering.

Credit facilities

On January 25, 2012, we received a commitment letter and term sheet for an $80.0 million senior unsecured term loan facility, which we refer to as our new term loan facility, from J.P. Morgan Chase Bank, N.A., an affiliate of one of the joint book-running underwriters in this offering, and RBC Capital Markets, LLC, a joint book-running underwriter in this offering. The term sheet provides for customary financial and operating covenants, substantially consistent with our revolving credit facility, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio and interest coverage ratio, and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions. The term sheet also provides for customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants.

Effectiveness of our new term loan facility is subject to, among other things, definitive documentation and the satisfaction of customary closing conditions. We cannot assure you that we will be able to successfully establish our new term loan facility on the terms described herein or at all and establishing our new term loan facility is not a condition to the consummation of this offering. We expect to close and fund our new term loan facility concurrently with the closing of the Ernest Acquisition Transactions.

Our existing revolving credit facility includes an accordion feature pursuant to which borrowings thereunder can be increased up to $400.0 million from $330.0 million. We requested a $70.0 million increase in our revolving credit facility contemporaneously with the closing of the Ernest Acquisition Transactions. We expect that the administrative agent under our revolving credit facility will arrange a syndicate of lenders willing to hold the requested incremental revolving commitments, but we may not be able to find commitments for this incremental facility.

2011 fourth quarter events

Development activity

On October 14, 2011, we entered into agreements with a joint venture of Emerus Holding, Inc. and Baptist Health System, to acquire, provide for development funding and lease three acute care hospitals for $30.0 million in the suburban markets of San Antonio, Texas. With the execution of these agreements, we have funded $7.4 million during the fourth quarter of 2011, of which $6.2 million was used to acquire land for these three facilities. The three facilities upon completion will be leased under a master lease structure with an initial term of 15 years and three five-year extension options. We currently expect construction of these three facilities to be completed in the fourth quarter of 2012.

During the fourth quarter of 2011, we funded an additional $4.5 million on our Florence Hospital development project. This 36-bed facility located in the greater Phoenix, Arizona area is expected to be completed in the first quarter of 2012.

Hoboken University Medical Center acquisition

On November 4, 2011, we made investments in Hoboken University Medical Center (“HUMC”) in Hoboken, New Jersey, a 350-bed acute care facility. The total investment for this transaction was $75.0 million, comprising $50.0 million for the acquisition of an 100% ownership of the real estate, a secured working capital loan of up to $20.0 million ($15.1 million outstanding at December 31, 2011), and the purchase of a $5.0 million convertible note which provides us with the option to acquire up to 25% of the hospital operator. The initial blended lease/interest rate on this investment is 11.4%. The lease with the tenant has an initial term of 15 years, contains six five-year extension options, and the rent escalates annually based on consumer price indexed increases.

Sale of Sherman Oaks Hospital

On December 30, 2011, we sold Sherman Oaks Hospital in Sherman Oaks, California to Prime Healthcare Services, Inc. for approximately $20.0 million, resulting in a gain of $3.1 million. Due to this sale, we wrote-off $1.2 million in straight-line rent receivables. In our January 31, 2012 press release announcing our preliminary financial results for the quarter and year ended December 31, 2011, we have included the operating results of this facility in discontinued operations for the current and all prior periods. Prior to the sale, we were earning $2.3 million of base rent per year.

Sale of Morgantown Hospital

On December 30, 2011, we sold MountainView Regional Rehabilitation Hospital in Morgantown, West Virginia to HealthSouth Corporation for $21.1 million, resulting in a gain of $2.3 million. In our January 31, 2012 press release announcing our preliminary financial results for the quarter and year ended December 31, 2011, we have included the operating results of this facility in discontinued operations for the current and all prior periods. Prior to the sale, we were earning $1.7 million of base rent per year.

Maturity of 6.125% exchangeable senior notes due 2011

On November 15, 2011, we paid $9.2 million in connection with the maturity of our 6.125% exchangeable senior notes due 2011.

We refer to the Emerus land acquisition, the acquisition of HUMC, the sale of our Sherman Oaks and Morgantown facilities and the maturity of our 6.125% exchangeable senior notes due 2011 collectively as the “Fourth Quarter Events.”

We refer to the Fourth Quarter Events, entering into of our new term loan facility, the exercise of the accordion feature and the corresponding increase in commitments under our revolving credit facility, the consummation of this offering, Medical Properties’ offering of 23,575,000 shares of common stock (including 3,075,000 shares to be sold pursuant to the exercise in full of the equity underwriters’ over-allotment option) and the Ernest Acquisition Transactions and the application of funds as described in “Use of proceeds,” as the “Transactions.”

Operating facilities

At December 31, 2011, our portfolio consisted of 62 properties: 55 facilities (of the 60 facilities that we own, of which one is subject to long-term ground leases) were leased to 20 tenants, one was not under lease as it is under re-development, four were under development, and the remaining assets were in the form of first mortgage loans to a single operator. Our 55 leased facilities consisted of 20 general acute care hospitals, 19 long-term acute care hospitals, eight inpatient rehabilitation hospitals, two medical office buildings, and six wellness centers. The non-owned facilities on which we have made mortgage loans consist of general acute care facilities.

After giving effect to the Ernest Acquisition Transactions, as of December 31, 2011, our portfolio would have consisted of 78 properties: 67 facilities (of the 72 facilities that we own, of which two are subject to long-term ground leases) were leased to 21 tenants, one was not under lease as it was under re-development, four were under development, and the remaining assets were in the form of first mortgage loans to two operators.

The following table provides a summary of our facilities as of December 31, 2011 after giving effect to the Ernest Acquisition Transactions.

Type of property	Number of facilities	Number of licensed beds(1)	Number of square feet(1)	Investment (thousands)(1)	Weighted average lease expiration(1)

General Acute Care Hospital	27	3,415	3,803,638	$948,354	9.8
Long-term Acute Care Hospital	27	1,695	1,617,209	468,283	14.0
Rehabilitation Hospital	16	847	968,098	336,278	15.2
Wellness Center	6	—	251,213	15,626	8.0
Medical Office Buildings	2	—	93,287	15,795	6.9

Total:	78	5,957	6,733,445	$1,784,336

(1)	Excludes investment of our Florence and Emerus development properties of approximately $30.9 million.

We believe that the Ernest Acquisition Transactions will enhance the size and quality of our healthcare portfolio, and add diversity by property type, operator and geographic location, as follows:

Increased real estate assets and rents:    As of September 30, 2011, our total real estate assets and related loans were $1.5 billion. For the nine months ended September 30, 2011, our total revenues were $109.9 million and $104.3 million excluding straight-line rents. We expect that the facilities we expect to acquire/lease and mortgage in the Ernest Acquisition Transactions will generate initial revenues of $27.0 million. After giving effect to the Ernest Acquisition Transactions and the Fourth Quarter Events, our total real estate assets (including loans) would have been $1.9 billion as of September 30, 2011 (representing a 29.3% increase from results not giving effect to such transactions) and our total revenues would have been $146.0 million (representing a 32.8% increase).

Increased diversification of tenants/operators:    Total investments in our largest tenant, Prime Healthcare Services, Inc., or Prime, represented approximately 25.3% of our total assets as of December 31, 2011. After giving effect to the Ernest Acquisition Transactions, total investments in Prime would have represented approximately 20.3% of our total assets.

Increased geographic diversification:    As of December 31, 2011, 26.8% of our portfolio was concentrated in California, based on percentage of total assets. After giving effect to the Ernest Acquisition Transactions, our geographic concentration in California would have been reduced to 21.6%, based on percentage of total assets as of December 31, 2011.

Extends lease maturity schedule:    The Ernest Acquisition Transactions and the Fourth Quarter Events will have the effect of extending our overall weighted average lease expiration from 10.7 to 11.9 years. Following consummation of the Ernest Acquisition Transactions and the Fourth Quarter Events, approximately 71.6 % of the total annualized rent of our portfolio of healthcare properties will have lease expirations beyond 2020.

Accretive transactions:    The Ernest Acquisition Transactions and the Fourth Quarter Events are expected to be immediately accretive to cash available for distribution to our stockholders, resulting in an improved payout ratio and stronger sustainability of our dividends.

The offering

The offering terms are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of notes” in this prospectus. For purposes of this section entitled “—The offering” and the “Description of notes,” references to “we,” “us” and “our” refer only to MPT Operating Partnership, L.P. and MPT Finance Corporation and not to their subsidiaries or any other entity.

Issuers	MPT Operating Partnership, L.P. and MPT Finance Corporation, as co-issuers.

Securities offered	$200,000,000 aggregate principal amount of % senior notes due 2022.

Stated maturity date	The notes will mature on , 2022.

Interest	The notes will accrue interest at a rate of % per year from , 2012, until maturity or earlier redemption or repurchase.

Interest payment dates	and of each year, commencing , 2012.

Escrow provisions	An amount equal to the proceeds from this offering will be placed in an escrow account together with any additional amounts needed to redeem the notes at their aggregate offering price, plus accrued and unpaid interest on the notes from the issue date up to, but not including, the redemption date. Subject to customary and other conditions to releasing escrowed funds, we will use the escrowed funds to consummate the Ernest Acquisition Transactions contemplated by this prospectus. If the Ernest Acquisition Transactions are not consummated by May , 2012, then we will be required to redeem the notes offered hereby at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date. See “Description of notes—Special mandatory redemption.”

Optional redemption	We may redeem some or all of the notes at any time after , 2017 at the redemption prices set forth in “Description of notes— Optional redemption.” We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain equity offerings completed before , 2015. In addition, we may redeem some or all the notes on or prior to , 2017 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest up to, but excluding, the applicable redemption date and a make-whole premium. See “Description of notes—Optional redemption.”

Change of control; certain asset sales	If the Operating Partnership or our parent company, Medical Properties Trust, Inc., experiences a change of control, we will be required to make an offer to purchase the notes at a price equal to

101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date under certain circumstances. See “Description of notes—Repurchase of notes upon a change of control.” If the Operating Partnership or any of its restricted subsidiaries sell assets, the issuers will be required to make an offer to purchase the notes at their face amount, plus accrued interest and unpaid interest to the purchase date under certain circumstances. See “Description of notes—Limitation on asset sales.”

Guarantees	The notes will be guaranteed, jointly and severally, on a senior unsecured basis by our parent company and by each of our subsidiaries that guarantees our revolving credit facility. See “Description of notes—The Guarantees.”

Ranking	The notes will be our and the guarantors’ general senior unsecured obligations, will rank equal in right of payment with all of such entities’ existing and future senior indebtedness, including borrowings under our revolving credit facility and under our new term loan and our senior notes due 2021, and will rank senior in right of payment to all of such entities’ existing and future subordinated indebtedness; however, the notes will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be structurally subordinated to the indebtedness and other obligations of our subsidiaries that do not guarantee the notes with respect to the assets of such entities. As of September 30, 2011 and after giving effect to the Transactions, we and the guarantors would have had $874.9 million of indebtedness (none of which would have been secured indebtedness), and our subsidiaries that will not guarantee the notes would have had $54.1 million of indebtedness and other liabilities of $6.2 million and had assets of $308.7 million or 14.8% of our company’s consolidated total assets. During 2010 and the nine months ended September 30, 2011 after giving effect to the Transactions, our subsidiaries that will not guarantee the notes had revenues of $31.4 million and $20.7 million, respectively, or 18.9% and 14.4%, respectively, of our company’s consolidated revenues.

Certain covenants	The indenture governing the notes will, among other things, restrict our ability and the ability of our restricted subsidiaries to, among other things:

• i	ncur debt;

• pay dividends and make distributions;

• create liens;

• enter into transactions with affiliates; and

• merge, consolidate or transfer all or substantially all of their assets.

We and our restricted subsidiaries will also be required to maintain total unencumbered assets of at least 150% of our collective unsecured debt.

These covenants will be subject to important exceptions and qualifications. See “Description of notes—Certain covenants.”

No public market	The notes are a new issue of securities and there is no current established trading market for the notes. The underwriters have advised us that they intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Underwriting.”

Book-entry form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Use of proceeds	We expect that the net proceeds from this offering will be approximately $ after deducting underwriting discounts and our estimated expenses from this offering. We intend to ultimately use the net proceeds from this offering to finance a portion of the Ernest Acquisition Transactions. See “Use of proceeds.”

Trustee	Wilmington Trust, National Association.

Governing law	New York.

Risk factors	Investment in the notes involves risk. You should carefully consider the information under the section titled “Risk factors” and all other information included in this prospectus before investing in the notes.

Original issue discount	The notes may be issued with original issue discount, or OID, for U.S. federal income tax purposes. If the notes are issued with OID, holders subject to U.S. federal income taxation generally will be required to include the OID in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues on a constant yield basis, in advance of the receipt of cash payments to which such OID is attributable (regardless of the holder’s method of tax accounting for U.S. federal income tax purposes. See “United States federal income tax considerations.”

Summary historical and unaudited pro forma consolidated financial data

The summary historical consolidated financial data presented below as of December 31, 2010 and for the years ended December 31, 2008, 2009 and 2010 have been derived from Medical Properties’ audited consolidated financial statements and accompanying notes incorporated by reference herein. The summary historical consolidated financial data as of September 30, 2011 and for the nine months ended September 30, 2010 and 2011 has been derived from our unaudited consolidated financial statements, which are incorporated by reference herein. These unaudited consolidated financial statements have been prepared on a basis consistent with Medical Properties’ audited consolidated financial statements. In the opinion of Medical Properties’ management, the unaudited summary historical consolidated financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Historical results are not necessarily indicative of the results to be expected in the future.

As of September 30, 2011, Medical Properties Trust, Inc. had a 99.8% equity ownership interest in MPT Operating Partnership, L.P. Medical Properties Trust, Inc. has no significant operations other than as the sole member of its wholly owned subsidiary, Medical Properties Trust, LLC, which is the sole general partner of MPT Operating Partnership, L.P., and no material assets, other than its direct and indirect investment in MPT Operating Partnership, L.P. There is no significant difference between MPT Operating Partnership, L.P.’s net income and Medical Properties Trust, Inc.’s net income.

We derived the summary unaudited pro forma consolidated financial data from Medical Properties’ unaudited pro forma condensed consolidated financial statements set forth in this prospectus under the heading “Unaudited pro forma condensed consolidated financial statements.” The unaudited pro forma condensed consolidated financial statements are based on Medical Properties’ audited and unaudited historical consolidated financial statements, which are incorporated by reference herein, and those of Ernest, which are incorporated by reference herein, after giving effect to the Ernest Acquisition Transactions. These unaudited pro forma condensed consolidated financial statements were prepared based upon the purchase method of accounting for the real estate acquired and our expected election to use the fair value option when accounting for our equity and loan investments in Ernest in accordance with GAAP and by applying the assumptions and adjustments described in the notes accompanying such financial statements. We do not expect to consolidate the financial statements of Ernest, which is how we have treated it for purposes of the unaudited pro forma condensed consolidated financial statements. The summary unaudited pro forma condensed consolidated financial statements presented below gives effect to the Ernest Acquisition Transactions as if they occurred on January 1, 2010 and January 1, 2011 for the pro forma operating data for December 2010 and nine months ended September 2011, respectively, and as of September 30, 2011 for the pro forma balance sheet data.

The unaudited pro forma condensed consolidated financial statements adjust the historical financial information to give effect to pro forma events that are directly attributable to the Ernest Acquisition Transactions, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, and the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Ernest Acquisition Transactions taken place on the dates noted, or the future financial position or operating results of our company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

You should read the following summary historical and unaudited pro forma consolidated financial data in conjunction with “Capitalization” and “Unaudited pro forma condensed consolidated financial statements.” In addition, this information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated by reference herein from Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended and Medical Properties’ consolidated financial statements and the related notes thereto included elsewhere in this prospectus and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and Ernest’s consolidated financial statements and the related notes thereto, which are incorporated by reference herein from Medical Properties’ Current Report on Form 8-K, filed by Medical Properties with the SEC on January 31, 2012. See “Where you can find more information” and “Incorporation of certain information by reference.”

	Year ended December 31,			Nine months ended September 30,		Pro forma
(in thousands, except per share amounts)	2008(1)	2009(1)	2010(1)	2010(1)	2011(1)	Year ended December 31, 2010	Nine months ended September 30, 2011

Operating data
Total revenue	$107,070	$118,809	$121,847	$90,095	$109,937	$166,329	$143,298
Depreciation and amortization	(22,385)	(22,628)	(24,486)	(18,100)	(24,678)	(29,736)	(28,616)
Property-related and general and administrative expenses	(23,757)	(24,898)	(32,942)	(23,901)	(24,243)	(32,928)	(24,108)
Impairment charge	—	—	(12,000)	(12,000)	(564)	(12,000)	(564)
Interest and other income	86	43	1,518	1,488	58	1,518	58
Debt refinancing costs	—	—	(6,716)	(6,556)	(14,214)	(6,716)	(14,214)
Interest expense	(42,424)	(37,656)	(33,993)	(26,106)	(32,462)	(49,337)	(43,939)

Income from continuing operations	18,590	33,670	13,228	4,920	13,834	37,130	31,915
Non-controlling interests share in earnings	(33)	(37)	(99)	(63)	(131)	(99)	(131)

Income from continuing operations attributable to Medical Properties common stockholders	$18,557	$33,633	$13,129	$4,857	$13,703	$37,031	$31,784

Other data
Dividends declared per share	$1.01	$0.80	$0.80	$0.60	$0.60	$0.80	$0.60

(in thousands)	As of December 31, 2010(1)	As of September 30, 2011(1)	Pro forma as of September 30, 2011

Balance sheet data
Real estate assets including mortgage loans—at cost	$1,197,369	$1,423,288	$1,723,288
Real estate accumulated depreciation and amortization	(76,094)	(100,772)	(100,772)
Other loans	50,985	56,131	149,331
Cash and equivalents	98,408	114,368	208,530
Other assets	78,146	102,674	111,974

Total assets	$1,348,814	$1,595,689	$2,092,351
Debt, net	$369,970	$649,013	$929,013
Other liabilities	79,268	109,012	109,012
Total Medical Properties Trust, Inc. stockholders’ equity	899,462	837,564	1,054,226
Non-controlling interests	114	100	100

Total equity	$899,576	$837,664	$1,054,326

Total liabilities and equity	$1,348,814	$1,595,689	$2,092,351

	Fiscal year ended December 31,						Nine months ended September 30,
(in thousands, except for ratios)	2008(1)		2009(1)		2010(1)		2011

Other data
EBITDA(2)	$100,461		$100,504		$91,525		$ 85,681
Adjusted EBITDA(2)	$110,329		$101,305		$103,909		$ 91,272
Net debt to Adjusted EBITDA(2)	5.61	x	5.54	x	2.61	x
Pro Forma Adjusted EBITDA(3)					$148,391		$124,633

(1)	Medical Properties invested $469.5 million, $15.6 million and $158.4 million in real estate in 2008, 2009 and 2010, respectively, and $85.7 million and $219.9 million during the nine months ended September 30, 2010 and 2011. The results of operations resulting from these investments are reflected in Medical Properties’ consolidated financial statements from the dates invested. See Note 3 in Item 8 of Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and Note 3 in Item 1 of our Combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 for further information on acquisitions of real estate, new loans and other investments. Medical Properties funded these investments generally from issuing common stock, utilizing additional amounts of our revolving credit facility, incurring additional debt or from the sale of facilities. See Notes 4, 9 and 11 in Item 8 on Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and Notes 4, 5 and 9 in Item 1 of our Combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 for further information regarding our debt, common stock and discontinued operations, respectively.

(2)

We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA, are useful supplemental performance measures because they allow investors to view Medical Properties’ performance without the impact of non-cash depreciation and amortization or the cost of debt. EBITDA includes both continuing and discontinued operations. Adjusted EBITDA is EBITDA adjusted to eliminate the impact of gains and losses on asset sales, impairment charges, write off of straight line rent, property-related expenses, executive severance and acquisitions costs. In calculating Net debt to Adjusted EBITDA, we have subtracted from net debt all cash on the balance sheet as of each applicable fiscal year end. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of Medical Properties’ performance is limited. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur charges, costs and expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplement to net income (computed in accordance with GAAP) as a measure of Medical Properties’ financial performance. Other REITs may calculate EBITDA and Adjusted EBITDA differently than Medical Properties does; accordingly, Medical Properties’ EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA as described above may not be calculated on the same basis as “Consolidated EBITDA” is calculated under the indenture governing the notes. For a description of how “Consolidated EBITDA” is calculated under the indenture governing the notes, see “Description of notes—Certain definitions.”

(3)	Pro Forma Adjusted EBITDA for the year ended December 31, 2010 and the nine months ended September 30, 2011 represents Medical Properties’ Adjusted EBITDA after giving effect to rent, straight-line rent and interest income that would have been earned by us had the Ernest Acquisition Transactions occurred on January 1, 2010 and January 1, 2011, respectively, as described under the heading “Unaudited pro forma condensed consolidated financial statements.” Adjustments exclude any interest (including deferred financing amortization/write-off), depreciation or tax impact from the Transactions as these items are excluded from the definition of EBITDA. We believe that Pro Forma Adjusted EBITDA provides useful information to investors regarding Medical Properties’ financial condition and results of operations because Pro Forma Adjusted EBITDA is useful in evaluating Medical Properties’ ongoing operating performance giving effect to the Ernest Acquisition Transactions. Because Pro Forma Adjusted EBITDA is calculated before recurring cash charges including interest expense and income taxes, excludes capitalized costs, such as leasing commissions, and is not adjusted for other recurring cash requirements of Medical Properties’ business, its utility as a measure of Medical Properties’ performance is limited. Accordingly, Pro Forma Adjusted EBITDA should be considered only as supplement to operating cash flow (computed in accordance with GAAP) as a measure of Medical Properties’ liquidity.

The following table shows the reconciliation of net income to EBITDA and Adjusted EBITDA, and Pro Forma Adjusted EBITDA.

	Fiscal year ended December 31,			Nine months ended September 30,
(in thousands)	2008	2009	2010	2011

Net income	$32,700	$36,330	$22,913	$13,844
Interest expense (including debt refinancing costs)	42,338	37,613	40,731	46,537
Taxes	(1,112)	252	1,571	46
Depreciation and amortization	26,535	26,309	26,310	25,254

EBITDA	100,461	100,504	91,525	85,681

Gains on asset sales	(9,305)	(278)	(10,566)	(5)
Impairment charges	—	—	12,000	564
Write off of straight-line rent	14,037	1,079	3,694	—
Property-related expenses	5,136	—	2,400	1,846
Executive severance	—	—	2,830	—
Acquisitions costs	—	—	2,026	3,186

Adjusted EBITDA	$110,329	$101,305	$103,909	$91,272

Rent billed from Ernest Acquisition Transactions			18,000	13,500

Straight-line rent from Ernest Acquisition Transactions			3,502	2,626

Interest income from Ernest Acquisition Transactions			22,980	17,235

Pro forma adjustments			$44,482	$33,361

Pro Forma Adjusted EBITDA			$148,391	$124,633

Risk factors

An investment in the notes involves various risks, including those described below and those included in Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, which is incorporated herein by reference. These risks are not the only ones faced by us. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes could decline due to any of the materialization of any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere and incorporated by reference in this prospectus. Please refer to the section entitled “Forward-looking statements.”

Risks related to the Ernest Acquisition Transactions

If the Ernest Acquisition Transactions are completed, we may be subject to additional risks.

In addition to the risks described in Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, relating to healthcare facilities that we may purchase from time to time, we would also be subject to additional risks if the Ernest Acquisition Transactions are consummated, including without limitation the following:

•	we have no previous business experience with the tenants at the Acquired Facilities, and we may face difficulties in the integration of them;

•

underperformance of the Acquired Facilities due to various factors, including unfavorable terms and conditions of the existing lease agreements relating to the facilities, disruptions caused by the integration of tenants with us or changes in economic conditions;

•	diversion of our management’s attention away from other business concerns;

•	exposure to any undisclosed or unknown potential liabilities relating to the Acquired Facilities; and

•	potential underinsured losses on the Acquired Facilities.

We cannot assure you that we would be able to integrate the Acquired Facilities without encountering difficulties or that any such difficulties will not have a material adverse effect on us.

In addition, some of the properties may be acquired through the Ernest Acquisition Transactions of all of the ownership interests of the entity that owns such property. Such an acquisition at the entity level rather than the asset level may expose us to any additional risks and liabilities associated with the acquired entity.

We have made minority investments in the operators of certain of our healthcare facilities and the Ernest Acquisition Transactions contemplate that we will make a similar minority investment in the operator of the Ernest facilities; the cash flows from this investment are subject to more volatility than our cash flow from properties with traditional triple-net leasing structure.

We make minority investments in the operators of certain of our healthcare facilities and the Ernest Acquisition Transactions contemplate that we will make a similar investment in the operator of the Ernest facilities utilizing the Housing and Economic Recovery Act of 2008 and taxable REIT subsidiary structure. The Ernest Acquisition Transactions, if consummated, will result in us having a minority investment in the operator of the Ernest facilities. Accordingly, the cash flows on this investment will be dependent upon the operator of the Ernest facilities and will vary from time to time depending on the success of the operator. As a result, the cash flow from this investment may be more volatile than cash flow from rent pursuant to the triple-net lease agreements with our tenants and interest income from loans to our tenants. Our business, results of operations and financial condition may be adversely affected if the operator of the Ernest facilities fails to successfully operate the facilities efficiently, effectively and in a manner that is in our best interest.

Our revenues are dependent upon our relationship with, and success of, Ernest and Prime.

After giving effect to the Ernest Acquisition Transactions and the Fourth Quarter Events, as of September 30, 2011, our portfolio would have consisted of 78 properties: 67 facilities (of the 72 facilities that we own, of which two are subject to long-term ground leases) were leased to 20 tenants, one was not under lease as it was under re-development, four were under development, and the remaining assets were in the form of first mortgage loans to two operators. After giving effect to the Ernest Acquisition Transactions and the Fourth Quarter Events, as of September 30, 2011, affiliates of Prime would have leased or mortgaged 12 facilities, representing 21.7% of the original total cost of our operating facilities and mortgage loan and subsidiaries of Ernest would have leased or mortgaged 16 facilities, representing 20.8% of the original total cost of our operating facilities and mortgage loans. For the nine months ended September 30, 2011, on a pro forma basis to give effect to the Transactions and excluding revenue from properties sold in the fourth quarter, total revenue from Prime and Ernest would have been $32.4 million and $33.4 million, respectively, or 22.2% and 22.9%, respectively, of total revenue for the nine months ended September 30, 2011.

Our relationship with Prime and Ernest, and their respective financial performance and resulting ability to satisfy their lease and loan obligations to us are material to our financial results and our ability to service our debt and make distributions to our stockholders. We are dependent upon the ability of Prime and Ernest to make rent and loan payments to us, and their failure or delay to meet these obligations could have a material adverse effect on our financial condition and results of operations.

Taxable REIT subsidiaries are subject to corporate-level taxes and transactions with taxable REIT subsidiaries may be subject to excise tax.

In connection with the Ernest Acquisition Transactions, we intend to enter into multiple leases and other transactions with our taxable REIT subsidiary and its subsidiaries. A taxable REIT subsidiary may generally hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT but a taxable REIT subsidiary is also subject to applicable U.S. federal, state and local income taxes. In addition, under applicable rules, transactions such as leases between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s length basis may be subject to a 100% excise tax. Imposition of a 100% excise tax could have a material adverse effect on our financial condition and results of operations and could adversely effect the trading price of our common stock.

Risks related to the notes and the offering

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and our subsidiaries may incur additional indebtedness, including secured indebtedness.

As of September 30, 2011, and on a pro forma basis to give effect to the Transactions, the Issuers and the Guarantors would have had total outstanding indebtedness of approximately $874.9 million (none of which would have been secured indebtedness), $398.7 million available to us for borrowing under our revolving credit facility and our subsidiaries that will not guarantee the notes would have had $54.1 million of indebtedness and other liabilities of $6.2 million, all of which would have been structurally senior to the notes. During 2010 and the nine months ended September 30, 2011, our subsidiaries that will not guarantee the notes had revenues of $27.1 million and $17.4 million, respectively, or 22.2% and 15.9%, respectively, of consolidated revenues.

Our indebtedness could have significant adverse consequences to us and the holders of the notes, such as:

•

requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•

restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

•

exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions; and

•	limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.

Furthermore, as of September 30, 2011, on a pro forma basis to give effect to the Transactions, we would have had $119.6 million of indebtedness that bore interest at variable rates. In addition, our future borrowings may bear interest at variable rates. If interest rates increase significantly, our ability to borrow additional funds may be reduced and the risk related to our indebtedness would intensify.

In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Subject to the restrictions that are expected to be contained in our new term loan facility and the indenture governing the notes offered hereby and that are contained in our revolving credit facility and the indenture governing our outstanding 6.875% senior notes due 2021 (the “2011 Notes”), we may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of these agreements contain or will contain restrictions on the incurrence of additional indebtedness, these restrictions are or will be subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If the offering of common stock by Medical Properties is not consummated as expected, we may incur additional debt to finance the Ernest Acquisition Transactions. If we incur additional debt in the future, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our revolving credit facility, the availability of which depends on, among other things, our complying with the covenants in the indenture that will govern the notes.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Our new term loan facility, revolving credit facility, the indenture governing our 2011 Notes and the indenture governing the notes offered hereby may restrict, or market or business conditions may limit, our ability to avail ourselves to some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Our revolving credit facility and the indenture governing our 2011 Notes contain and our new term loan facility and the indenture governing the notes offered hereby will contain, and any instruments governing future indebtedness of ours may contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of Medical Properties’ capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated to the notes;

•	make certain investments;

•	sell or transfer assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under our new term loan facility, revolving credit facility, the indenture governing our 2011 Notes and the indenture governing the notes offered hereby. Upon a default, unless waived, the lenders under our new term loan facility and revolving credit facility could elect to terminate their commitments, cease making further loans and force us into bankruptcy or liquidation. Holders of our 2011 Notes and the notes offered hereby would also have the ability ultimately to force us into bankruptcy or liquidation, subject to the indentures governing our 2011 Notes and the notes offered hereby. In addition, a default (or an event of default) under our new term loan facility, our revolving credit facility, the indenture governing our 2011 Notes or the notes offered hereby may trigger a cross default under our other agreements and could trigger a cross-default or cross-acceleration under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of notes” and “Description of other material indebtedness.”

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary’s obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the notes when due, depends on our subsidiaries’ ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations, other than under the guarantee of the notes for the majority of our subsidiaries, to make any funds available to us.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our new term loan facility, our revolving credit facility, and the indenture governing our 2011 Notes, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our New Term Loan Facility, our revolving credit facility, and the indenture governing our 2011 Notes or the notes offered hereby, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our new term loan facility and revolving credit facility could elect to terminate their commitments, cease making further loans and we could be forced into bankruptcy or liquidation, as applicable. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our new term loan facility and revolving credit facility to avoid being in default. If we breach our covenants under our new term loan facility and revolving credit facility and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under our new term loan facility and revolving credit facility, the 2011 Notes, the notes and the guarantors’ obligations under their guarantees of borrowings under our new term loan facility, revolving credit facility, the 2011 Notes and the notes will be unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.

Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes.

We conduct all of our operations through our subsidiaries. Subject to certain limitations, the indenture governing the notes permits us to form or acquire subsidiaries that are not guarantors of the notes and permits such non-guarantor subsidiaries to acquire assets and incur indebtedness, and, as a result, noteholders would not have any claim as a creditor against any such subsidiaries. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of our other subsidiaries as equity holders, and thus be available to satisfy our and the guarantors’ obligations under the notes and guarantees of the notes.

As of September 30, 2011 and on a pro forma basis to give effect to the consummation of the Transactions, our subsidiaries that will not guarantee the notes would have had $54.1 million of indebtedness and other liabilities of $6.2 million and assets of $308.7 million or 14.8% of our company’s consolidated total assets. During 2010 and the nine months ended September 30, 2011, our subsidiaries that will not guarantee the notes had revenues of $27.1 million and $17.4 million, respectively, or 22.2% and 15.9%, respectively, of our company’s consolidated revenues.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture, with certain exceptions, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture and any such default could result in a default under certain of our other indebtedness, including our new term loan facility, our revolving credit facility and the indenture governing our 2011 Notes. In addition, a change of control may constitute an event of default under our new term loan facility and revolving credit facility.

There is no established trading market for the notes. If an actual trading market does not develop for the notes, you may not be able to resell them quickly, for the price that you paid or at all.

The notes will constitute a new issue of securities and there is no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation of the notes on any automated dealer quotation systems. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. Each underwriter may discontinue any market making in the notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for the notes.

We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

•	prevailing interest rates;
•	our operating performance and financial condition;
•	the interest of securities dealers in making a market; and
•	the market for similar securities.

It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the notes, regardless of our prospects and financial performance.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.

Medical Properties and certain of the Operating Partnership’s subsidiaries will guarantee the obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer, insolvency, fictitious indebtedness and similar laws, a court may avoid or otherwise decline to enforce a guarantor’s guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable guarantor received less than reasonably equivalent value or fair consideration in exchange for its issuance of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

•

under the fictitious indebtedness laws of some states, the presence of the above-listed factors is not required for a guarantee to be invalidated. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration in exchange for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer, insolvency and similar laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor, as applicable, would be considered insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent and unliquidated liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s overall creditor body, and accordingly the court might direct you to repay any amounts that you had already received from such guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable or avoidable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s direct liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. Although overturned on other grounds, in a recent Florida bankruptcy case, such a provision was found to be ineffective to protect the guarantee.

MPT Finance Corporation has no material assets or operations and provides no credit support for the notes.

MPT Finance Corporation is a wholly-owned subsidiary of the Operating Partnership and was formed for the sole purpose of being a co-issuer of some of the Operating Partnerships’ indebtedness. It has no material assets or operations. You should not rely upon MPT Finance Corporation to make payments on the notes.

If the Ernest Acquisition Transactions are not consummated by May     , 2012, we will be required to redeem the notes. If this occurs, you may realize a lower return on your investment than if the notes had been held through maturity.

Until the satisfaction of the escrow release conditions, the escrow agent will hold the proceeds from the offering of the notes together with additional amounts sufficient to redeem the notes in a segregated escrow account for the benefit of the holders of the notes. The release of the escrowed funds will be conditioned upon the consummation of the Ernest Acquisition Transactions being satisfied or waived by May     , 2012 and there being no event of default under the indenture governing the notes offered hereby at such time. There can be no assurance that such conditions will be satisfied or waived by such date and/or that no event of default will exist.

If prior to the date specified above the Ernest Acquisition Transactions are not consummated or the other conditions to release of the escrowed funds are not timely met, we will be required to redeem the notes at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date. See “Description of notes—Special mandatory redemption.” Upon such redemption, you may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns.

If a bankruptcy or reorganization case is commenced, bankruptcy laws may prevent the trustee from releasing the escrowed funds.

If we or any of our subsidiaries commence a bankruptcy or reorganization case, or one is commenced against us, the applicable bankruptcy laws may prevent the trustee under the indenture governing the notes from foreclosing on, and the securities intermediary from releasing, the escrowed funds. Under the applicable bankruptcy laws, secured creditors, such as the trustee on behalf of the holders of the notes, are prohibited from foreclosing upon or disposing of a debtor’s property without prior bankruptcy court approval.

If the notes are issued with OID, a holder subject to U.S. federal income tax generally will be required to accrue income before such holder receives cash attributable to OID on the notes.

The notes may be issued with OID for U.S. federal income tax purposes. If the notes are issued with OID, holders subject to U.S. federal income taxation generally will be required to include the OID In gross income (as ordinary income) for U.S. federal income tax purposes as it accrues (on a constant yield basis), in advance of the receipt of cash payments to which such OID is attributable (regardless of the holder’s method of tax accounting for U.S. federal income tax purposes). For further discussion of the computation and reporting of OID, see “United States federal income tax considerations.”

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

The notes may be issued with OID. If the notes are issued with OID and if a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price of the notes; and

•	that portion of the OID that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any OID that was not authorized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

Unaudited pro forma condensed consolidated financial statements

The unaudited pro forma condensed consolidated statements of income and balance sheet (which we refer to as the pro forma financial statements) adjust Medical Properties’ historical consolidated financial statements for the acquisition of real estate of Ernest and new investments in loans to Ernest and equity interests in Ernest to illustrate the effect of the Ernest Acquisition Transactions. The pro forma financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•

Medical Properties’ consolidated financial statements for the year ended December 31, 2010 and for the nine months ended September 30, 2011 and the notes relating thereto, incorporated herein by reference; and

•

the consolidated financial statements of Ernest for the year ended December 31, 2010 and for the nine months ended September 30, 2011 and the notes relating thereto, which are incorporated herein by reference to Medical Properties’ Current Report on Form 8-K filed with the SEC on January 31, 2012.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Ernest Acquisition Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of income (which we refer to as the pro forma statements of income), expected to have a continuing impact on Medical Properties’ results. The pro forma statements of income for the year ended December 31, 2010 and for the nine months ended September 30, 2011, give effect to the Ernest Acquisition Transactions as if they occurred on January 1, 2010 and January 1, 2011, respectively. The unaudited pro forma condensed consolidated balance sheet (which we refer to as the pro forma balance sheet) as of September 30, 2011, gives effect to the Ernest Acquisition Transactions as if they occurred on September 30, 2011.

As described in the accompanying notes, the unaudited pro forma condensed consolidated financial statements have been prepared using the acquisition method of accounting for the real estate acquired and based on our expected election to use the fair value option when accounting for the equity and loan investments in Ernest, in each case, in accordance with GAAP and the regulations of the SEC. We have been treated as the acquirer of real estate in the transaction for accounting purposes. The purchase accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma financial statements are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements. Differences between these preliminary estimates and the final accounting will occur and these differences could have a material impact on the pro forma financial statements and Medical Properties’ future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what Medical Properties’ results of operations and financial position would have been had the Ernest Acquisition Transactions been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of our company.

As of September 30, 2011, Medical Properties Trust, Inc. had a 99.8% equity ownership interest in MPT Operating Partnership, L.P. Medical Properties Trust, Inc. has no significant operations other than as the sole member of its wholly owned subsidiary, Medical Properties Trust, LLC, which is the sole general partner of MPT Operating Partnership, L.P., and no material assets, other than its direct and indirect investment in MPT Operating Partnership, L.P. There is no significant difference between MPT Operating Partnership, L.P.’s net income and Medical Properties Trust, Inc.’s net income.

Medical Properties Trust, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands, except per share amounts)	Medical properties trust, inc. historical September 30, 2011	Ernest pro forma adjustments		Medical properties trust, inc. pro forma September 30, 2011

		(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,258,288	$200,000		$1,458,288
Mortgage loans	165,000	100,000		265,000

Gross investment in real estate assets	1,423,288	300,000		1,723,288
Accumulated depreciation and amortization	(100,772)	—		(100,772)

Net investment in real estate assets	1,322,516	300,000		1,622,516
Cash and cash equivalents	114,368	94,162	(A)	208,530
Interest and rent receivable	28,822	—		28,822
Straight-line rent receivable	34,603	—		34,603
Other loans	56,131	93,200		149,331
Investment in Ernest	—	3,300	(B)	3,300
Other assets	39,249	6,000		45,249

Total Assets	$1,595,689	$496,662		$2,092,351

Liabilities and Equity
Liabilities
Debt, net	$649,013	$280,000	(C)	$929,013
Accounts payable and accrued expenses	57,666	—		57,666
Deferred revenue	23,576	—		23,576
Lease deposits and other obligations to tenants	27,770	—		27,770

Total liabilities	758,025	280,000		1,038,025
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—		—
Common stock, $0.001 par value. Authorized 150,000 shares; issued and outstanding—110,647 shares at September 30, 2011, actual, and 134,222 shares at September 30, 2011, as adjusted	111	23		134
Additional paid in capital	1,054,040	218,639		1,272,679
Distributions in excess of net income	(204,343)	(2,000)		(206,343)
Accumulated other comprehensive loss	(11,982)	—		(11,982)
Treasury shares, at cost	(262)	—		(262)

Total Medical Properties Trust, Inc. stockholders’ equity	837,564	216,662		1,054,226

Non-controlling interests	100	—		100

Total equity	837,664	216,662		1,054,326

Total Liabilities and Equity	$1,595,689	$496,662		$2,092,351

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands)	Medical Properties Trust, Inc. historical for the nine months ended September 30, 2011	Ernest pro forma adjustments		Medical Properties Trust, Inc. pro forma for the nine months ended September 30, 2011

Revenues
Rent billed	$88,519	$13,500	(D)	$102,019
Straight-line rent	5,606	2,626	(E)	8,232
Interest and fee income	15,812	17,235	(F)	33,047

Total revenues	109,937	33,361		143,298

Expenses
Real estate depreciation and amortization	24,678	3,938	(G)	28,616
Impairment charge	564	—		564
Property-related	629	—		629
Acquisition expenses	3,186	(135	) (H)	3,051
General and administrative	20,428	—		20,428

Total operating expenses	49,485	3,803		53,288

Operating income	60,452	29,558		90,010

Other income (expense)
Interest and other income	58	—		58
Earnings of Ernest	—	—	(I)	—
Debt refinancing costs	(14,214)	—		(14,214)
Interest expense	(32,462)	(11,477	) (J)	(43,939)

Net other expense	(46,618)	(11,477)		(58,095)

Income from continuing operations	13,834	18,081		31,915
Non-controlling interest share in earnings	(131)	—		(131)

Income from continuing operations attributable to MPT common stockholders	$13,703	$18,081		$31,784

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands)	Medical Properties Trust, Inc. historical for the twelve months ended December 31, 2010	Ernest pro forma adjustments		Medical Properties Trust, Inc. pro forma for the twelve months ended December 31, 2010

Revenues
Rent billed	$92,785	$18,000	(D)	$110,785
Straight-line rent	2,074	3,502	(E)	5,576
Interest and fee income	26,988	22,980	(F)	49,968

Total revenues	121,847	44,482		166,329

Expenses
Real estate depreciation and amortization	24,486	5,250	(G)	29,736
Impairment charge	12,000	—		12,000
Property-related	4,407			4,407
Acquisition expenses	2,026	(14	) (H)	2,012
General and administrative	26,509			26,509

Total operating expenses	69,428	5,236		74,664

Operating income	52,419	39,246		91,665

Other income (expense)
Interest and other income	1,518	—		1,518
Earnings of Ernest	—	—	(I)	—
Debt refinancing costs	(6,716)	—		(6,716)
Interest expense	(33,993)	(15,344	) (K)	(49,337)

Net other expense	(39,191)	(15,344)		(54,535)

Income from continuing operations	13,228	23,902		37,130
Non-controlling interest share in earnings	(99)	—		(99)

Income from continuing operations attributable to MPT common stockholders	$13,129	$23,902		$37,031

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A) On January 31, 2012, we entered into definitive agreements to purchase the real estate of and provide mortgage loan financing to Ernest and acquire 49% interest in Ernest Holdings. We plan to finance this transaction with the combination of proceeds from this offering, borrowings under our revolving credit facility and our term loan. The sources and uses of the Ernest Acquisition Transactions are as follows:

Sources:
Common Stock	$229,856
Proceeds from term loan	80,000
Notes offered hereby	200,000

Total sources	$509,856

Uses:
Real estate acquired of Ernest	$200,000
Mortgage loan to Ernest	100,000
Acquisition loan to Ernest	93,200
Equity investment in Ernest	3,300
Cash for general corporate purposes	94,162
Estimated legal, accounting, consulting, travel and related expenses	19,194

Total uses	$509,856

(B) Equity investment in Ernest assumes our election of the fair value option when accounting for this investment. Changes in the fair value of our investment will be reflected in this line item.

(C) Consists of $80.0 million of borrowings under our new term loan facility and $200.0 million of the proceeds from the notes offered hereby.

(D)	Real estate assets acquired and leased	$200,000
	Initial lease rate per master sublease agreement	9%

	Annualized rent billed	$18,000

	Rent billed for nine months	$13,500

(E) Straight line rent assumes $200 million of real estate assets acquired, leased at an initial 9% rate with minimum annual rent escalations of 2%, and a 20 year term.

(F)

Mortgage loans	$100,000
Initial interest rate	9%

Annual interest income from mortgage loans	$9,000
Acquisition loan	$93,200
Initial interest rate	15%

Annual interest income from acquisition loan	$13,980

Total annual interest income	$22,980

Total interest income for nine months	$17,235

(G) Depreciation based off the following assumptions:

	Estimated value allocated	Estimated useful life	Estimated depreciation expense

Land	$10,000	Not applicable	$—
Intangibles	20,000	20 years	1,000
Building	170,000	40 years	4,250

	$200,000		$5,250	Annual amount

			$3,938	Nine months amount

(H) Excludes acquisition expenses incurred during the period because acquisition assumed to be completed as of the beginning of the year.

(I) Assumes we have elected the fair value option when accounting for our equity interest in Ernest and our initial investment equates to fair value. Changes in the fair value of our investment will be reflected in this line item.

(J) Incremental interest expense estimated as follows:

	Borrowing	Interest rate		Incremental interest expense

New term loan	$80,000	2.47	%(1)	$(1,978)
Notes offered hereby	200,000	6.25	%(2)	(12,500)
Incremental debt issuance cost amortization—new term loan				(199)
Incremental debt issuance cost amortization—revolving credit facility				(176)
Incremental debt issuance cost amortization—Notes offered hereby				(450)

Total annual incremental interest expense				$(15,303)

Incremental interest expense for nine months				$(11,477)

(1)	Assumes term loan interest using a 2.25% spread plus average LIBOR rate of 0.22%.
(2)	Assumes rate of 6.25%. If the actual rate is 50 basis points lower or higher than the rate assumed, our interest expense would decrease by $0.8 million or increase by $0.8 million, respectively.

(K) Incremental interest expense estimated as follows:

	Borrowing	Interest rate		Incremental interest expense

New term loan	$80,000	2.52	%(1)	$(2,019)
Notes offered hereby	200,000	6.25	%(2)	(12,500)
Incremental debt issuance cost amortization—new term loan				(199)
Incremental debt issuance cost amortization—revolving credit facility				(176)
Incremental debt issuance cost amortization—Notes offered hereby				(450)

Total annual incremental interest expense				$(15,344)

(1)	Assumes term loan interest using a 2.25% spread plus average LIBOR rate of 0.27%.
(2)	Assumes rate of 6.25%. If the actual rate is 50 basis points lower or higher than the rate assumed, our interest expense would decrease by $1 million or increase by $1 million, respectively .

Use of proceeds

We expect that the net proceeds from this offering will be $             million after deducting underwriters’ discounts and our estimated expenses from this offering.

We intend to use the net proceeds from this offering to finance a portion of the Ernest Acquisition Transactions, which we anticipate will be consummated during the first quarter of 2012. Upon the consummation of the offering of the notes and in the event such consummation is not concurrent with the closing of the Ernest Acquisition Transactions, an amount equal to the proceeds from this offering will be placed in an escrow account together with any additional amounts needed to redeem the notes at their aggregate offering price, plus accrued and unpaid interest on the notes from the issue date up to, but not including, the redemption date, as described under “Description of notes—Special mandatory redemption.” If the Ernest Acquisition Transactions are not consummated by May         , 2012, then we will use the amount in the escrow account to redeem the notes offered hereby at the aggregate offering price plus accrued and unpaid interest up to, but not including, the redemption date.

We intend to fund the remainder of Ernest Acquisition Transactions, including the related costs and expenses, with the net proceeds from the public offering by Medical Properties of 23,575,000 shares of common stock (including 3,075,000 shares to be sold pursuant to the exercise in full of the equity underwriters’ over-allotment option), which priced for $9.75 per share on February 1, 2012 and borrowings under our new term loan facility.

We plan to use any remaining net proceeds from this offering, Medical Properties’ offering of 23,575,000 shares of common stock, and from borrowings under our new term loan facility for general corporate purposes, including debt repayment and funding any future acquisitions and investments.

The following table assumes we consummate the Ernest Acquisition Transactions and summarizes the approximate sources and approximate uses of the funds from the Transactions. As amounts payable under the Purchase Agreement related to the Ernest Acquisition Transactions are subject to adjustment, actual amounts at closing of the Ernest Acquisition Transactions may be different. Furthermore, the release of the net proceeds from this offering from escrow is conditioned upon, among other things, the satisfaction or waiver of the conditions precedent to the consummation of the Ernest Acquisition Transactions, but is not conditioned upon the sources of funds we use to finance the Ernest Acquisition Transactions. Accordingly, the actual sources of funds may be different than the approximations if, for instance, Medical Properties’ offering of common stock does not close or does not close for the amount anticipated.

Sources (in thousands)		Uses

Gross proceeds from notes offered hereby	$200,000	Financing Ernest Acquisition Transactions	$396,500
Gross proceeds from offering of common stock by Medical Properties(1)	229,856	Fees and expenses relating to the Transactions(3)	19,194
Borrowings under the new term loan facility(2)	80,000	General corporate purposes	94,162

Total sources	$509,856	Total uses	$509,856

(1)	Includes 3,075,000 shares to be sold pursuant to the exercise in full of the underwriters’ over-allotment option.

(2)	The new term loan facility is expected to provide for an $80.0 million term loan. See “Description of other material indebtedness—Our new and existing credit facilities.” We cannot assure you that we will be able to successfully establish the new term loan facility on the terms described herein or at all.

(3)	Amount reflects the estimate of fees and expenses associated with the Transactions, including the fee payable to an affiliate of RBC Capital Markets, LLC, a joint book-running underwriter in this offering, with respect to financial advisory services provided in connection with the Ernest Acquisition Transactions, underwriting discounts and commissions for this offering and the offering of Medical Properties’ common stock, the credit facility arrangement fee as well as legal, accounting and other professional fees related to the Transactions.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2011:

•	on an actual basis;

•	on an as adjusted basis giving effect to:

(1) this offering of $200.0 million aggregate principal amount of notes;

(2) the offering and sale of 23,575,000 shares of Medical Properties’ common stock (including 3,075,000 shares to be sold pursuant to the exercise in full of the equity underwriters’ over-allotment option), which priced at $9.75 per share on February 1, 2012 and is expected to close on February 7, 2012;

(3) borrowings of $80.0 million under our new term loan facility; and

(4) application of the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, and the offering of common stock by Medical Properties, after deducting the underwriting discount and commissions and our estimated offering expenses, and borrowings under our new term loan facility to finance the Ernest Acquisition Transactions, and the fees, costs and expenses related thereto and for general corporate purposes as described in “Use of proceeds.”

As amounts payable under the Purchase Agreement related to the Ernest Acquisition Transactions are subject to adjustment, actual amounts at closing of the Ernest Acquisition Transactions may be different. Furthermore, the release of the net proceeds from this offering from escrow is conditioned upon, among other things, the satisfaction or waiver of the conditions precedent to the consummation of the Ernest Acquisition Transactions, but is not conditioned upon the sources of funds we use to finance the Ernest Acquisition Transactions. Accordingly, the actual sources of funds may be different than the approximations if, for instance, Medical Properties’ offering of common stock does not close or does not close for the amount anticipated. Accordingly, the actual amounts may differ materially from those shown below in the “As adjusted” column.

	As of September 30, 2011
(amounts in thousands)	Actual	As adjusted(1)

Cash and cash equivalents	$114,368	$208,530

Indebtedness:
Revolving credit facility(2)	$—	$—
New term loan facility(3)	—	80,000
MPT of North Cypress, L.P. revolving credit facility(4)	39,600	39,600
Notes offered hereby	—	200,000
6.875% senior notes due 2021(5)	450,000	450,000
6.125% exchangeable senior notes due 2011 (net of $23 in discounts)(6)	9,152	9,152
9.25% exchangeable senior notes due 2013 (net of $225 in discounts)(5)	10,775	10,775
Senior unsecured notes due 2016(7)	125,000	125,000
Northland mortgage loan(8)	14,486	14,486

Total long-term debt	$649,013	$929,013
Equity (including non-controlling interest)	837,664	1,054,326

Total capitalization	$1,486,677	$1,983,339

(1)	Reflects 3,075,000 shares to be sold pursuant to the exercise in full of the underwriters’ over-allotment option in connection with the offering of Medical Properties’ common stock, which priced at $ 9.75 per share on February 1, 2012 and is expected to close on February 7, 2012.

(2)	On April 26, 2011, we entered into the revolving credit facility, which provides for a $330.0 million revolving credit facility. We expect to exercise the accordion feature under our revolving credit facility in an amount of $70.0 million. See “Description of other material indebtedness—New and existing credit facilities—Revolving credit facility.”

(3)	Our new term loan facility is expected to provide for an $80.0 million term loan. We expect to enter into the agreement governing our new term loan facility concurrently with the closing of the Ernest Acquisition Transactions. See “Prospectus summary—Recent developments—Financing transactions—Credit facilities.” We cannot assure you that we will be able to successfully establish our new term loan facility on the terms described herein or at all.

(4)	One of our subsidiaries, MPT of North Cypress, L.P., a Delaware limited partnership, is the borrower under a $42.0 million revolving credit facility that matures in 2012. As of September 30, 2011, we had $39.6 million outstanding under the MPT of North Cypress, L.P. revolving credit facility.

(5)	See “Description of other material indebtedness” for a description of our outstanding notes.

(6)	The principal amount of the 6.125% Exchangeable Senior Notes due 2011 became due and was paid on November 15, 2011. See “Prospectus summary—Recent developments—2011 fourth quarter events—Maturity of 6.125% exchangeable senior notes due 2011.”

(7)	At September 30, 2011, $65.0 million of our senior notes were fixed at a rate of 5.507% pursuant to our interest rate swap in effect at that time, while $60.0 million of our senior notes were fixed at a blended rate of 7.52%.”

(8)	In connection with our acquisition of the Northland LTACH Hospital on February 14, 2011, we assumed a $16.1 million mortgage that matures in January 2018.

You should read the above table in conjunction with the section entitled “Unaudited pro forma condensed consolidated financial statements” included herein and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and Medical Properties’ consolidated financial statements, related notes and other financial information that we have included and incorporated by reference into this prospectus and the consolidated financial statements and related notes of Ernest, which are incorporated into this prospectus by reference to Medical Properties’ Current Report on Form 8-K filed with the SEC on January 31, 2012.

Combined ratio of earnings to fixed charges

The following table sets forth our combined ratio of earnings to fixed charges:

	Years ended December 31,					Nine months ended September 30,
	2006	2007	2008	2009	2010	2011

Combined ratio of earnings to fixed charges	1.97x	1.72x	1.44x	1.90x	1.33x	1.28x

Our combined ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. “Earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent.

Description of other material indebtedness

Our new and existing credit facilities

New term loan facility

On January 25, 2012, we received a commitment letter and term sheet for an $80.0 million senior unsecured term loan facility, which we refer to as our new term loan facility, from JPMorgan Chase Bank, N.A., an affiliate of one of the joint book-running underwriters in this offering, and RBC Capital Markets, LLC, a joint book-running underwriter in this offering. The term sheet provides for customary financial and operating covenants, substantially consistent with our revolving credit facility, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio and interest coverage ratio, and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions. The term sheet also provides for customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants.

Effectiveness of our new term loan facility is subject to, among other things, definitive documentation and the satisfaction of customary closing conditions. We cannot assure you that we will be able to successfully establish our new term loan facility on the terms described herein or at all. We expect to close and fund our new term loan facility concurrently with the closing of the Ernest Acquisition Transactions.

Revolving credit facility

On April 26, 2011, we entered into an amended and restated revolving credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, KeyBank National Association, as syndication agent, and the several lenders from time to time parties thereto.

Our revolving credit facility provides for a $330 million revolving loan facility (the “Revolving Facility”), a swingline loan facility of up to 10% of the Revolving Facility (the “Swingline Facility”), and a letter of credit facility of up to 10% of the Revolving Facility (the “Letter of Credit Facility”). In connection with the offering of senior notes, we expect to amend our existing revolving credit facility in order to permit the prepayment of the notes, subject to certain terms and conditions, and to update certain financial covenants. Our revolving credit facility includes an accordion feature pursuant to which it may be increased to up to $400 million from $330 million. We requested an increase in our revolving credit facility in an amount of $70 million contemporaneously with the closing of our new term loan facility. We expect that the administrative agent under our revolving credit facility will arrange a syndicate of lenders willing to hold the requested incremental revolving commitments but we may not be able to find commitments for this incremental facility.

The maturity date of the Revolving Facility is October 31, 2015. The maturity date of any loan made under the Swingline Facility is the earlier of October 31, 2015 and the first date after such loan is made that is the 15th or last day of a calendar month and is at least 2 business days after such loan is made, and the maturity date of any letter of credit issued pursuant to the Letter of Credit Facility is the earlier of the first anniversary of the issuance of such letter of credit and the date that is 5 business days prior to October 31, 2015.

At our election, loans under the Revolving Facility may also be made as either ABR Loans or Eurodollar Loans. The applicable margin for ABR Loans under the Revolving Facility will initially be 1.60% and is adjustable on a sliding scale from 1.60% to 2.40% based on current total leverage. The applicable margin for Eurodollar Loans under the Revolving Facility will initially be 2.60% and is adjustable on a sliding scale from 2.60% to 3.40% based on current total leverage. Swingline Facility loans will bear interest at a rate equal to the rate of ABR Loans under the Revolving Facility. Letters of credit will bear interest at a rate equal to the applicable margin then in effect with respect to Eurodollar Loans under the Revolving Facility.

We may prepay our revolving credit facility at any time, subject to certain notice requirements. Borrowings under the our revolving credit facility are guaranteed by Medical Properties and the subsidiary guarantors pursuant to a Guarantee Agreement in favor of JPMorgan Chase Bank, N.A., as administrative agent. We are required to pay the lenders a quarterly commitment fee on the undrawn portion of our revolving credit facility, ranging from 0.375% to 0.50% per annum, based upon the amount of the undrawn portion of our revolving credit facility. We are also required to pay any lender issuing a letter of credit a fee of 0.20% per annum on the letter of credit obligations.

Our revolving credit facility contains customary financial and operating covenants, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio, unsecured interest coverage ratio and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends, and entering into affiliate transactions. Our revolving credit facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If an event of default occurs and is continuing under our revolving credit facility, the entire outstanding balance may become immediately due and payable.

MPT of North Cypress, L.P. revolving credit facility

In June 2007, one of our subsidiaries, MPT of North Cypress, L.P., a Delaware limited partnership, entered into a $42.0 million collateralized revolving credit facility that matures in 2012 that will not be repaid or terminated in connection with the Transactions. This facility incurs interest at the 30-day LIBOR plus 1.50% (1.77% at December 31, 2010). The amount available under the facility decreases $0.8 million per year until maturity. The facility is collateralized by one real estate property with a net book value of $56.5 million at December 31, 2010 and $55.4 million at September 30, 2011. At September 30, 2011, we had $39.6 million outstanding on this revolving credit facility and no additional availability. The weighted-average interest rate on this revolving bank credit facility was 1.74% for 2010. Because MPT of North Cypress, L.P. will not guarantee the Notes, all borrowings under this facility will be structurally senior to such notes.

2006 Senior unsecured notes

During 2006, we issued $125.0 million of Senior Unsecured Notes (the “2006 Senior Notes”). The 2006 Senior Notes were placed in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). At September 30, 2011, $65 million of the 2006 Senior Notes carried a variable rate of 2.67%, while the remaining $60 million was fixed at rates ranging from 7.333% to 7.715%. During the second quarter of 2010, we entered into an interest rate swap to fix $65 million of the 2006 Senior Notes, which started July 31, 2011 (date on which the interest rate turned variable) and will run through the maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of the 2006 Senior Notes starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date (or October 2016) at a rate of 5.675%. At September 30, 2011, the fair value of the interest rate swaps was $12.0 million. The outstanding aggregate principal amount of the 2006 Senior Notes was $125.0 million as of September 30, 2011.

Exchangeable senior notes

In November 2006, we issued and sold, in a private offering, $138.0 million of exchangeable senior notes (the “2006 Exchangeable Notes”). The principal amount of the 2006 Exchangeable Notes became due and payable and was repaid on November 15, 2011.

In March 2008, we issued and sold, in a private offering, $75.0 million of exchangeable senior notes (the “2008 Exchangeable Notes”). In April 2008, we sold an additional $7.0 million of the 2008 Exchangeable Notes pursuant to the underwriters’ overallotment option. The 2008 Exchangeable Notes pay interest semi-annually at a rate of 9.25% per annum and mature on April 1, 2013. The 2008 Exchangeable Notes had an initial exchange rate of 80.8898 shares of Medical Properties’ common stock per $1,000 principal amount, representing an exchange price of $12.36 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2008 Exchangeable Notes are exchangeable prior to the close of business on the second day immediately preceding the stated maturity date at any time beginning on January 1, 2013 and also upon the occurrence of specified events, for cash up to their principal amounts and cash or Medical Properties’ common shares for the remainder of the exchange value in excess of the principal amount. The 2008 Exchangeable Notes are senior unsecured obligations and are guaranteed by Medical Properties. In July 2011, we used a portion of the proceeds from the 2011 Notes to repurchase 85% of the outstanding 2008 Exchangeable Notes at a price of 118.5% of the principal amount plus accrued and unpaid interest (or $84.2 million) pursuant to a cash tender offer. Additionally, in August 2011, we repurchased $1.5 million of the outstanding 2008 Exchangeable Notes in the open market. The outstanding aggregate principal amount of the 2008 Exchangeable Notes is $11.0 million as of September 30, 2011.

2011 Notes

On April 26, 2011, the Issuers completed a private placement of $450 million aggregate principal amount of their 6.875% Senior Notes due 2021 (the “2011 Notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The 2011 Notes were subsequently registered under the Securities Act pursuant to an exchange offer.

Interest on the 2011 Notes is payable semi-annually on May 1 and November 1 of each year. The 2011 Notes pay interest in cash at a rate of 6.875% per year. The 2011 Notes mature on May 1, 2021. The Issuers may redeem some or all of the 2011 Notes at any time prior to May 1, 2016 at a “make-whole” redemption price. On or after May 1, 2016, the Issuers may redeem some or all of the 2011 Notes at a premium that will decrease over time, plus accrued and unpaid interest to, but not including, the redemption date.

The 2011 Notes are guaranteed, jointly and severally, on an unsecured basis, by the certain subsidiary guarantors.

In the event of a Change of Control, each holder of the 2011 Notes may require the Issuers to repurchase some or all of its 2011 Notes at a repurchase price equal to 101% of the aggregate principal amount of the 2011 Notes plus accrued and unpaid interest to the date of purchase. The outstanding aggregate principal amount of the 2011 Notes was $450 million as of September 30, 2011.

Northland mortgage loan

In connection with our acquisition of the Northland LTACH Hospital on February 14, 2011, we assumed a $16.1 million mortgage. The Northland mortgage loan requires monthly principal and interest payments based on a 30-year amortization period. The Northland mortgage loan has a fixed interest rate of 6.2%, matures on January 1, 2018 and can be prepaid after January 1, 2013, subject to a certain prepayment premium.

Description of notes

The following is a summary of the material provisions of the indenture governing the Notes among MPT Operating Partnership, L.P. (“Opco”), MPT Finance Corporation (“Finco”), Medical Properties Trust, Inc., the Parent guarantor, the subsidiary guarantors and Wilmington Trust, National Association, as trustee. It does not restate that agreement, and we urge you to read the indenture in its entirety, which is available upon request to Opco at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus, because it, and not this description, defines your rights as a noteholder.

You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Issuers” as used in this section refers only to Opco and Finco and not to any of their subsidiaries and the term “Parent” as used in this section refers only to Medical Properties Trust, Inc. and not to any of its subsidiaries.

General

The initial Notes will be issued in an aggregate principal amount of $200.0 million. The Notes are unsecured senior obligations of the Issuers and will mature on                     , 2022. The Notes will initially bear interest at a rate of % per annum, payable semiannually to holders of record at the close of business on the                     or the             immediately preceding the interest payment date on             and             of each year, commencing                     , 2012.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, in accordance with the terms of the indenture.

Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers are entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants” and applicable law, the Issuers are entitled to issue additional notes under the indenture. The Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.

Escrow of proceeds; Release conditions

Unless the Acquisition shall have been consummated simultaneously with the consummation of the offering of the Notes contemplated hereby, the maximum Escrow Proceeds will be placed by the Issuers in escrow until the satisfaction of the conditions described below. The terms of the escrow will be set forth in the Escrow Agreement, pursuant to which the Issuers will deposit with the Escrow Agent on the Issue Date the net proceeds from the offering of the Notes together with additional cash, in an amount sufficient to redeem, for cash, the Notes at a redemption price equal to the aggregate issue price of the Notes offered on the Issue Date, together with accrued and unpaid interest on the Notes, in each case, from the Issue Date up to but not including the date of the Special Mandatory Redemption described below (collectively, the “Escrow Proceeds”). The Issuers will grant the Trustee, for the benefit of the noteholders subject to any lien of the Escrow Agent, a first priority security interest in the escrow account and all deposits and investment property therein to secure the Special Mandatory Redemption.

The Notes will be secured only by a pledge of the Escrow Proceeds and only for so long as the Escrow Proceeds remain in escrow.

The Issuers will only be entitled to direct the Escrow Agent to release Escrow Proceeds to Opco upon delivery to the Escrow Agent of an officer’s certificate signed by both Issuers certifying to the satisfaction of the following conditions, which may be satisfied contemporaneously with the release of the Escrow Proceeds on or prior to the Escrow End Date (such date, the “Release Date”):

(1)	(A) all conditions precedent to the consummation of the Acquisition will have been satisfied or waived in accordance with the terms of the Transaction Agreement (other than the payment of Purchase Price (as defined in the Transaction Agreement) and other than those conditions that by their terms are to be satisfied simultaneously with the consummation of the Acquisition) and (B) the Acquisition will be consummated on substantially the terms described in the prospectus substantially concurrently with the release of funds on deposit with the Escrow Agent; and

(2)	No Event of Default shall have occurred and be continuing under the Indenture.

Special mandatory redemption

The Notes will be subject to a mandatory redemption (a “Special Mandatory Redemption”) in the event that either (i) the Release Date has not occurred on or prior to the Escrow End Date or (ii) prior to the Escrow End Date, the Issuers have determined, in their reasonable discretion, that the escrow conditions cannot be satisfied by such date (any such date, a “Trigger Date”). The Issuers will cause the notice of Special Mandatory Redemption to be mailed to the holders, the trustee, and the Escrow Agent promptly, but in any event not later than five Business Days after the Trigger Date, and will redeem the Notes no later than five Business Days following the date of the notice of redemption. The aggregate redemption price for any Special Mandatory Redemption will be equal to the aggregate offering price of the Notes issued on the Issue Date, together with accrued and unpaid interest on the Notes from the Issue Date up to but not including the date of the Special Mandatory Redemption.

If the Escrow Agent receives a notice of a Special Mandatory Redemption pursuant to the terms of the Escrow Agreement, the Escrow Agent will upon joint written direction of the Issuers, liquidate investments of all Escrow Proceeds, if any, then held by it not later than the last Business Day prior to the date of the Special Mandatory Redemption. Concurrently with the release of the amounts necessary to fund the Special Mandatory Redemption to the paying agent, the Escrow Agent will release any excess of Escrow Proceeds over the mandatory redemption price to the Issuers (less any amounts owing to the Escrow Agent), and the Issuers will be permitted to use such excess Escrow Proceeds at their discretion.

Optional redemption

Prior to                     , 2017, the Issuers will be entitled at their option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the

Applicable Premium as of, and any accrued and unpaid interest to, but not including, the redemption date (subject to the right of each holder on the relevant record date to receive interest due on the relevant interest payment date).

On or after             , 2017, the Issuers may redeem the Notes in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on             of each of the years indicated below:

Year	Percentage

2017	%
2018	%
2019	%
2020 and thereafter	100.000%

In addition, at any time prior to                     , 2015, the Issuers may redeem, on any one or more occasions, with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes (including any additional Notes) at a redemption price (expressed as a percentage of the aggregate principal amount of the Notes so redeemed) equal to % plus accrued and unpaid interest to but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding immediately after each such redemption.

After notice of optional redemption has been given as provided in the indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

Notice of any optional redemption of any Notes will be given to holders (with a copy to the Trustee) at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

The Issuers will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the trustee shall select, pro rata or by lot or by any such similar method in accordance with the procedures of DTC, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof.

The Issuers or their Affiliates are entitled to acquire Notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and may be less than any redemption price then in effect and could be for cash or other consideration.

Sinking fund

There will be no sinking fund payments for the Notes.

Ranking the notes

The Notes will be:

•	general unsecured obligations of the Issuers;

•

equal in right of payment with all other existing and future senior Indebtedness of the Issuers, including Indebtedness under the Credit Agreement, the Term Loan and the indenture governing the 2011 Notes;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Issuers;

•	effectively subordinated to any existing and future Secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness;

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries; and

•	guaranteed by the Guarantors.

As of September 30, 2011 and on a pro forma basis to give effect to the consummation of the Transactions, the Issuers and the Guarantors would have had $874.9 million of indebtedness (none of which would have been secured indebtedness). In addition, $398.7 million would have been available for Opco (net of approximately $1.3 million of letters of credit outstanding) to borrow under the Credit Agreement.

The Guarantees

The Notes will be guaranteed by Parent and each of the Issuers’ current and future Restricted Subsidiaries that guarantee the Credit Agreement until certain conditions are met.

Each Guarantee of the Notes will be:

•	a general unsecured obligation of the Guarantor;

•

equal in right of payment with all other existing and future senior Indebtedness of that Guarantor, including its Guarantee of the Credit Agreement, the borrowings under the Term Loan and the 2011 Notes;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Guarantor;

•	effectively subordinated to any existing and future Secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness; and

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor subsidiaries.

See “Risk Factors—Risks Relating to the Notes—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.”

For the fiscal year ended December 31, 2010 and the nine-months ended September 30, 2011 after giving effect to the consummation of the Transactions, the non-guarantor Subsidiaries generated approximately 18.9% and 14.4%, respectively, of the Parent’s consolidated total revenues. In addition, as of September 30, 2011 and after giving effect to the Transactions, the non-guarantor Subsidiaries held approximately 14.8% of the Parent’s consolidated total assets. See “Risk Factors—Risks Relating to the Notes— Claims of noteholders will be structurally subordinated to claims of creditors of any of our subsidiaries that do not guarantee the notes” and “Risk Factors—Risks Relating to the Notes—Your right to receive payments on the notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.”

Certain covenants

Suspension of covenants

During a Suspension Period, the Parent, Issuers and the Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture (each a “Suspended Covenant”):

•	“—Covenants—Limitation on Restricted Payments”;

•	“—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

•	“—Covenants—Future Guarantees by Restricted Subsidiaries”;

•	“—Covenants—Limitation on Transactions with Affiliates”;

•	“—Covenants—Limitation on Asset Sales”; and

•	Clause (3) of “—Covenants—Consolidation, Merger and Sale of Assets.”

All other provisions of the indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder; provided that the Interest Coverage Ratio that will be applicable under clause (3) of “—Covenants—Limitation on Indebtedness” will be 1.5 to 1.0 during any Suspension Period.

“Suspension Period” means any period:

(1) beginning on the date that:

(A) the Notes have Investment Grade Status;

(B) no Default or Event of Default has occurred and is continuing; and

(C) the Issuers have delivered an officer’s certificate to the trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2) ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.

On each Reversion Date, all Indebtedness, liens thereon and dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (11) under the second paragraph under the “Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds from Operations during the Suspension Period for the purpose of clause (C)(i) of the first paragraph of such covenant, and (y) the items specified in clauses (C)(i)-(vi) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that are of the type described in the second paragraph of the “Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clauses (1) or (2) of such second paragraph or any exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (4) or (5) of such second paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (4) and (5) of the second paragraph of the “Limitation on Restricted Payments” covenant (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Parent or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period. For purposes of the “—Maintenance of Total Unencumbered Assets” covenant, if the Parent and its Restricted Subsidiaries are not in compliance with such covenant as of a Reversion Date, no Default or Event of Default will be deemed to have occurred for up to 120 days following the Reversion Date; provided that neither the Parent nor any of its Restricted Subsidiaries shall incur any Secured Indebtedness until such time that the requirements of such covenant have been.

Limitation on indebtedness

(1) The Issuers will not and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 60% of their Adjusted Total Assets.

(2) The Issuers will not, and will not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis would be greater than 40% of their Adjusted Total Assets.

(3) The Issuers will not, and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuers and the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0; provided that the amount of Indebtedness (including Acquired Indebtedness) that may be Incurred by Restricted Subsidiaries that are not Guarantors shall not exceed in the aggregate 5% of Adjusted Total Assets of the Issuers and the Restricted Subsidiaries.

(4) Notwithstanding paragraph (1), (2) or (3) above, the Issuers or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(A) Indebtedness of the Issuers or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $640 million and (y) 30% of Adjusted Total Assets of the Issuers and the Restricted Subsidiaries;

(B) Indebtedness of the Issuers or any of the Restricted Subsidiaries owed to:

(i) the Issuers evidenced by an unsubordinated promissory note, or

(ii) any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C) Indebtedness of the Issuers or any of their Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(D) Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly:

(i) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change in Control, or

(ii) used to redeem all the Notes as described above under “Optional Redemption,”

(iii) deposited to defease the Notes as described below under “Defeasance,” or

(iv) deposited to discharge the obligations under the Notes and indenture as described below under “Satisfaction and Discharge”;

(E)(i) Guarantees of Indebtedness of the Issuers by any of the Subsidiary Guarantors; provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Future

Guarantees by Restricted Subsidiaries” covenant described below, and (ii) Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(F) Indebtedness outstanding on the Issue Date (other than pursuant to clause (A) or (G));

(G) Indebtedness represented by the Notes and the Guarantees issued on the Issue Date;

(H) Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(I) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(J) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(K) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(L) Indebtedness supported by a letter of credit procured by the Issuers or their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(M) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions of paragraph (1), (2) or (3) of this covenant or clause (F), (G), (M) or (O) of this paragraph (4);

(N) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuers or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of the Issuers or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $42 million and (y) 2% of Adjusted Total Assets at any time outstanding.

(O) additional Indebtedness of the Issuers and their Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $85 million and (y) 4.0% of the Issuers’ and their Restricted Subsidiaries’ Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (M) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (O) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (O).

(5) Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent, the Issuers or any of the Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(6) For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant,

(i) Indebtedness Incurred and outstanding under the Credit Agreement on or prior to the Issue Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this “Limitation on Indebtedness” covenant, and

(ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (O) of paragraph (4) above or is entitled to be incurred pursuant to paragraphs (1), (2) and (3) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that the Issuers or the Restricted Subsidiaries would be entitled to have incurred any then outstanding Indebtedness under clause (1), (2) and (3) of this covenant, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred and outstanding under the Credit Agreement on or prior to the Issue Date shall be deemed to have been incurred under clause (A) of paragraph (4) above and may not be reclassified. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Maintenance of total unencumbered assets

The Issuers and their Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

Limitation on restricted payments

Opco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to Capital Stock of Opco or any Restricted Subsidiary held by Persons other than Opco or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (ii) pro rata dividends or other distributions made by a Restricted Subsidiary of Opco that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Opco or any of its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of the Issuers or any Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among the Parent, the Issuers or any of the Subsidiary Guarantors; (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement and (iii) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (3) or (5) of the second paragraph of this covenant; or

(4) make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing,

(B) the Issuers could not Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant, or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Issuers, whose determination shall be conclusive and evidenced by a Board Resolution) made after the April Issue Date shall exceed the sum of, without duplication:

(i) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning April 1, 2011 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to holders” covenant, plus

(ii) 100% of the aggregate Net Cash Proceeds received by the Issuers after the April Issue Date from (x) the issuance and sale of Opco’s Capital Stock (other than Disqualified Stock) or (y) the issuance and sale of Parent’s Capital Stock (to the extent contributed to Opco as Capital Stock

(other than Disqualified Stock)) to a Person who is not a Subsidiary of the Parent, including from an issuance or sale permitted by the indenture of Indebtedness of the Issuers or any of its Restricted Subsidiaries for cash subsequent to the April Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Opco or Parent, or from the issuance to a Person who is not a Subsidiary of the Parent of any options, warrants or other rights to acquire Capital Stock of Opco or Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

(iii) 100% of (x) the aggregate net cash proceeds and (y) the fair market value of other property, in any such case, received by means of the sale or other disposition (other than to the Issuers or a Restricted Subsidiary) of Restricted Investments made by the Issuers or a Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Issuers or a Restricted Subsidiary (other than by the Issuers or a Restricted Subsidiary) and repayments of loans or advances that constitute Restricted Investments made by the Issuers or a Restricted Subsidiary, in each case after the April Issue Date (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations), plus

(iv) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into one of the Issuers or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to one of the Issuers or a Restricted Subsidiary after the April Issue Date, the fair market value, as determined in good faith by the Issuers or if such fair market value may exceed $50.0 million, in writing by a nationally recognized investment banking, appraisal or accounting firm, of the Investment in such Unrestricted Subsidiary or the assets transferred at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), plus

(v) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuers or Parent utilized pursuant to clauses (3) or (4) of the succeeding paragraph) of Opco or, to the extent contributed to Opco or one or more Restricted Subsidiaries, the Parent, in each case, subsequent to the April Issue Date (including upon conversion or exchange of the Common Units for Capital Stock of the Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus

(vi) without duplication, in the event the Issuers or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by the Issuers and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

As of December 31, 2011 and after giving effect to the public offering of MPT’s common stock (including shares to be sold pursuant to the exercise in full of the equity underwriters’ over-allotment option), which is expected to close on February 7, 2012, there was approximately $218.7 million available for Restricted Payments pursuant to the foregoing clause (C).

Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:

(1) any distribution or other action which is necessary to maintain the Parent’s status as a REIT under the Code, if the aggregate principal amount of outstanding Indebtedness of the Issuers and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets as of the end of the fiscal quarter covered in the Parent’s annual or quarterly report most recently furnished to holders of the Notes or filed with the SEC, as the case may be;

(2) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at said date of declaration or notice, such payment would comply with the foregoing paragraph;

(3) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under paragraph (1), (2) or (3) or clause (M) of paragraph (4) of the “Limitation on Indebtedness” covenant;

(4)(a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or the Parent (other than any Disqualified Stock or any Capital Stock sold to an Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of Opco (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (4) shall be excluded from the amount described in clause (4)(C)(ii) of this covenant;

(5) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock of the Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (5) shall be excluded from the amount described in clause (4)(C)(ii) of this covenant;

(6)(x) the distribution or dividend to Parent, the proceeds of which are used to repurchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Parent held by any of the Parent’s or Medical Property Trust LLC’s and (y) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Opco or any Restricted Subsidiary in each case held by any of the Parent’s or an Issuer’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount distributed or dividended to Parent and paid by the Issuers and the Restricted Subsidiaries pursuant to this clause (6) shall not exceed $5 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by the Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Opco or Parent to the extent contributed to Opco or any of its Restricted Subsidiaries to members of management, directors or consultants of the Parent, Opco or any of the Restricted Subsidiaries that occurs after the April Issue Date, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by the Parent, an Issuer or a Restricted Subsidiary thereof for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by the Issuers and their Restricted Subsidiaries after the April Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6); provided further, however, that cancellation of Indebtedness owing to an Issuer or any of its Restricted Subsidiaries from current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing) of the Parent, an Issuer or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of the Parent, the Issuers or any Restricted Subsidiary shall not be deemed to constitute a Restricted Payment for purposes of the Indenture;

(7)(x) distributions or dividends to Parent, the proceeds of which are used and (y) payments made or expected to be made by the Issuers or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “Repurchase of Notes Upon a Change of Control” and “Limitation on Asset Sales”; provided that all Notes validly tendered by holders of Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(9) Permitted Payments to Parent;

(10) any distribution or dividend to Parent, the proceeds of which are used for the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Parent and the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Opco; or

(11) additional Restricted Payments in an aggregate amount not to exceed $170 million;

provided, however, that, except in the case of clauses (1), (2) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

The net amount of any Restricted Payment permitted pursuant to clauses (1) and (2) of the immediately preceding paragraph (adjusted to avoid double counting) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (3) through (11) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

The Issuers will not, and will not permit any Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(A) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries,

(B) pay any Indebtedness owed to an Issuer or any other Restricted Subsidiary,

(C) make loans or advances to an Issuer or any other Restricted Subsidiary, or

(D) transfer its property or assets to an Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing under, by reason of or with respect to, the indenture, the Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those in effect on the Issue Date;

(2) existing under, by reason of or with respect to any other Indebtedness of the Issuers or their Restricted Subsidiaries permitted under the indenture; provided, however, that the Issuers have determined in good faith that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect the Issuers’ and the Guarantors’ ability to make payments on the Notes when due;

(3) existing with respect to any Person or the property or assets of such Person acquired by an Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition;

(4) existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;

(5) in the case of clause (D) in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture,

(c) existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

(d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of an Issuer or any Restricted Subsidiary in any manner material to an Issuer and its Restricted Subsidiaries taken as a whole;

(6) any encumbrance or restriction with respect to a Restricted Subsidiary that is a Guarantor which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary; and

(7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent an Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of an Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Future guarantees by restricted subsidiaries

The Issuers will cause each Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement on the Issue Date, and any domestic Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement or any other capital markets Indebtedness thereafter, to, within 30 days thereof, execute and deliver to the trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under the indenture.

Any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person that is not a Subsidiary of an Issuer of Capital Stock held by an Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) such that, immediately after giving effect to such transaction, such Restricted Subsidiary would no longer constitute a Subsidiary of an Issuer,

(2) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Subsidiary Guarantor (provided that the surviving entity remains a Subsidiary Guarantor),

(3) if the Issuers properly designate any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under the indenture,

(4) upon the Legal Defeasance (as defined below) or Covenant Defeasance (as defined below) or satisfaction and discharge of the indenture,

(5) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under the indenture, or

(6) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

In addition, any Subsidiary Guarantee shall be automatically and unconditionally released and discharged if such Subsidiary ceases to guarantee obligations under the Credit Agreement or ceases to constitute a co-borrower with respect to the Credit Agreement.

Limitation on transactions with Affiliates

The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Parent or with any Affiliate of the Parent, an Issuer or any Restricted Subsidiary, in each case involving consideration in excess of $5 million, except upon terms that are not materially less favorable to the Issuers or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested directors of the Board of Directors of the Parent or (B) for which the Parent or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view;

(2) any transaction solely between an Issuer and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(3) the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of Parent or any Restricted Subsidiary of Parent;

(4) the issuance or sale of Capital Stock (other than Disqualified Stock) of an Issuer;

(5) any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant and Investments constituting Permitted Investments;

(6) any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuers and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the date of the indenture;

(7) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by an Issuer or any Restricted Subsidiary with current, former or future officers and employees of the Parent or an Issuer or such Restricted Subsidiary and the payment of compensation to officers and employees of the Parent, an Issuer or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(8) loans and advances to officers and employees of the Parent, an Issuer or any Restricted Subsidiary or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(9) transactions with a Person that is an Affiliate of the Parent or an Issuer solely because the Parent or an Issuer, directly or indirectly, owns Capital Stock of, or controls such Person;

(10) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(11) the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant and not covered by (2) through (11) of the immediately foregoing paragraph:

(1) the aggregate amount of which exceeds $10 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

(2) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

SEC reports and reports to holders

Whether or not Opco is then required to file reports with the SEC, Opco shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by Opco with the SEC is not permitted under the Exchange Act, Opco shall, within 15 days after the time Opco would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the trustee and upon written request supply copies of such documents and reports to any holder and shall post such documents and reports on Opco’s public website. Opco shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Delivery of such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates).

So long as permitted by the SEC, at any time that either (x) one or more Subsidiaries of Opco is an Unrestricted Subsidiary or (y) Opco holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of the Issuers.

Opco shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence, Opco shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

So long as the Parent is a Guarantor of the Notes, the Indenture will permit Opco to satisfy its obligations in this covenant with respect to filing, furnishing, providing and posting documents, reports and other information relating to Opco by the Parent’s filing, furnishing, providing and posting, as the case may be, of such documents, reports and other information relating to the Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail and in the same manner described in this prospectus the differences between the information relating to the Parent and its consolidated Subsidiaries on the one hand, and the information relating to the Parent, the Issuers and the Subsidiary Guarantors on a standalone basis, on the other hand, as of the ending date of the period covered by such report.

Limitation on asset sales

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the Issuers or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities of the Issuers or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Issuers and their Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuers or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(b) any securities, notes or other obligations received by an Issuer or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(c) any Designated Non-Cash Consideration received by the Issuers or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $42 million and (y) 2.0% of the Issuers’ Adjusted Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuers or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(1) to prepay, repay, redeem or purchase Pari Passu Indebtedness of the Issuers or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers);

(2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3) to prepay, repay, redeem or purchase (x) Pari Passu Indebtedness of an Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if the Issuers or a Guarantor shall so prepay, repay, redeem or purchase any such Pari Passu Indebtedness, the Issuers will equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid, or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor;

(4) to fund all or a portion of an optional redemption of the Notes as described under “—Optional Redemption”;

(5) to make a capital expenditure;

(6) to acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7) any combination of the foregoing;

provided, that the Issuers will be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuers or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph (each an “Acceptable Commitments”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365 day period as set forth in the third paragraph above and not so applied by the end of such period shall constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers shall make an offer to all holders of the Notes and, if required by the terms of any Indebtedness that is Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by delivering the notice required pursuant to the terms of the indenture, with a copy to the trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $20.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the Notes and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

Pending the final application of any Net Cash Proceeds pursuant to this covenant, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

The Credit Agreement limits and our new term loan facility will limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to this Asset Sale covenant. In the event the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to the purchase of the Notes or could attempt to refinance the indebtedness that contains such prohibition. If the Issuers do not obtain such consent or repay such indebtedness, they will remain prohibited from purchasing the Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the indenture.

The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Consolidation, merger and sale of assets

No Issuer will consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially of it and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

(1) such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired such property and assets of such Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Issuer with respect to the Notes and under the indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Issuer with respect to the Notes and under the indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; and

(4) the Issuers deliver to the trustee an officer’s certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, or the Person (if other than an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of such Issuer’s and its Restricted Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of an Issuer; provided, further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

The Issuers will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Subsidiary Guarantee, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its property and assets (x) that has been disposed of in its entirety to another Person (other than to an Issuer or an Affiliate of an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Issuers provide an Officer’s Certificate to the trustee to the effect that the Issuers will comply with their obligations under the covenant described under “—Limitation on Asset Sales”;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuers deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of an Issuer or an Affiliate or a Restricted Subsidiary or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuers, or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

Notwithstanding the foregoing, the Acquisition and the related transactions shall be permitted under the Indenture.

Repurchase of notes upon a change of control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within ten Business Days following a Change of Control, the Issuers will mail a notice to each holder (with a copy to the trustee) describing the Change of Control and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(3) deliver to the trustee the Notes accepted and an officers’ certificate stating the aggregate principal amount of all Notes purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any

Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in the indenture and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to the Notes, if they have irrevocably elected to redeem all of the Notes under provisions described under “—Optional Redemption” and have not defaulted in its redemption obligations. The provisions under the indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Some change of control events may constitute a default under the Credit Agreement and our new term loan facility. Future indebtedness of the Issuers or Guarantors may contain prohibitions on the events that constitute a Change of Control. The Credit Agreement requires, our new term loan facility will require and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuers’ ability to pay cash to the holders of Notes, if required to do so, may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Notes—We may not be able to satisfy our obligations to holders of the notes upon a Change of Control.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuers and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Furthermore, this term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, the Chancery Court of Delaware, in a recent decision, raised the possibility that a “Change of Control” as a result of a failure to have “continuing directors” comprising a majority of a Board of Directors may be unenforceable on public policy grounds.

Limitation on activities of Finco

Finco may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to Opco or any wholly owned Restricted Subsidiary of Opco, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Agreement and any other Indebtedness that is permitted to be incurred under the covenant described under the heading “—Limitation on Incurrence of Indebtedness”; provided that the net proceeds of such Indebtedness are not retained by Finco, and (3) activities incidental thereto. Neither the Parent nor any Restricted Subsidiary shall engage in any transaction with Finco in violation of the immediately preceding sentence.

Events of default

Events of Default under the indenture include the following:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3) the Issuers or Restricted Subsidiaries do not comply with their obligations under “—Merger, Consolidation or Sale;”

(4) the Issuers fail to make or consummate a Change of Control Offer following a Change of Control when required as described under “—Repurchase of Notes Upon a Change of Control”;

(5) the Issuers or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of the Issuers or the Restricted Subsidiaries in the indenture or under the

Notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(6) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $45 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

(a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

(b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(7) any final and non-appealable judgment or order for the payment of money in excess of $45 million in the aggregate for all such final judgments or orders against all such Persons:

(a) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and

(b) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $45 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(8) a court of competent jurisdiction enters a decree or order for:

(a) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(b) appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary, or

(c) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(9) an Issuer or any Significant Subsidiary:

(a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or such Significant Subsidiary, or

(c) effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) above that occurs with respect to an Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the relevant Issuer or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (8) or (9) above occurs with respect to an Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1) the holder gives the trustee written notice of a continuing Event of Default;

(2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Issuers to deliver an officer’s certificate to the trustee, on or before a date not more than 120 days after the end of each fiscal year, stating that a review has been conducted of the activities of the Issuers and their Restricted Subsidiaries and of its performance under the indenture and that the Issuers and their Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.

Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees, and the indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to

(1) rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the trustee, and the Issuers’ obligations in connection therewith, and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes,

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith),

(6) the Issuers shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others, and

(7) the Issuers shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/ or (3) and (5) of this paragraph have been complied with.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

(b) all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under the indenture by the Parent or the Issuers; and

(3) the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuers and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

(2) reduce the principal amount of, or premium, if any, or interest on, any Note,

(3) change the place of payment of principal of, or premium, if any, or interest on, any Note,

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

(5) reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture,

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived),

(7) voluntarily release a Guarantor of the Notes, except as permitted by the indenture,

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9) modify or change any provisions of the indenture affecting the ranking of the Notes as to right of payment or the Guarantees thereof in any manner adverse to the holders of the Notes.

Notwithstanding the preceding, without the consent of any holder, the Parent, the Issuers, the Subsidiary Guarantors and trustee may amend the indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under the indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add Guarantees with respect to the Notes or to secure the Notes;

(5) to add to the covenants of the Parent, the Issuers or a Restricted Subsidiary for the benefit of the holders or to surrender any right or power conferred upon the Parent, the Issuers or a Restricted Subsidiary;

(6) to make any change that does not adversely affect the rights of any holder, as evidenced by an officers’ certificate delivered to the trustee (upon which it may fully rely);

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8) to make any amendment to the provisions of the indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(9) to conform the text of the indenture or the Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a substantially verbatim recitation of a provision of the indenture or the Guarantees or the Notes, as evidenced by an officers’ certificate delivered to the trustee (upon which it may fully rely);

(10) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(11) provide for a reduction in the minimum denominations of the Notes;

(12) comply with the rules of any applicable securities depositary; or

(13) to provide for the issuance of additional notes and related guarantees in accordance with the limitations set forth in the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, the Issuers are required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

No personal liability of incorporators, stockholders, officers, directors, or employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Book-entry, delivery and form

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A.N.V., as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “—Certificated notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers within and among book-entry systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•	we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Concerning the trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of an Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Certain definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Acquisition” means the acquisition by certain wholly-owned subsidiaries as contemplated under the Transaction Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at                 , 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through             , 2017 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note on such redemption date.

The Trustee shall not be responsible for the calculation of, or otherwise required to verify, the Applicable Premium.

“April Issue Date” means April 26, 2011, the date of issuance of the Issuers’ 6.875% Senior Notes due 2021.

“Asset Acquisition” means:

(1) an investment by an Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into an Issuer or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment; or

(2) an acquisition by an Issuer or any of its Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by an Issuer or any of the Restricted Subsidiaries, other than to an Issuer or another Restricted Subsidiary, of:

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of an Issuer or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by an Issuer or any of the Restricted Subsidiaries to any Person other than an Issuer or any of the Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the assets that constitute a division or line of business of an Issuer or any of its Restricted Subsidiaries;

(3) any property and assets of an Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of such Issuer or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of such Issuer;

provided, however, that “Asset Sale” shall not include:

(a) the lease or sublease of any Real Estate Asset;

(b) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(c) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under “Consolidation, Merger and Sale of Assets”;

(d) the license or sublicense of intellectual property or other general intangibles;

(e) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned by the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(f) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(g) any Restricted Payment permitted by the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;

(h) sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of $10.0 million in any transaction or series of related transactions;

(i) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (2) of the third paragraph of the “Limitation on Asset Sales” covenant;

(j) sales or other dispositions of cash or Temporary Cash Investments;

(k) the creation, granting, perfection or realization of any Lien permitted under the indenture;

(l) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Issuers and their Restricted Subsidiaries, taken as a whole;

(m) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Issuers or their Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(n) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business between an Issuer or any Restricted Subsidiary and another Person;

(o) the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements and Currency Agreements) other than those entered into for speculative purposes; and

(p) solely for purposes of clauses (1) and (2) of the first paragraph of the covenant described under “—Covenants—Asset Sales,” any foreclosures, expropriations, condemnations or similar actions with respect to assets.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1) the sum of the products of:

(i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

(ii) the amount of such principal payment, by

(2) the sum of all such principal payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole to any “person”

or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Opco and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Opco or any of its direct or indirect parent companies on a fully diluted basis;

(3) the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of an Issuer (whether or not otherwise in compliance with the provisions of the indenture); or

(4) individuals who on the Issue Date constitute the Board of Directors of the Parent (together with any new or replacement directors whose election by the Board of Directors of the Parent or whose nomination by the Board of Directors of the Parent for election by the Parent’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors of the Parent then still in office who either were members of the Board of Directors of the Parent on the Issue Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Parent then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of Opco, as defined in Opco’s limited partnership agreement.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred units of Opco (or distributions to Parent to pay dividends on preferred stock of Parent) or charges resulting from the redemption of preferred units of Opco (or preferred stock of Parent) attributable to Opco and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP

I. excluding (without duplication):

(1) the net income of any Person, other than an Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to an Issuer or any of its Restricted Subsidiaries by such Person during such period and the net losses for any such Person shall only be included to the extent funded with cash from an Issuer or a Restricted Subsidiary;

(2) the cumulative effect of a change in accounting principles;

(3) all extraordinary gains and extraordinary losses together with any related provision for taxes on such gains and losses;

(4) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(5) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(6) any after-tax gains or losses attributable to asset dispositions (including any Asset Sales) or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by the Issuers; and

(7) all non-cash items increasing net income;

II. increased by, to the extent such amount was deducted in calculating such net income (without duplication):

(a) Consolidated Interest Expense;

(b) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(c) depreciation and amortization (including without limitation amortization of deferred financing fees or costs, amortization or impairment write-offs of goodwill and other intangibles, long lived assets and Investments in debt and equity securities, but excluding amortization of prepaid cash expenses that were paid in a prior period);

(d) non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs, rent expense on operating leases to the extent that a liability for such rent has been established in purchase accounting or through a restructuring provision (and accretion of the discount on any such liability), costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) excluding, in all cases under this clause (d), cash restructuring charges, accruals and reserves; and

(e) all Non-Cash Charges, and

(f) increased (by losses) or decreased (by gains) by (without duplication) any net noncash gain or loss resulting in such period from hedging or other derivative instruments (including any Interest Rate Agreements or Currency Agreements) and the application of Accounting Standards Codification 815.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to net income to compute

Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included after giving effect to the impact of clause (1) above.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Issuers and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1) the interest portion of any deferred payment obligations;

(2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of an Issuer or any Restricted Subsidiary; and

(4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by an Issuer and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements and Currency Agreements or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of April 26, 2011, by and among Opco and the Restricted Subsidiaries now or hereafter party thereto as borrowers or guarantors, the Parent as guarantor, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuers, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Covenants—Limitation on Restricted Payments.” Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of the Parent, an Issuer (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. Disqualified Stock shall not include Common Units.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Opco or the Parent to the extent the net proceeds thereof are contributed to Opco as Capital Stock (other than Disqualified Stock).

“Escrow Agent” means Wilmington Trust, National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be dated as of the Issue Date, among the Issuers, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow End Date” means May         , 2012.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $20.0 million will be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination will be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Covenants—SEC Reports and Reports to holders” covenant.

“Funds From Operations” for any period means the consolidated net income attributable to the Issuers and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

(1) gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2) non-cash asset impairment charges (including write-offs of former tenant receivables);

(3) non-cash, non-recurring charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(4) write-offs or reserves of straight-line rent;

(5) fees and expenses incurred in connection with any acquisition or debt refinancing;

(6) executive severance in an amount not to exceed $10 million in the aggregate;

(7) amortization of debt costs; and

(8) any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (without giving effect to SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements, in each case if and to the extent that any of the foregoing (other than letters of credit) in clauses

(1) through (7) would appear as a liability on a balance sheet (excluding the footnotes) of such Person in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(i) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(ii) Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(iii) Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries on a consolidated basis in connection with such disposition; and

(iv) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(1) the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(2) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation (and without duplication),

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of an Issuer and its Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the fair market value of the Capital Stock (or any other Investment), held by an Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii) the fair market value of the assets (net of liabilities (other than liabilities to an Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Issuers, when the Notes have (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P, in each case published by the applicable agency.

“Issue Date” means                     , 2012.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to an Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale.

“Non-Cash Charges” means (a) all losses from Investments recorded using the equity method, (b) any non-cash expenses and costs of the Issuers and their Restricted Subsidiaries that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements, (c) the non-cash impact of acquisition method accounting, and (d) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Funds From Operations to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Pari Passu Indebtedness” means any Indebtedness of an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee thereof by such Subsidiary Guarantor, as applicable.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent, the Issuers and Restricted Subsidiaries are engaged or propose to be engaged in (as described in this prospectus) on the Issue Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Investment” means:

(1)(a) an Investment in an Issuer or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, an Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2) investments in cash and Temporary Cash Investments;

(3) Investments made by an Issuer or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant or from any other disposition or transfer of assets not constituting an Asset Sale;

(4) Investments represented by Guarantees that are otherwise permitted under the indenture;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7) any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent or Opco, which the Parent or Opco did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8) Investments in tenants in an aggregate amount not to exceed the greater of (x) $210 million and (y) 10% of Adjusted Total Assets at any one time outstanding;

(9) obligations under Currency Agreements and Interest Rate Agreements otherwise permitted under the indenture;

(10) Permitted Mortgage Investments;

(11) any transaction which constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Covenants—Limitation on Transactions with Affiliates” (except transactions described under clauses (1), (5), (8) and (9) of such paragraph);

(12) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(13) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) any Investment acquired by an Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or rents receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Investment consisting of a loan or advance to officers, directors or employees of the Parent, an Issuer or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of the Parent or (b) for additional purposes made in the ordinary course of business, in the aggregate under this clause (15) not to exceed $2.5 million at any one time outstanding;

(16) any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by the Parent, an Issuer and any of its Restricted Subsidiaries in connection with such plans;

(17) any Investment existing on the Issue Date or made pursuant to a (x) binding commitment or (y) the Transaction Agreement and any related agreements, in each case, in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(18) additional Investments not to exceed the greater of (x) $110 million and (y) 5.0% of Adjusted Total Assets at any time outstanding; and

(19) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of

(x) $110 million and (y) 5.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause).

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Permitted Payments to Parent” means, without duplication as to amounts:

(A) payments to Parent to pay reasonable accounting, legal and administrative expenses of Parent when due, in an aggregate amount not to exceed $500,000 per annum; and

(B) payments to Parent in respect of its state, franchise and local tax liabilities.

“Permitted Refinancing Indebtedness” means:

(A) any Indebtedness of an Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of an Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has:

(a) a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b) an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or 91 days more than the Average Life of the Notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or the Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is pari passu in right of payment with the Notes or any Guarantee thereof, such

Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Guarantee; and

(5) such Indebtedness is incurred either (a) by an Issuer or any Subsidiary Guarantor or (b) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are factually supportable and reasonably quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent or the Issuers.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of the Issuers.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Restricted Subsidiary of any property, whether owned by the Parent or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuers or any Restricted Subsidiaries.

“Significant Subsidiary,” with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Special Mandatory Redemption” has the meaning ascribed to such term under “—Special mandatory redemption.”

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Issue Date that Guarantees the Credit Agreement and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Guarantee of the Notes.

“Temporary Cash Investment” means any of the following:

(1) United States dollars;

(2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by (A) a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (B) any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6) securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;

(8) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition; and

(9) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Agreement” means the Real Property Asset Purchase Agreement, by and among Ernest Health, Inc., certain wholly owned subsidiaries of Opco and the other parties signatory thereto dated as of January 31, 2012 as in effect on the date of this prospectus.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by an Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to                     , 2017; provided, however, that if the period from the redemption date to                     , 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to an Issuer or the Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuers and the Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of the Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent or any of its Restricted Subsidiaries; provided, however, that:

(i) any Guarantee by the Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(ii) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described above; and

(iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) above would be permitted under the “Limitation on Restricted Payments” covenants described above.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Parent shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

United States federal income tax considerations

Taxation of our company and our stockholders

This section summarizes the current material federal income tax consequences to our company and our shareholders generally resulting from the treatment of our company as a REIT. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., or Baker Donelson, has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are material to a holder of the notes. The discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, and non-United States individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-United States Stockholders”).

The statements in this section of the opinion of Baker Donelson, referred to as the Tax Opinion, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in those opinions.

This section is not a substitute for careful tax planning. We urge you to consult your own tax advisors regarding the specific federal state, local, foreign and other tax consequences to you, in the light of your own particular circumstances, of the purchase, ownership and disposition of shares of our common stock, our election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

Taxation of Medical Properties

We were previously taxed as a subchapter S corporation.     We revoked our subchapter S election on April 6, 2004 and we have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year that began on April 6, 2004 and ended on December 31, 2004. In connection with this offering, our REIT counsel, Baker Donelson, has opined that, for federal income tax purposes, we are and have been organized in conformity with the requirements for qualification to be taxed as a REIT under the Code commencing with our initial short taxable year ended December 31, 2004, and that our current and proposed method of operations as described in this prospectus and as represented to our counsel by us satisfies currently, and will enable us to continue to satisfy in the future, the requirements for such qualification and taxation as a REIT under the Code for future taxable years. This opinion, however, is based upon factual assumptions and representations made by us.

We believe that our proposed future method of operation will enable us to continue to qualify as a REIT. However, no assurances can be given that our beliefs or expectations will be fulfilled, as such qualification and taxation as a REIT depends upon our ability to meet, for each taxable year, various tests imposed under the Code as discussed below. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Baker Donelson will not review our compliance with those tests on a continuing basis. Accordingly, with respect to our current and future taxable years, no assurance can be given that the actual results of our operation will satisfy such requirements. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Requirements for Qualification—Failure to Qualify.”

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

We generally will not be subject to federal income tax on the taxable income that we currently distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We are subject to the corporate federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We are subject to the corporate “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We are subject to tax, at the highest corporate rate, on:

•	net gain from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Requirements for Qualification—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•

the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test (or for our taxable year ended December 31, 2004, the excess of 90% of our gross income over the amount of gross income attributable to sources that qualify under the 95% gross income test), multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year and (3) any undistributed taxable income from earlier periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail to satisfy one or more requirements for REIT qualification during a taxable year beginning on or after January 1, 2005, other than a gross income test or an asset test, we will be required to pay a penalty of $50,000 for each such failure.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We may be subject to a 100% excise tax on certain transactions with a taxable REIT subsidiary that are not conducted at arm’s-length.

•

If we acquire any asset from a “C corporation” (that is, a corporation generally subject to the full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of the asset during the 10 year period beginning on the date that we acquired the asset, then the asset’s “built-in” gain will be subject to tax at the highest corporate rate.

Requirements for qualification

To continue to qualify as a REIT, we must meet various (1) organizational requirements, (2) gross income tests, (3) asset tests, and (4) annual distribution requirements.

Organizational requirements.     A REIT is a corporation, trust or association that meets each of the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable stock, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for its election to be taxed as a REIT under Sections 856 through 860 of the Code;

(4) it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its stock or ownership certificates (determined without reference to any rules of attribution);

(6) not more than 50% in value of its outstanding stock or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year; and

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

We must meet requirements one through four during our entire taxable year and must meet requirement five during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement six, we will be deemed to have satisfied requirement six for that taxable year. We did not have to satisfy requirements five and six for our taxable year ending December 31, 2004. After the issuance of common stock pursuant to our April 2004 private placement, we had issued common stock with enough diversity of ownership to satisfy requirements five and six as set forth above. Our charter provides for restrictions regarding the ownership and transfer of our shares of common stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our shares of common stock are described in “Description of Medical Properties Trust, Inc. Capital Stock—Restrictions on Ownership and Transfer.”

For purposes of determining stock ownership under requirement six, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement six.

A corporation that is a “qualified REIT subsidiary,” or QRS, is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A QRS is a corporation other than a “taxable REIT subsidiary” as described below, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

An unincorporated domestic entity with two or more owners that is eligible to elect its tax classification under Treasury Regulation Section 301.7701 but does not make such an election is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. We will treat our operating partnership as a partnership for U.S. federal income tax purposes. Accordingly, our proportionate share of the assets, liabilities and items of income of the operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” We have formed and made taxable REIT subsidiary elections with respect to MPT TRS, a Delaware corporation formed in January 2004, MPT Covington TRS, Inc., a Delaware corporation formed in January 2010 and MPT Finance Corporation, Inc., a Delaware corporation formed in April 2011. Ernest will also be a TRS as a result of the Ernest Acquisition Transactions. We have also formed limited liability companies wholly-owned by MPT Development Services, Inc. which are disregarded entities for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly file an election with the IRS to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain types of transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also engage in otherwise prohibited transactions through a taxable REIT subsidiary. See description below under “—Requirements for Qualification — Prohibited Transactions.” A taxable REIT subsidiary may not operate or manage a healthcare facility, though for tax years beginning after July 30, 2008 a healthcare facility leased to a taxable REIT subsidiary from a REIT may be operated on behalf of the taxable REIT subsidiary by an eligible independent contractor. For purposes of this definition a “healthcare facility” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under Title XVIII of the Social Security Act with respect to such facility. MPT Covington TRS, Inc. has been formed specifically for the purpose of leasing a healthcare facility from us, subleasing that facility to an entity in which it owns an equity interest, and having that facility operated by an eligible independent contractor. We have obtained a private letter ruling from the Service holding that ownership of the equity interest and the operation of the facility in accordance with the agreements among the parties do not adversely affect the taxable REIT subsidiary status of MPT Covington TRS, Inc. We have structured other transactions in which MPT TRS owns an indirect equity interest in a tenant entity in a similar manner, and we will structure leases with subsidiaries of Ernest in a similar manner and may structure other such transactions in the future. See “—Income Taxation of the Partnerships and Their Partners—Taxable REIT Subsidiaries.”

Gross income tests.    We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital; and

•	gross income from foreclosure property.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, for taxable years beginning on and after January 1, 2005, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such also will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and for transactions entered into after July 30, 2008, such income and gain also will be excluded from the 75% gross income test. For items of income and gain recognized after July 30, 2008, passive foreign exchange gain is excluded from the 95% gross income test and real estate foreign exchange gain is excluded from both the 95% and the 75% gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Rents from real property.    Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Baker Donelson that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not determined to any extent by reference to any person’s income or profits, in compliance with the rules above.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. Failure to adhere to this limitation would cause the rental income from the related party tenant to not be treated as qualifying income for purposes of the REIT gross income tests. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. In addition, our charter prohibits transfers of our shares that would cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant. Presently we own a less than 10% ownership interest in each of two tenant entities. We do not own, actually or constructively, 10% or more of any tenant other than a taxable REIT subsidiary. We have represented to counsel that we will not rent any facility to a related-party tenant. However, MPT Covington TRS, Inc. has acquired a greater than 10% equity interest in an entity to which it subleases a healthcare facility which is operated by an eligible independent operator. We have obtained a private letter ruling from the Service indicating that the ownership of the equity interest and the operation of the facility in accordance with the agreements among the parties do not adversely affect the taxable REIT subsidiary status of MPT Covington TRS, Inc. or disqualify the rents paid by MPT Covington TRS, Inc. to us from being treated as qualifying income under the 75% and 95% gross income tests. We may structure future transactions in a similar manner. However, there is no assurance that the IRS will not take a contrary position with respect to the structuring of such other transactions. The Ernest Acquisition Transactions are also structured in a similar manner with the exception that the existing management of Ernest and its subsidiaries will be the manager of the acquired or mortgaged facilities. At present existing management operates Ernest and its subsidiaries as officer and employees. Although certain management personnel will remain as officers of Ernest, they will be employees of and compensated by ManageCo. We believe that ManageCo will meet the definition of an eligible independent contractor under Section 856(d)(9) of the Code. Section 856(d)(9) defines “eligible independent contractor” as any independent contractor if, at the time such contractor enters into an agreement with a taxable REIT subsidiary to operate a qualified healthcare facility, such contractor is actively engaged in the trade or business of operating such facilities for any person who is not a related person to the REIT or the taxable REIT subsidiary. In addition, MPT TRS, and MPT Covington TRS, Inc. have made and will make loans to tenants to acquire operations and for other purposes. We have structured and will structure these loans as debt and believe that they will be characterized as such, and that our rental income from our tenant borrowers will be treated as qualifying income for purposes of the REIT gross income tests. However, there can be no assurance that the IRS will not take a contrary position. If the IRS were to successfully treat a loan to a particular tenant as an equity interest, the tenant would be a related party tenant with respect to us, the rent that we receive from the tenant would not be qualifying income for purposes of the REIT gross income tests, and we could lose our REIT status. However, as stated above, we believe that these loans will be treated as debt rather than equity interests. Finally, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant other than a taxable REIT subsidiary at some future date.

As described above, we currently own 100% of the stock of MPT TRS, MPT Covington TRS, Inc. and MPT Finance Corporation, Inc., all of which are taxable REIT subsidiaries, and may in the future own up to 100% of the stock of one or more additional taxable REIT subsidiaries. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) the taxable REIT subsidiary is a qualifying taxable REIT subsidiary (among other things, it does not operate or manage a healthcare facility), (2) at least 90% of the leased space in the facility is leased to persons other than taxable REIT subsidiaries and related party tenants, and (3) the amount paid by the taxable REIT subsidiary to rent space at the facility is substantially comparable to rents paid by other tenants of the facility for comparable space. In addition, for tax years beginning after July 30, 2008, rents paid to a REIT by a taxable REIT subsidiary with respect to a “qualified health care property” (as defined in section 856(e)(6)(D) of the Code), operated on behalf of such taxable REIT subsidiary by a person who is an “eligible independent contractor” (as defined in section 856(d)(9) of the Code, as amended under the Housing and Economic Recovery Tax Act of 2008 (the “2008 Act”)), are qualifying rental income for purposes of the 75% and 95% gross income tests. We have formed and made a taxable REIT subsidiary election with respect to MPT Covington TRS, Inc. for the purpose of leasing a qualified healthcare facility from us, subleasing that facility to an entity in which it owns an equity interest, and having that facility operated by an eligible independent contractor. We have obtained a private letter ruling from the IRS holding that the rent received by us from MPT Covington TRS, Inc. will qualify as rent from real property under these exceptions. We have since structured leases with taxable REIT subsidiaries in a similar manner and will structure leases with the subsidiaries of Ernest in a similar manner.

Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally will be less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our facilities, or manage or operate our facilities, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a facility, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related facility. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related facilities. We do not intend to perform any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries. We have represented to Baker Donelson that we will not perform noncustomary services which would jeopardize our REIT status.

Finally, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We generally treat our leases with respect to our properties as true leases for federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for federal income tax purposes. In that case, and in any case in which we intentionally structure a lease as a financing arrangement, our income from that lease would be interest income rather than rent and would be qualifying income for purposes of the 75% gross income test to the extent that our “loan” does not exceed the fair market value of the real estate assets associated with the facility. All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.

If a portion of the rent we receive from a facility does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of a facility would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the tenant; (2) the tenant is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; (3) we furnish more than a de minimis amount of noncustomary services to the tenants of the facility, other than through a qualifying independent contractor or a taxable REIT subsidiary; or (4) we manage or operate the facility, other than through an independent contractor. In any of these circumstances, we could lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a tenant’s proportionate share of a facility’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.”

Interest.    The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based upon the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Fee income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. We anticipate that MPT TRS, one of our taxable REIT subsidiaries, will receive most of the management fees, inspection fees and construction fees in connection with our operations. Any fees earned by MPT TRS. will not be included as income for purposes of the gross income tests.

Prohibited transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” We may form or acquire a taxable REIT subsidiary to engage in transactions that may not fall within the safe-harbor provisions.

Foreclosure property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incidental to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after actual or imminent default on a lease of the property or on indebtedness secured by the property, or a “Repossession Action.” Property acquired by a Repossession Action will not be considered “foreclosure property” if (1) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (2) the lease or loan was acquired or entered into with intent to take Repossession Action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered “foreclosure property” unless the REIT makes a proper election to treat the property as foreclosure property.

Foreclosure property includes any qualified healthcare property acquired by a REIT as a result of a termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). A “qualified healthcare property” means any real property, including interests in real property, and any personal property incident to such real property which is a healthcare facility or is necessary or incidental to the use of a healthcare facility. For this purpose, a healthcare facility means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease secured by such facility, was operated by a provider of such services which was eligible for participation in the Medicare program under Title XVIII of the Social Security Act with respect to such facility.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or, in the case of a qualified healthcare property which becomes foreclosure property because it is acquired by a REIT as a result of the termination of a lease of such property, at the end of the second taxable year following the taxable year in which the REIT acquired such property) or longer if an extension is granted by the Secretary of the Treasury. This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. For this purpose, in the case of a qualified healthcare property, income derived or received from an independent contractor will be disregarded to the extent such income is attributable to (1) a lease of property in effect on the date the REIT acquired the qualified healthcare property (without regard to its renewal after such date so long as such renewal is pursuant to the terms of such lease as in effect on such date) or (2) any lease of property entered into after such date if, on such date, a lease of such property from the REIT was in effect and, under the terms of the new lease, the REIT receives a substantially similar or lesser benefit in comparison to the prior lease.

Hedging transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning prior to January 1, 2005, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incur to acquire or carry “real estate assets” should be qualifying income for purposes of the 95% gross income test (but not the 75% gross income test). For taxable years beginning on and after January 1, 2005, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test and for transactions entered into after July 30, 2008, such income or gain will also be excluded from the 75% gross income test. For this purpose, a “hedging transaction” will mean any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate or price changes with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or to manage risks of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income which will be considered qualifying or excluded income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Foreign currency gain.    For gains and items of income recognized after July 30, 2008, passive foreign exchange gain is excluded from the 95% income test and real estate foreign exchange gain is excluded from the 75% income test. Real estate foreign exchange gain is foreign currency gain (as defined in Code Section 988(b)(1)) which is attributable to (i) any qualifying item of income or gain for purposes of the 75% income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Code Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU. The QBU is not required to meet the 95% income test in order for this 987 gain exclusion to apply. Real estate foreign exchange gain also includes any other foreign currency gain as determined by the Secretary of the Treasury.

Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any qualifying item of income or gain for purposes of the 95% income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

The 2008 Act further provides that any gain derived from dealing, or engaging in substantial and regular trading, in securities denominated in, or determined by reference to, one or more nonfunctional currencies will be treated as non-qualifying income for both the 75% and 95% gross income tests. We do not currently, and do not expect to, engage in such trading.

Failure to satisfy gross income tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•	following our identification of such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset tests.    To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•

real estate assets, which includes interest in real property, leaseholds, options to acquire real property or leaseholds, interests in mortgages on real property and shares (or transferable certificates of beneficial interest) in other REITs; and

•

investments in stock or debt instruments attributable to the temporary investment (i.e., for a period not exceeding 12 months) of new capital that we raise through any equity offering or public offering of debt with at least a five year term.

Effective for tax years beginning after July 30, 2008, if a REIT or its QBU uses any foreign currency as its functional currency (as defined in section 985(b) of the Code), the term “cash” includes such currency to the extent held for use in the normal course of the activities of the REIT or QBU which give rise to items of income or gain qualifying under the 95% and 75% income tests or are directly related to acquiring or holding assets qualifying under the 75% assets test, provided that the currency cannot be held in connection with dealing, or engaging in substantial and regular trading, in securities.

With respect to investments not included in the 75% asset class, we may not hold securities of any one issuer (other than a taxable REIT subsidiary) that exceed 5% of the value of our total assets; nor may we hold securities of any one issuer (other than a taxable REIT subsidiary) that represent more than 10% of the voting power of all outstanding voting securities of such issuer or more than 10% of the value of all outstanding securities of such issuer.

In addition, we may not hold securities of one or more taxable REIT subsidiaries that represent in the aggregate more than 25% of the value of our total assets (20% for tax years beginning prior to January 1, 2009), irrespective of whether such securities may also be included in the 75% asset class (e.g., a mortgage loan issued to a taxable REIT subsidiary). Furthermore, no more than 25% of our total assets may be represented by securities that are not included in the 75% asset class, including, among other things, certain securities of a taxable REIT subsidiary such as stock or non-mortgage debt.

For purposes of the 5% and 10% asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership that holds real estate assets. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•

a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•

Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership;

•

Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

MPT TRS and MPT Covington TRS, Inc., two of our taxable REIT subsidiaries, have made and will make loans to tenants to acquire operations and for other purposes. If the IRS were to successfully treat a particular loan to a tenant as an equity interest in the tenant, the tenant would be a “related party tenant” with respect to our company and the rent that we receive from the tenant would not be qualifying income for purposes of the REIT gross income tests. As a result, we could lose our REIT status. In addition, if the IRS were to successfully treat a particular loan as an interest held by our operating partnership rather than by one of our taxable REIT subsidiaries we could fail the 5% asset test, and if the IRS further successfully treated the loan as other than straight debt, we could fail the 10% asset test with respect to such interest. As a result of the failure of either test, we could lose our REIT status.

MPT Covington TRS, Inc. leases a healthcare facility from us and subleases it to a tenant in which it owns a greater than 10% interest. The facility is operated by an eligible independent contractor. We have obtained a private letter ruling from the IRS holding that ownership of the equity interest and the operation of the facility in accordance with the agreements among the parties do not adversely affect the taxable REIT subsidiary status of MPT Covington TRS, Inc. We have since structured other transactions in which MPT TRS owns an indirect equity interest in a tenant entity in a similar manner and will structure the leases to the operating subsidiaries of Ernest in a similar manner. If the IRS successfully challenged the taxable REIT subsidiary status of MPT Covington TRS, Inc. or MPT TRS, and we were unable to cure as described below, we could fail the 10% asset test with respect to our ownership of MPT Covington TRS, Inc. or MPT TRS and as a result lose our REIT status.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that, at the end of any calendar quarter, we violate the 5% or 10% test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure of the asset test. In the event of a more than de minimis failure of the 5% or 10% tests, or a failure of the other assets test, at the end of any calendar quarter, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) file with the IRS a schedule describing the assets that caused the failure, (2) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure of the asset test and (3) pay a tax equal to the greater of $50,000 and tax at the highest corporate rate on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution requirements.    Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount not less than:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property;

•	minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. In addition, we will incur a 4% nondeductible excise tax on the excess of a specified required distribution over amounts we actually distribute if we distribute an amount less than the required distribution during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year. The required distribution must not be less than the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain income for the year; and

•	any undistributed taxable income from prior periods.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See ”—Requirements for Qualification—Taxation of Taxable United States Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.

The IRS has recently issued Revenue Procedure 2010-12, amplifying and superseding Revenue Procedure 2008-68, which provides temporary relief to publicly traded REITs seeking to preserve liquidity by making elective cash/stock dividends. Under Revenue Procedure 2010-12, a REIT may treat the entire dividend, including the stock portion, as a taxable dividend distribution thereby qualifying for the dividends-paid deduction provided certain requirements are satisfied. The cash portion of the dividend may be as low as 10%. Revenue Procedure 2010-12 is applicable to a dividend that is declared on or before December 31, 2012 with respect to a taxable year ending on or before December 31, 2011.

Recordkeeping requirements.    We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our shares of outstanding capital stock. We intend to comply with these requirements.

Failure to qualify.    If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any distributions to stockholders would be taxable to them as dividend income to the extent of our current and accumulated earnings and profits. Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if the failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “—Gross Income Tests” and “—Asset Tests.”

Taxation of taxable United States stockholders.    As long as we qualify as a REIT, a taxable “United States stockholder” will be required to take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A United States stockholder will not qualify for the dividends-received deduction generally available to corporations. The term “United States stockholder” means a holder of shares of common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Distributions paid to a United States stockholder generally will not qualify for the maximum 15% tax rate in effect for “qualified dividend income” for tax years through 2012. Without future congressional action, qualified dividend income will be taxed at ordinary income tax rates starting in 2013. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most United States noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the current 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

Distributions to a United States stockholder which we designate as capital gain dividends will generally be treated as long-term capital gain, without regard to the period for which the United States stockholder has held its common stock. We generally will designate our capital gain dividends as 15% or 25% rate distributions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The United States stockholder would receive a credit or refund for its proportionate share of the tax we paid. The United States stockholder would increase the basis in its shares of common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A United States stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the United States stockholder’s shares. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the United States stockholder. In addition, any distribution we declare in October, November, or December of any year that is payable to a United States stockholder of record on a specified date in any of those months will be treated as paid by us and received by the United States stockholder on December 31 of the year, provided we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of common stock will not be treated as passive activity income; stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of United States stockholders on the disposition of shares of common stock.    In general, a United States stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of common stock as long-term capital gain or loss if the United States stockholder has held the stock for more than one year, and otherwise as short-term capital gain or loss. However, a United States stockholder must treat any loss upon a sale or exchange of common stock held for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us which the United States stockholder treats as long-term capital gain. All or a portion of any loss that a United States stockholder realizes upon a taxable disposition of common stock may be disallowed if the United States stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital gains and losses.    The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gain applicable to individuals is 15% for sales and exchanges of assets held for more than one year and occurring on or after May 6, 2003 through December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is taxable to non-corporate stockholders at a 15% or 25% rate.

The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct from its ordinary income capital losses not offset by capital gains only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains and unused losses may be carried back three years and carried forward five years.

Information reporting requirements and backup withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. A stockholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholder who fails to certify its non-foreign status to us. For a discussion of the backup withholding rules as applied to non-United States stockholders, see “Taxation of Non-United States Stockholders.”

Taxation of tax-exempt stockholders.    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, referred to as pension trusts, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our outstanding stock must treat a percentage of the dividends it receives from us as unrelated business taxable income. The percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. This rule applies to a pension trust holding more than 10% of our outstanding stock only if:

•	the percentage of our dividends which the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% in value of our outstanding stock be owned by five or fewer individuals, which modification allows the beneficiaries of the pension trust to be treated as holding shares in proportion to their actual interests in the pension trust; and

•	either of the following applies:

•	one pension trust owns more than 25% of the value of our outstanding stock; or

•	a group of pension trusts individually holding more than 10% of the value of our outstanding stock collectively owns more than 50% of the value of our outstanding stock.

Taxation of non-United States stockholders.    The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-United States stockholders to consult their own tax advisors to determine the impact of U.S. federal, state and local income and non-U.S. tax laws on ownership of shares of common stock, including any reporting requirements.

A non-United States stockholder that receives a distribution which (1) is not attributable to gain from our sale or exchange of “United States real property interests” (defined below) and (2) we do not designate as a capital gain dividend (or retained capital gain) will recognize ordinary income to the extent of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates on dividends do not apply, or do not apply as favorably to, dividends from REITs. However, a non-United States stockholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-United States stockholder’s conduct of a United States trade or business, in the same manner as United States stockholders are taxed on distributions. A corporate non-United States stockholder may, in addition, be subject to the 30% branch profits tax. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-United States stockholder unless:

•	a lower treaty rate applies and the non-United States stockholder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-United States stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-United States stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the stockholder’s shares of common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the shares. A non-United States stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-United States stockholder otherwise would be subject to tax on gain from the sale or disposition of shares of common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-United States stockholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. We may, therefore, withhold at a rate of 10% on any portion of a distribution to the extent we determined it is not subject to withholding at the 30% rate described above.

Furthermore, recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30 percent on dividends in respect of, and, after December 31, 2014, gross proceeds from the sale of, our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

For any year in which we qualify as a REIT, a non-United States stockholder will incur tax on distributions attributable to gain from our sale or exchange of “United States real property interests” under the “FIRPTA” provisions of the Code. The term “United States real property interests” includes interests in real property located in the United States or the Virgin Islands and stocks in corporations at least 50% by value of whose real property interests and assets used or held for use in a trade or business consist of United States real property interests. Under the FIRPTA rules, a non-United States stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the conduct of a United States business of the non-United States stockholder. A non-United States stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to United States stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-United States corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-United States stockholder may receive a credit against our tax liability for the amount we withhold.

For taxable years beginning on and after January 1, 2005, for non-United States stockholders of our publicly-traded shares, capital gain distributions that are attributable to our sale of real property will not be subject to FIRPTA and therefore will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-United States stockholder did not own more than 5% of the class of our stock on which the distributions are made for the one year period ending on the date of distribution. As a result, non-United States stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

A non-United States stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of shares of common stock as long as, at all times, non-United States persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that this test will be met. Even if we meet this test, pursuant to new “wash sale” rules under FIRPTA, a non-United States stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our common stock within certain prescribed periods. In addition, a non-United States stockholder that owned, actually or constructively, 5% or less of the outstanding common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common stock if the stock is “regularly traded” on an established securities market. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of United States stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

A non-United States stockholder generally will incur tax on gain from the sale of common stock not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-United States stockholder’s United States trade or business, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to the gain; or

•

the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-United States stockholder will incur a 30% tax on capital gains.

Other tax consequences

Tax aspects of Medical Properties’ Investments in the Operating Partnership.    The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire, each individually referred to as a Partnership and, collectively, as Partnerships. The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as partnerships.    We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.

An unincorporated entity with only one separate beneficial owner generally may elect to be classified either as an association taxable as a corporation or as a disregarded entity. If such an entity is domestic and does not make an election, it generally will be treated as a disregarded entity. A disregarded entity’s activities are treated as those of a branch or division of its beneficial owner.

The operating partnership has not elected to be treated as an association taxable as a corporation. Therefore, our operating partnership is treated as a partnership for federal income tax purposes. We intend that our operating partnership will continue to be treated as partnership for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as either partnerships or disregarded entities for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “—Requirements for Qualification—Gross Income Tests” and “—Requirements for Qualification—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Requirements for Qualification—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income taxation of the partnerships and their partners

Partners, not the Partnerships, subject to tax.    A partnership is not a taxable entity for federal income tax purposes. If a Partnership is classified as a partnership, we will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. If a Partnership is classified as a disregarded entity, the Partnership’s activities will be treated as if carried on directly by us.

Partnership allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax allocations with respect to contributed properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Similar rules apply with respect to property revalued on the books of a partnership. The amount of such unrealized gain or unrealized loss, referred to as built-in gain or built-in loss, is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The United States Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Our operating partnership generally intends to use the traditional method for allocating items with respect to which there is a book-tax difference.

Basis in partnership interest.    Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships.    The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A partnership in which we are a partner generally will depreciate property for federal income tax purposes under the modified accelerated cost recovery system of depreciation, referred to as MACRS. Under MACRS, the partnership generally will depreciate furnishings and equipment over a seven year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, the partnership generally will depreciate buildings and improvements over a 39 year recovery period using a straight line method and a mid-month convention. The operating partnership’s initial basis in properties acquired in exchange for units of the operating partnership should be the same as the transferor’s basis in such properties on the date of acquisition by the partnership. Although the law is not entirely clear, the partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that the partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

Sale of a partnership’s property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Requirements for Qualification—Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

Taxable REIT subsidiaries.    As described above, we have formed and have made a timely election to treat MPT TRS and MPT Covington TRS, Inc., as taxable REIT subsidiaries and may form or acquire additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary may provide services to our tenants and engage in activities unrelated to our tenants, such as third-party management, development, and other independent business activities.

We and any corporate subsidiary in which we own stock, other than a qualified REIT subsidiary, must make an election for the subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns shares of a corporation with more than 35% of the value or voting power of all outstanding shares of the corporation, the corporation will automatically also be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of our assets (20% for tax years beginning prior to January 1, 2009) may consist of securities of one or more taxable REIT subsidiaries, irrespective of whether such securities may also qualify under the 75% assets test, and no more than 25% of the value of our assets may consist of the securities that are not qualifying assets under the 75% test, including, among other things, certain securities of a taxable REIT subsidiary, such as stock or non-mortgage debt.

Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. For tax years beginning after July 30, 2008, rents paid to a REIT by a taxable REIT subsidiary with respect to a “qualified health care property,” operated on behalf of such taxable REIT subsidiary by a person who is an “eligible independent contractor,” are qualifying rental income for purposes of the 75% and 95% gross income tests. The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain types of transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

A taxable REIT subsidiary may not directly or indirectly operate or manage a healthcare facility, though for tax years beginning after July 30, 2008 a healthcare facility leased to a taxable REIT subsidiary from a REIT may be operated on behalf of the taxable REIT subsidiary by an eligible independent contractor. For purposes of this definition a “healthcare facility” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under Title XVIII of the Social Security Act with respect to such facility. MPT Covington TRS, Inc. has been formed for the purpose of, and is currently, leasing a healthcare facility from us, subleasing that facility to an entity in which MPT Covington TRS, Inc. owns an equity interest, and having that facility operated by an eligible independent contractor. We have obtained a private letter ruling from the IRS holding that the ownership of the equity interest and the operation of the facility in accordance with the agreements of the parties do not adversely affect the taxable REIT subsidiary status of MPT Covington TRS, Inc. We have structured other transactions in which MPT TRS owns an indirect equity interest in a tenant entity in a similar manner and we will structure leases with the operating subsidiaries of Ernest in a similar manner and may structure other such transactions in the future.

State and local taxes.    We and our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transact business, own property or reside. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

Taxation of noteholders

The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes for “U.S. Holders” or “Non-U.S. Holders” (each, as defined below and collectively, “Holders”). Except where noted, this summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by a Holder who purchases the notes on original issuance at the “issue price” (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address the tax consequences to subsequent purchasers of notes.

This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, including, without limitation, Holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, tax-exempt entities, former citizens or residents of the United States, pass-through entities (e.g., S corporations, partnerships or other entities taxable as partnerships for U.S. federal income tax purposes) or investors who hold the notes through pass-through entities, “controlled foreign corporations,” “passive foreign investment companies,” U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the notes in connection with a straddle, hedging, conversion or other risk reduction transaction. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws of any U.S. state and local or foreign tax laws.

The U.S. federal income tax considerations set forth below are based upon the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the Internal Revenue Service (the “IRS”) all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and to differing interpretations, so as to result in U.S. federal income tax considerations different from those summarized below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Investors considering the purchase of the notes are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Effect of contingent interest

We may be required to pay additional interest on a note in certain circumstances described above, e.g., under the headings “Description of notes—Optional redemption” and “—Repurchase of notes upon a change of control.” Because we believe the likelihood that we will be obligated to make any such additional payment on the notes is remote, we are taking the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments. Our determination that the notes are not contingent payment debt instruments is binding on Holders unless they disclose their contrary positions to the IRS in the manner required by applicable Treasury regulations. However, our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were successfully to challenge our determination and the notes were treated as contingent payment debt instruments, Holders would be required, among other things, to accrue interest income at a rate higher than the stated interest rate and any otherwise applicable original issue discount on the notes, treat as interest income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and treat the entire amount of any realized gain as ordinary interest income.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder.

Stated interest and original issue discount

Qualified stated interest on a note (as defined below) generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

If the issue price of the notes is less than their stated redemption price at maturity, then the notes will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between their issue price and their stated redemption price at maturity is less than a statutory de minimis amount. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. All stated interest on the notes is expected to be qualified stated interest. The amount of OID on the notes will be de minimis if it is less than 0.0025 multiplied by the product of their stated redemption price at maturity and the number of complete years to maturity (10).

If the difference between the issue price and the stated redemption price at maturity of the notes is more than the statutory de minimis amount, the notes will be treated as having been issued with O1D. The amount of OID on the notes, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

U.S. Holders purchasing notes with OID should consult their tax advisors regarding computation of O1D accruals.

Sale, redemption, exchange or other taxable disposition of notes

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such Holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder increased by the amount of OID (if any) previously included in income by such Holder and decreased by the amount of any prior payments other than qualified stated interest payments.

Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2012; 20% thereafter). The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

We will report to our U.S. Holders and to the IRS the amount of interest payments, accruals of OID and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a current rate of up to 28% (31% beginning in 2013) with respect to such amounts unless the Holder:

•	comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. Holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability if the information is furnished to the IRS in a timely manner.

New legislation

Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest and original issue discount

A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (which for purposes of this discussion of Non-U.S. Holders includes any OID) on a note that is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in the Operating Partnership, (ii) a controlled foreign corporation related to the Operating Partnership, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder to qualify for this exemption from taxation on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the Non-U.S. Holder that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is a Non-U.S. Holder and (iii) provides the beneficial owner’s name and address. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income with respect to a note is not exempt from U.S. federal withholding tax as described above, a Non-U.S. Holder will be subject to U.S. federal income tax at a 30% rate unless (1) such tax is eliminated or reduced under an applicable income tax treaty or (2) such interest income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale, redemption, exchange or other taxable disposition of notes

Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if an applicable income tax treaty so provides, is not attributable to a U.S. permanent establishment) and (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year.

Effectively Connected Income

A Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment) will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the Holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. The withholding tax discussed above will not apply to effectively connected income, provided the Holder furnishes an IRS form W-8ECI or IRS Form W-8BEN, as applicable.

Information reporting and backup withholding

Information reporting requirements and backup withholding generally will not apply to interest payments on a note to a Non-U.S. Holder if the statement described in “Non-U.S. Holders” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale or other disposition (including a redemption) of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code, (iv) is a U.S. branch of a foreign bank or a foreign insurance company, or (v) is a partnership with a U.S. trade or business or a specified percentage of U.S. partners. Payment of the proceeds of any such disposition effected outside the United States by a foreign office of any broker that is described in (ii) through (v) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such disposition or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders” or otherwise establishes an exemption. Any amount withheld from a payment to a Holder of a note under the backup withholding rules is allowable as a credit against such Holder’s U.S. federal income tax liability (which might entitle such Holder to a refund), provided that such Holder timely furnishes the required information to the IRS.

Recently-enacted legislation relating to foreign accounts

Congress recently passed legislation that imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments of interest and sales proceeds to foreign intermediaries and certain Non-U.S. Holders. In the case of debt securities, the legislation only applies to obligations issued after March 18, 2012. However, if the debt securities were modified in certain ways after March 18, 2012, they could become subject to these rules. Prospective investors should consult their own tax advisers regarding this new legislation.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER OTHER FEDERAL TAX LAWS AND STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us, the guarantors and the underwriters, we have agreed to sell to each underwriter, and each underwriter severally has agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name:

Underwriters	Principal Amount of Notes

J.P. Morgan Securities LLC	$

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

KeyBanc Capital Markets Inc.

SunTrust Robinson Humphrey, Inc.

Raymond James & Associates, Inc.

Morgan Keegan & Company, Inc.

$200,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid by us to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us

Per note	%

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes offered pursuant to this prospectus) for a period of 90 days after the date of this prospectus without the prior consent of J.P. Morgan Securities LLC.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of our securities which are the subject of this prospectus to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of us or the underwriters.

Each underwriter has agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

We expect that delivery of the notes will be made against payment therefor on or about                 , which will be the                  business day following the pricing of the notes (such settlement being herein referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, you should be aware that the trading of the notes on the date of pricing or the next succeeding business days may be affected by the T+     settlement.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, or the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Any of these activities may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain affiliates of the underwriters act as lenders and/or agents under our revolving credit facility and our new term loan facility. In addition, certain of the underwriters acted as underwriters in connection with the offering of common stock by Medical Properties Trust, Inc. In connection with the Ernest Acquisition Transactions, we agreed to pay RBC Capital Markets, LLC a customary fee for financial advisory services.

Legal matters

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. The general summary of material United States federal income tax considerations contained under the heading “Certain material U.S. federal income tax considerations” (other than “Taxation of noteholders”) has been passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

Experts

The financial statements as of December 31, 2010 and December 31, 2009 and for each of the three years in the period ended December 31, 2010 of Medical Properties Trust Inc. and MPT Operating Partnership, L.P. included in this Prospectus and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Prime Healthcare Services, Inc. for the years ended December 31, 2010 and 2009, as included in Medical Properties’ Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and incorporated herein by reference, have been audited by Moss Adams LLP, independent auditors, as stated in their report incorporated by reference, and upon the authority of Moss Adams LLP as experts in accounting and auditing.

The consolidated financial statements of Ernest Health, Inc. and subsidiaries as of December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 incorporated in this prospectus by reference to Medical Properties’ Current Report on Form 8-K filed with the SEC on January 31, 2012, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

The issuers and the guarantors (other than Medical Properties Trust, Inc.) are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. Medical Properties Trust, Inc., a guarantor and the parent company of the issuers, is currently subject to the periodic reporting and other informational requirements of the Exchange Act, and files annual, quarterly and current reports and other information with the SEC. The registration statement of which this prospectus forms a part, such reports and other information will be available on the SEC’s Web site at www.sec.gov. You also may read and copy any documents filed at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. The SEC filings of Medical Properties Trust, Inc. are also available free of charge at its Internet website (http://www.medicalpropertiestrust.com). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this prospectus and is not incorporated in this prospectus by reference. Information may also be obtained from us at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, Attention: Chief Financial Officer. Medical Properties Trust, Inc.’s telephone number is (205) 969-3755.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

Incorporation by reference

We incorporate by reference into this prospectus the documents listed below and any future filings Medical Properties Trust, Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), until we have sold all of the notes to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference herein is an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, or (2) any other subsequently filed document that is incorporated by reference in this prospectus, modifies or supersedes such statement:

•	Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010;

•

Medical Properties Trust, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2011 (solely to the extent specifically incorporated by reference into Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010);

•	Medical Properties Trust, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	Combined Quarterly Report on Form 10-Q of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P. for the quarter ended September 30, 2011; and

•	Current Reports on Form 8-K filed with the SEC on March 16, 2011, April 12, 2011, April 19, 2011, May 2, 2011, May 24, 2011, June 15, 2011, August 31, 2011, January 31, 2012 and February 1, 2012.

We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Investor Relations, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

Report of independent registered public accounting firm

To the Board of Directors and Stockholders

of Medical Properties Trust, Inc:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of equity, and of cash flows present fairly, in all material respects, the financial position of Medical Properties Trust, Inc. and its subsidiaries at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

February 25, 2011, except for subsequent events discussed in Note 14 and the condensed consolidating financial information in Note 15, collectively as to which the date is October 5, 2011

Report of independent registered public accounting firm

To the Partners

of MPT Operating Partnership, L.P.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of capital, and of cash flows present fairly, in all material respects, the financial position of MPT Operating Partnership, L.P. and its subsidiaries at December 31, 2010 and December 31, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

October 5, 2011

Medical Properties Trust, Inc. and subsidiaries

Consolidated balance sheets

	December 31,
	2010	2009
	(Amounts in thousands, except for per share data)

ASSETS
Real estate assets
Land	$96,894	$87,888
Buildings and improvements	893,741	774,022
Construction in progress and other	6,730	291
Intangible lease assets	35,004	24,097
Mortgage loans	165,000	200,164
Real estate held for sale	—	89,973

Gross investment in real estate assets	1,197,369	1,176,435
Accumulated depreciation	(68,662)	(47,965)
Accumulated amortization	(7,432)	(5,133)

Net investment in real estate assets	1,121,275	1,123,337
Cash and cash equivalents	98,408	15,307
Interest and rent receivables	26,176	19,845
Straight-line rent receivables	28,912	27,539
Other loans	50,985	110,842
Other assets	23,058	13,028

Total Assets	$1,348,814	$1,309,898

LIABILITIES AND EQUITY
Liabilities
Debt, net	$369,970	$576,678
Accounts payable and accrued expenses	35,974	29,247
Deferred revenue	23,137	15,350
Lease deposits and other obligations to tenants	20,157	17,048

Total liabilities	449,238	638,323

Commitments and Contingencies
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000 shares; issued and outstanding—110,225 shares at December 31, 2010 and 78,725 shares at December 31, 2009	110	79
Additional paid-in capital	1,051,785	759,721
Distributions in excess of net income	(148,530)	(88,093)
Accumulated other comprehensive loss	(3,641)	—
Treasury shares, at cost	(262)	(262)

Total Medical Properties Trust, Inc. stockholders’ equity	899,462	671,445
Non-controlling interests	114	130

Total Equity	899,576	671,575

Total Liabilities and Equity	$1,348,814	$1,309,898

See accompanying notes to consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Consolidated statements of income

	For the years ended December 31,
	2010	2009	2008
	(Amounts in thousands, except for per share data)

Revenues
Rent billed	$92,785	$81,865	$74,146
Straight-line rent	2,074	8,221	3,742
Interest and fee income	26,988	28,723	29,182

Total revenues	121,847	118,809	107,070
Expenses
Real estate depreciation and amortization	24,486	22,628	22,385
Loan impairment charge	12,000	—	—
Property-related	4,407	3,802	4,242
General and administrative	28,535	21,096	19,515

Total operating expense	69,428	47,526	46,142

Operating income	52,419	71,283	60,928
Other income (expense)
Interest and other income	1,518	43	86
Debt refinancing costs	(6,716)	—	—
Interest expense	(33,993)	(37,656)	(42,424)

Net other expenses	(39,191)	(37,613)	(42,338)

Income from continuing operations	13,228	33,670	18,590
Income from discontinued operations	9,784	2,697	14,143

Net income	23,012	36,367	32,733

Net income attributable to non-controlling interests	(99)	(37)	(33)

Net income attributable to MPT common stockholders.	$22,913	$36,330	$32,700

Earnings per share—basic
Income from continuing operations attributable to MPT common stockholders	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT common stockholders	0.10	0.04	0.23

Net income attributable to MPT common stockholders	$0.22	$0.45	$0.50

Weighted average shares outstanding—basic	100,706	78,117	62,027

Earnings per share—diluted
Income from continuing operations attributable to MPT common stockholders	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT common stockholders	0.10	0.04	0.23

Net income attributable to MPT common stockholders	$0.22	$0.45	$0.50

Weighted average shares outstanding—diluted	100,708	78,117	62,035

See accompanying notes to consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Consolidated statements of equity

For the years ended December 31, 2010, 2009 and 2008

(Amounts in thousands, except per share data)

	Preferred		Common		Additional paid-in capital	Distributions in excess of net income	Accumulated other comprehensive loss	Treasury stock	Non- controlling interests	Total equity
	Shares	Par value	Shares	Par value

Balance at December 31, 2007	—	$—	52,133	$52	$548,086	$(28,626)	—	$(262)	$77	$519,327
Comprehensive income:
Net income	—	—	—	—	—	32,700	—	—	33	32,733

Comprehensive income	—	—	—	—	—	32,700	—	—	33	32,733
Deferred stock units issued to directors	—	—	—	—	48	(48)	—	—	—	—
Stock vesting and amortization of stock-based compensation	—	—	273	—	6,386	—	—	—	—	6,386
Purchase of Wichita Partnership	—	—	—	—	—	—	—	—	145	145
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(12)	(12)
Proceeds from offering (net of offering costs)	—	—	12,650	13	128,318	—	—	—	—	128,331
Dividends declared ($1.01 per common share)	—	—	—	—	—	(63,967)	—	—	—	(63,967)
Issuance of convertible debt	—	—	—	—	3,400	—	—	—	—	3,400

Balance at December 31, 2008	—	$—	65,056	$65	$686,238	$(59,941)	$—	$(262)	$243	$626,343

Comprehensive income:
Net income	—	—	—	—	—	36,330	—	—	36	36,366

Comprehensive income	—	—	—	—	—	36,330		—	36	36,366
Deferred stock units issued to directors	—	—	52	1	5	(4)	—	—	—	2
Stock vesting and amortization of stock-based compensation	—	—	246	—	5,488	—	—	—	—	5,488
Proceeds from offering (net of offering costs)	—	—	13,371	13	67,990	—	—	—	—	68,003
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(149)	(149)
Dividends declared ($0.80 per common share)	—	—	—	—	—	(64,478)	—	—	—	(64,478)

Balance at December 31, 2009	—	$—	78,725	$79	$759,721	$(88,093)	$—	$(262)	$130	$671,575

Comprehensive income:
Net income	—	—	—	—	—	22,913	—	—	99	23,012
Unrealized loss on interest rate swaps	—	—	—	—	—	—	(3,641)	—	—	(3,641)

Comprehensive income	—	—	—	—	—	22,913	(3,641)	—	99	19,371
Stock vesting and amortization of stock-based compensation	—	—	700	—	6,616	—	—	—	—	6,616
Proceeds from offering (net of offering costs)	—	—	30,800	31	288,035	—	—	—	—	288,066
Extinguishment of convertible debt	—	—	—	—	(2,587)	—	—	—	—	(2,587)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	(115)	(115)
Dividends declared ($0.80 per common share)	—	—	—	—	—	(83,350)	—	—	—	(83,350)

Balance at December 31, 2010	—	$—	110,225	$110	$1,051,785	$(148,530)	$(3,641)	$(262)	$114	$899,576

See accompanying notes to consolidated financial statements.

Medical Properties Trust, Inc. and subsidiaries

Consolidated statements of cash flows

	For the years ended December 31,
	2010	2009	2008
	(Amounts in thousands)

Operating activities
Net income	$23,012	$36,367	$32,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,312	26,309	26,535
Amortization and write-off of deferred financing costs and debt discount	6,110	5,824	7,961
Premium paid on extinguishment of debt	3,833	—	—
Straight-line rent revenue	(4,932)	(9,536)	(9,402)
Share-based compensation expense	6,616	5,488	6,386
(Gain) loss from sale of real estate	(10,566)	(278)	(9,305)
Deferred revenue and fee income	(4,393)	(847)	(7,583)
Provision for uncollectible receivables and loans	14,400	—	5,700
Rent and interest income added to loans	—	(921)	(5,556)
Straight-line rent write-off	3,694	1,111	14,037
Payment of interest on early prepayment of debt	(7,324)	—	—
Other adjustments	(30)	(246)	(57)
Decrease (increase) in:
Interest and rent receivable	(5,490)	(2,433)	(4,392)
Other assets	(566)	126	5,249
Accounts payable and accrued expenses	(3,177)	1,700	4,757
Deferred revenue	13,138	87	2,854

Net cash provided by operating activities	60,637	62,751	69,917

Investing activities
Real estate acquired	(137,808)	(421)	(430,710)
Proceeds from sale of real estate	97,669	15,000	89,959
Principal received on loans receivable	90,486	4,305	71,941
Investment in loans receivable	(11,637)	(23,243)	(95,567)
Construction in progress	(6,638)	—	—
Other investments	(9,291)	(7,777)	(4,286)

Net cash provided by (used for) investing activities	22,781	(12,136)	(368,663)

Financing activities
Proceeds from term debt, net of discount	148,500	—	119,001
Payments of term debt	(216,765)	(1,232)	(860)
Payment of deferred financing costs	(6,796)	232	(6,072)
Revolving credit facilities, net	(137,200)	(55,800)	38,014
Distributions paid	(77,087)	(61,649)	(65,098)
Lease deposits and other obligations to tenants	3,667	3,390	2,963
Proceeds from sale of common shares, net of offering costs	288,066	68,003	128,331
Other	(2,702)	—	—

Net cash provided by (used in) financing activities	(317)	(47,056)	216,279

Increase (decrease) in cash and cash equivalents for the year	83,101	3,559	(82,467)
Cash and cash equivalents at beginning of year	15,307	11,748	94,215

Cash and cash equivalents at end of year	$98,408	$15,307	$11,748

Interest paid, including capitalized interest of $63 in 2010, $— in 2009, and $— in 2008	$29,679	$33,272	$31,277
Supplemental schedule of non-cash financing activities: Other common stock transactions	—	$5	$48

See accompanying notes to consolidated financial statements.

MPT Operating Partnership, L.P. and subsidiaries

Consolidated balance sheets

	December 31,
	2010	2009
	(Amounts in thousands)

ASSETS
Real estate assets
Land	$96,894	$87,888
Buildings and improvements	893,741	774,022
Construction in progress and other	6,730	291
Intangible lease assets	35,004	24,097
Mortgage loans	165,000	200,164
Real estate held for sale	—	89,973

Gross investment in real estate assets	1,197,369	1,176,435
Accumulated depreciation	(68,662)	(47,965)
Accumulated amortization	(7,432)	(5,133)

Net investment in real estate assets	1,121,275	1,123,337
Cash and cash equivalents	98,408	15,307
Interest and rent receivables	26,176	19,845
Straight-line rent receivables	28,912	27,539
Other loans	50,985	110,842
Other assets	23,058	13,028

Total Assets	$1,348,814	$1,309,898

LIABILITIES AND CAPITAL
Liabilities
Debt, net	$369,970	$576,678
Accounts payable and accrued expenses	13,658	13,208
Deferred revenue	23,137	15,350
Payable due to Medical Properties Trust, Inc.	21,943	15,742
Lease deposits and other obligations to tenants	20,157	17,048

Total liabilities	448,865	638,026
Commitments and Contingencies
Capital
General Partner—issued and outstanding—1,102 units at December 31, 2010 and 787 units at December 31, 2009	9,035	6,717
Limited Partners:
Common units—issued and outstanding—109,123 units at December 31, 2010 and 77,938 units at December 31, 2009	894,441	664,952
LTIP units—issued and outstanding—94 units at December 31, 2010 and 63 units at December 31, 2009	—	73
Accumulated other comprehensive loss	(3,641)	—

Total MPT Operating Partnership capital	899,835	671,742
Non-controlling interests	114	130

Total Capital	899,949	671,872

Total Liabilities and Capital	$1,348,814	$1,309,898

See accompanying notes to consolidated financial statements.

MPT Operating Partnership, L.P. and subsidiaries

Consolidated statements of income

	For the years ended December 31,
	2010	2009	2008
	(Amounts in thousands, except for per unit data)

Revenues
Rent billed	$92,785	$81,865	$74,146
Straight-line rent	2,074	8,221	3,742
Interest and fee income	26,988	28,723	29,182

Total revenues	121,847	118,809	107,070
Expenses
Real estate depreciation and amortization	24,486	22,628	22,385
Loan impairment charge	12,000	—	—
Property-related	4,407	3,802	4,242
General and administrative	28,460	21,033	19,515

Total operating expense	69,353	47,463	46,142

Operating income	52,494	71,346	60,928
Other income (expense)
Interest and other income	1,518	43	86
Debt refinancing costs	(6,716)	—	—
Interest expense	(33,993)	(37,656)	(42,424)

Net other expenses	(39,191)	(37,613)	(42,338)

Income from continuing operations	13,303	33,733	18,590
Income from discontinued operations	9,784	2,697	14,143

Net income	23,087	36,430	32,733

Net income attributable to non-controlling interests	(99)	(37)	(33)

Net income attributable to MPT Operating Partnership partners	$22,988	$36,393	$32,700

Earnings per unit—basic
Income from continuing operations attributable to MPT Operating Partnership partners	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT Operating Partnership partners	0.10	0.04	0.23

Net income attributable to MPT Operating Partnership partners	$0.22	$0.45	$0.50

Weighted average units outstanding—basic	100,706	78,117	62,027

Earnings per unit—diluted
Income from continuing operations attributable to MPT Operating Partnership partners	$0.12	$0.41	$0.27
Income from discontinued operations attributable to MPT Operating Partnership partners	0.10	0.04	0.23

Net income attributable to MPT Operating Partnership partners	$0.22	$0.45	$0.50

Weighted average units outstanding—diluted	100,708	78,117	62,035

See accompanying notes to consolidated financial statements.

MPT Operating Partnership, LP and subsidiaries

Condensed consolidated statements of capital

For the years ended December 31, 2010, 2009 and 2008

(Amounts in thousands, except per unit data)

			Limited partners				Accumulated other comprehensive loss	Non- controlling interests	Total capital
	General partner		Common		LTIPs
	Units	Unit value	Units	Unit value	Units	Unit value

Balance at December 31, 2007	520	$5,195	51,612	$514,179	—	$111	—	$77	$519,562
Comprehensive income:
Net income	—	327	—	31,988	—	385	—	33	32,733

Comprehensive income	—	327	—	31,988	—	385	—	33	32,733
Deferred units issued	—	—	—	—	—	—	—	—	—
Unit vesting and amortization of unit-based compensation	3	64	270	6,322	32	—	—	—	6,386
Purchase of Wichita Partnership	—	—	—	—	—	—	—	145	145
Distributions to non-controlling interests	—	—	—	—	—	—	—	(12)	(12)
Proceeds from offering (net of offering costs)	127	1,283	12,524	127,048	—	—	—	—	128,331
Distributions declared ($1.01 per unit)	—	(640)	—	(63,017)	—	(310)	—	—	(63,967)
Issuance of convertible debt	—	34	—	3,366	—	—	—	—	3,400

Balance at December 31, 2008	650	$6,263	64,406	$619,886	32	$186	$—	$243	$626,578

Comprehensive income:
Net income	—	364	—	35,856	—	174	—	36	36,430

Comprehensive income	—	364	—	35,856	—	174		36	36,430
Unit vesting and amortization of unit-based compensation	3	55	295	5,433	31	—	—	—	5,488
Proceeds from offering (net of offering costs)	134	680	13,237	67,323	—	—	—	—	68,003
Distributions to non-controlling interests	—	—	—	—	—	—	—	(149)	(149)
Distributions declared ($0.80 per unit)	—	(645)	—	(63,546)	—	(287)	—	—	(64,478)

Balance at December 31, 2009	787	$6,717	77,938	$664,952	63	$73	$—	$130	$671,872

Comprehensive income:
Net income	—	230	—	22,601	—	157	—	99	23,087
Unrealized loss on interest rate swaps	—	—	—	—	—	—	(3,641)	—	(3,641)

Comprehensive income	—	230	—	22,601	—	157	(3,641)	99	19,446
Unit vesting and amortization of unit-based compensation	7	66	693	6,550	31	—	—	—	6,616
Proceeds from offering (net of offering costs)	308	2,882	30,492	285,184	—	—	—	—	288,066
Extinguishment of convertible debt	—	(26)	—	(2,560)	—	—	—	—	(2,586)
Distributions to non-controlling interests	—	—	—	—	—	—	—	(115)	(115)
Distributions declared ($0.80 per unit)	—	(834)	—	(82,286)	—	(230)	—	—	(83,350)

Balance at December 31, 2010	1,102	$9,035	109,123	$894,441	94	$—	$(3,641)	$114	$899,949

See accompanying notes to consolidated financial statements.

MPT Operating Partnership, LP

Condensed consolidated statements of cash flows

	For the years ended December 31,
	2010	2009	2008
	(Amounts in thousands)

Operating activities
Net income	$23,087	$36,430	$32,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,312	26,309	26,535
Amortization and write-off of deferred financing costs and debt discount	6,110	5,824	7,961
Premium paid on extinguishment of debt	3,833	—	—
Straight-line rent revenue	(4,932)	(9,536)	(9,402)
Unit-based compensation expense	6,616	5,488	6,386
(Gain) loss from sale of real estate	(10,566)	(278)	(9,305)
Deferred revenue and fee income	(4,393)	(847)	(7,583)
Provision for uncollectible receivables and loans	14,400	—	5,700
Rent and interest income added to loans	—	(921)	(5,556)
Straight-line rent write-off	3,694	1,111	14,037
Payment of interest on early prepayment of debt	(7,324)	—	—
Other adjustments	(30)	(246)	(57)
Decrease (increase) in:
Interest and rent receivable	(5,490)	(2,433)	(4,392)
Other assets	(566)	126	5,249
Accounts payable and accrued expenses	(3,252)	1,642	4,778
Deferred revenue	13,138	87	2,854

Net cash provided by operating activities	60,637	62,756	69,938
Investing activities
Real estate acquired	(137,808)	(421)	(430,710)
Proceeds from sale of real estate	97,669	15,000	89,959
Principal received on loans receivable	90,486	4,305	71,941
Investment in loans receivable	(11,637)	(23,243)	(95,567)
Construction in progress	(6,638)	—	—
Other investments	(9,291)	(7,777)	(4,286)

Net cash provided by (used for) investing activities	22,781	(12,136)	(368,663)
Financing activities
Proceeds from term debt, net of discount	148,500	—	119,001
Payments of term debt	(216,765)	(1,232)	(860)
Payment of deferred financing costs	(6,796)	232	(6,072)
Revolving credit facilities, net	(137,200)	(55,800)	38,014
Distributions paid	(77,087)	(61,649)	(65,098)
Lease deposits and other obligations to tenants	3,667	3,390	2,963
Proceeds from sale of units, net of offering costs	288,066	68,003	128,331
Other	(2,702)	—	—

Net cash provided by (used in) financing activities	(317)	(47,056)	216,279

Increase (decrease) in cash and cash equivalents for the year	83,101	3,564	(82,446)
Cash and cash equivalents at beginning of year	15,307	11,743	94,189

Cash and cash equivalents at end of year	$98,408	$15,307	$11,743

Interest paid, including capitalized interest of $63 in 2010, $— in 2009, and $— in 2008	$29,679	$33,272	$31,277
Supplemental schedule of non-cash financing activities:
Other common unit transactions	—	$5	$48

See accompanying notes to consolidated financial statements.

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.

Notes to consolidated financial statements

1. Organization

Medical Properties Trust, Inc., a Maryland corporation, was formed on August 27, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in, owning, and leasing commercial real estate. Our operating partnership subsidiary, MPT Operating Partnership, L.P. (the “Operating Partnership”), through which we conduct all of our operations, was formed in September 2003. Through another wholly-owned subsidiary, Medical Properties Trust, LLC, we are the sole general partner of the Operating Partnership. At present, we directly own substantially all of the limited partnership interests in the Operating Partnership and have elected to report our required disclosures and that of the Operating Partnership on a combined basis except where material differences exist. MPT Finance Corporation is a wholly owned subsidiary of the Operating Partnership and was formed for the sole purpose of being a co-issuer of some of the Operating Partnership’s indebtedness. MPT Finance Corporation has no substantive assets or operations.

Our primary business strategy is to acquire and develop real estate and improvements, primarily for long term lease to providers of healthcare services such as operators of general acute care hospitals, inpatient physical rehabilitation hospitals, long-term acute care hospitals, surgery centers, centers for treatment of specific conditions such as cardiac, pulmonary, cancer, and neurological hospitals, and other healthcare-oriented facilities. We also make mortgage and other loans to operators of similar facilities. In addition, we may obtain profits interest in our tenants, from time to time, in order to enhance our overall return. We manage our business as a single business segment.

2. Summary of significant accounting policies

Use of estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation:    Property holding entities and other subsidiaries of which we own 100% of the equity or have a controlling financial interest evidenced by ownership of a majority voting interest are consolidated. All inter-company balances and transactions are eliminated. For entities in which we own less than 100% of the equity interest, we consolidate the property if we have the direct or indirect ability to control the entities’ activities based upon the terms of the respective entities’ ownership agreements. For these entities, we record a non-controlling interest representing equity held by non-controlling interests.

We continually evaluate all of our transactions and investments to determine if they represent variable interests in a variable interest entity. If we determine that we have a variable interest in a variable interest entity, we then evaluate if we are the primary beneficiary of the variable interest entity. The evaluation is a qualitative assessment as to whether we have the ability to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance. We consolidate each variable interest entity in which we, by virtue of or transactions with our investments in the entity, are considered to be the primary beneficiary. We have determined that Vibra, Monroe Hospital and two other smaller tenants are variable interest entities that we have investments in and/or outstanding loans and other receivables due to us of approximately 3%, 2% and 1% of our total assets, respectively. These investments in and/or outstanding loans and other receivables due from these entities represent our maximum exposure to loss. Through qualitative analysis, we have determined that we are not the primary beneficiary of these entities as we do not direct the activities that most significantly impact the economic performance of these entities (such as the day-to-day management of the tenant’s hospital operations). Therefore, we have not consolidated these entities in our financial statements.

Cash and cash equivalents:    Certificates of deposit, short-term investments with original maturities of three months or less and money-market mutual funds are considered cash equivalents. The majority of our cash and cash equivalents are held at major commercial banks which at times may exceed the Federal Deposit Insurance Corporation limit. We have not experienced any losses to date on our invested cash. Cash and cash equivalents which have been restricted as to its use are recorded in other assets.

Revenue recognition:    We receive income from operating leases based on the fixed, minimum required rents (base rents) per the lease agreements. Rent revenue from base rents is recorded on the straight-line method over the terms of the related lease agreements for new leases and the remaining terms of existing leases for acquired properties. The straight-line method records the periodic average amount of base rent earned over the term of a lease, taking into account contractual rent increases over the lease term. The straight-line method typically has the effect of recording more rent revenue from a lease than a tenant is required to pay early in the term of the lease. During the later parts of a lease term, this effect reverses with less rent revenue recorded than a tenant is required to pay. Rent revenue as recorded on the straight-line method in the consolidated statements of income is presented as two amounts: billed rent revenue and straight-line revenue. Billed rent revenue is the amount of base rent actually billed to the customer each period as required by the lease. Straight-line rent revenue is the difference between rent revenue earned based on the straight-line method and the amount recorded as billed rent revenue. We record the difference between base rent revenues earned and amounts due per the respective lease agreements, as applicable, as an increase or decrease to straight-line rent receivable.

Certain leases provide for additional rents contingent upon a percentage of the tenant revenue in excess of specified base amounts/thresholds (percentage rents). Percentage rents are recognized in the period in which revenue thresholds are met. Rental payments received prior to their recognition as income are classified as deferred revenue. We may also receive additional rent (contingent rent) under some leases when the U.S. Department of Labor consumer price index exceeds the annual minimum percentage increase in the lease. Contingent rents are recorded as billed rent revenue in the period earned.

In instances where we have a profits interest in our tenant’s operations, we record revenue equal to our percentage interest of the tenant’s profits, as defined in the lease or tenant’s operating agreements, once annual thresholds, if any, are met.

We begin recording base rent income from our development projects when the lessee takes physical possession of the facility, which may be different from the stated start date of the lease. Also, during construction of our development projects, we are generally entitled to accrue rent based on the cost paid during the construction period (construction period rent). We accrue construction period rent as a receivable and deferred revenue during the construction period. When the lessee takes physical possession of the facility, we begin recognizing the accrued construction period rent on the straight-line method over the remaining term of the lease.

We receive interest income from our tenants/borrowers on mortgage loans, working capital loans, and other long-term loans. Interest income from these loans is recognized as earned based upon the principal outstanding and terms of the loans.

Commitment fees received from development and leasing services for lessees are initially recorded as deferred revenue and recognized as income over the initial term of an operating lease to produce a constant effective yield on the lease (interest method). Commitment and origination fees from lending services are recorded as deferred revenue and recognized as income over the life of the loan using the interest method.

Acquired real estate purchase price allocation:    We allocate the purchase price of acquired properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase prices of acquired real estate, we utilize a number of sources, from time to time, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

We record above-market and below-market in-place lease values, if any, for our facilities, which are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any resulting capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any resulting capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We measure the aggregate value of other lease intangible assets acquired based on the difference between (i) the property valued with new or in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each targeted facility as a result of our pre-acquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which we expect to be about six months. depending on specific local market conditions. Management also estimates costs to execute similar leases including leasing commissions, legal costs, and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

Other intangible assets acquired, may include customer relationship intangible values which are based on management’s evaluation of the specific characteristics of each prospective tenant’s lease and our overall relationship with that tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, including those existing under the terms of the lease agreement, among other factors.

We amortize the value of in-place leases, if any, to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. If a lease is terminated, the unamortized portion of the in-place lease value and customer relationship intangibles are charged to expense.

Real estate and depreciation:    Real estate, consisting of land, buildings and improvements, are recorded at cost. Although typically paid by our tenants, any expenditures for ordinary maintenance and repairs that we pay are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful lives. We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets, including an estimated liquidation amount, during the expected holding periods are less than the carrying amounts of those assets. Impairment losses are measured as the difference between carrying value and fair value of assets. For assets held for sale, we cease recording depreciation expense and adjust the assets’ value to the lower of its carrying value or fair value, less cost of disposal. Fair value is based on estimated cash flows discounted at a risk-adjusted rate of interest. We classify real estate assets as held for sale when we have commenced an active program to sell the assets, and in the opinion of management, it is probable the asset will be sold within the next 12 months. We record the results of operations from material property sales or planned sales (which include real property, loans and any receivables) as discontinued operations in the consolidated statements of income for all periods presented if we do not have any continuing involvement with the property subsequent to its sale. Results of discontinued operations include interest expense from debt which specifically collateralizes the property sold or held for sale.

Construction in progress includes the cost of land, the cost of construction of buildings, improvements and fixed equipment, and costs for design and engineering. Other costs, such as interest, legal, property taxes and corporate project supervision, which can be directly associated with the project during construction, are also included in construction in progress.

Depreciation is calculated on the straight-line method over the weighted average useful lives of the related real estate and other assets, as follows:

Buildings and improvements	37.8 years
Tenant lease intangibles	14.3 years
Tenant improvements	5.4 years
Furniture, equipment and other	9.5 years

Losses from rent receivables:    We continuously monitor the performance of our existing tenants including, but not limited to,: admission levels and surgery/procedure volumes by type; current operating margins; ratio of our tenant’s operating margins both to facility rent and to facility rent plus other fixed costs; trends in revenue and patient mix; and the effect of evolving healthcare regulations on tenant’s profitability and liquidity. We utilize this information along with the tenant’s payment and default history in evaluating (on a property-by-property basis) whether or not a provision for losses on outstanding rent receivables is needed. A provision for losses on rent receivables (including straight-line rent receivables) is ultimately recorded when it becomes probable that the receivable will not be collected in full. The provision is an amount which reduces the receivable to its estimated net realizable value based on a determination of the eventual amounts to be collected either from the debtor or from the collateral, if any.

Loans:    Loans consist of mortgage loans, working capital loans and other long-term loans. Mortgage loans are collateralized by interests in real property. Working capital and other long-term loans are generally collateralized by interests in receivables and corporate and individual guarantees. We record loans at cost. We evaluate the collectability of both interest and principal on a loan-by-loan basis (using the same process as we do for assessing the collectability of rents) to determine whether they are impaired. A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the allowance is calculated by comparing the recorded investment to either the value determined by discounting the expected future cash flows using the loan’s effective interest rate or to the fair value of the collateral if the loan is collateral dependent. When a loan is deemed to be impaired, we generally place the loan on non-accrual status and record interest income only upon receipt of cash.

Earnings per share/unit:    Basic earnings per common share/unit is computed by dividing net income applicable to common shares/units by the weighted number of shares of common stock/units outstanding during the period. Diluted earnings per common share/unit is calculated by including the effect of dilutive securities.

Certain of our unvested restricted and performance stock/unit awards contain non-forfeitable rights to dividends, and accordingly, these awards are deemed to be participating securities. These participating securities are included in the earnings allocation in computing both basic and diluted earnings per common share.

Income taxes:    We conduct our business as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute to stockholders at least 90% of our ordinary taxable income. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to operate in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

Our financial statements include the operations of two taxable REIT subsidiaries, MPT Development Services, Inc. (“MDS”) and MPT Covington TRS, Inc. (CVT”) that are not entitled to a dividends paid deduction and are subject to federal, state and local income taxes. MDS and CVT are authorized to provide property development, leasing and management services for third-party owned properties and make loans to lessees and operators.

Stock-based compensation:    We currently sponsor the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”) that was established in 2004. Awards of restricted stock, stock options and other equity-based awards with service conditions are amortized to compensation expense over the vesting periods which generally range from three to seven years, using the straight-line method. Awards of deferred stock units vest when granted and are charged to expense at the date of grant. Awards that contain market conditions are amortized to compensation expense over the derived vesting periods, which correspond to the periods over which we estimate the awards will be earned, which generally range from three to seven years, using the straight-line method. Awards with performance conditions are amortized using the straight-line method over the service period in which the performance conditions are measured, adjusted for the probability of achieving the performance conditions. For each share of common stock issued by Medical Properties Trust, Inc. pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units.

Deferred costs:    Costs incurred prior to the completion of offerings of stock or other capital instruments (along with their corresponding units in the Operating Partnership) that directly relate to the offering are deferred and netted against proceeds received from the offering. External costs incurred in connection with anticipated financings and refinancing of debt are generally capitalized as deferred financing costs in other assets and amortized over the lives of the related loans as an addition to interest expense. For debt with defined principal re-payment terms, the deferred costs are amortized to produce a constant effective yield on the loan (interest method). For debt without defined principal repayment terms, such as revolving credit agreements, the deferred costs are amortized on the straight-line method over the term of the debt. Leasing commissions and other leasing costs directly attributable to tenant leases are capitalized as deferred leasing costs and amortized on the straight-line method over the terms of the related lease agreements. Costs identifiable with loans made to borrowers are recognized as a reduction in interest income over the life of the loan.

Derivative financial investments and hedging activities.    During our normal course of business, we may use certain types of derivative instruments for the purpose of managing interest rate risk. We record our derivative and hedging instruments at fair value on the balance sheet. Changes in the estimated fair value of derivative instruments that are not designated as hedges or that do not meet the criteria for hedge accounting are recognized in earnings. For derivatives designated as cash flow hedges, the change in the estimated fair value of the effective portion of the derivative is recognized in accumulated other comprehensive income (loss), whereas the change in the estimated fair value of the ineffective portion is recognized in earnings. For derivates designated as fair value hedges, the change in the estimated fair value of the effective portion of the derivates offsets the change in the estimated fair value of the hedged item, whereas the change in the estimated fair value of the ineffective portion is recognized in earnings.

To qualify for hedge accounting, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking the hedge prior to entering into a derivative transaction. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness in hedging the exposure to the hedged transaction’s variability in cash flows attributable to the hedged risk will be assessed. Both at the inception of the hedge and on an ongoing basis, we assess whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items. In addition, for cash flow hedges, we assess whether the underlying forecasted transaction will occur. We discontinue hedge accounting if a derivative is not determined to be highly effective as a hedge or that is probable that the underlying forecasted transaction will not occur.

Fair Value Measurement

We measure and disclose the estimated fair value of financial assets and liabilities utilizing a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. This hierarchy requires the use of observable market data when available. These inputs have created the following fair value hierarchy:

•	Level 1—quoted prices for identical instruments in active markets;

•

Level 2—quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3—fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure fair value using a set of standardized procedures that are outlined herein for all assets and liabilities which are required to be measured at their estimated fair value on either a recurring or non-recurring basis. When available, we utilize quoted market prices from an independent third party source to determine fair value and classifies such items in Level 1. In some instances where a market price is available, but the instrument is in an inactive or over-the-counter market, we consistently apply the dealer (market maker) pricing estimate and classify the asset or liability in Level 2.

If quoted market prices or inputs are not available, fair value measurements are based upon valuation models that utilize current market or independently sourced market inputs, such as interest rates, option volatilities, credit spreads, market capitalization rates, etc. Items valued using such internally-generated valuation techniques are classified according to the lowest level input that is significant to the fair value measurement. As a result, the asset or liability could be classified in either Level 2 or 3 even though there may be some significant inputs that are readily observable. Internal fair value models and techniques used by us include discounted cash flow and Black Scholes valuation models. We also consider our counterparty’s and own credit risk on derivatives and other liabilities measured at their estimated fair value.

Reclassifications:    Certain reclassifications have been made to the consolidated financial statements to conform to the 2010 consolidated financial statement presentation. Assets sold or held for sale have been reclassified on the consolidated balance sheets and related operating results have been reclassified from continuing operations to discontinued operations (see Note 11).

3. Real estate and loans receivable

Acquisitions

We acquired the following assets:

	2010	2009	2008
	(Amounts in thousands)

Land	$8,227	$421	$45,293
Buildings	119,626	—	373,472
Intangible lease assets-subject to amortization (weighted-average useful life 19.4 years in 2010 and 10.7 years in 2008)	9,955	—	11,945

	$137,808	$421	$430,710

In the fourth quarter of 2010, we acquired two long-term acute care hospital facilities in Texas for an aggregate purchase price of $64 million. The properties acquired had existing leases in place which we assumed. The Triumph Hospital Clear Lake, a 110-bed facility that opened in 2005, is subject to a lease maturing in 2025 and can be renewed by the lessee for two five-year terms. Triumph Hospital Tomball, a 75-bed facility that opened in August 2006, is subject to a lease that matures in 2026 and can be renewed by the lessee for two five-year terms.

In the second quarter of 2010, we acquired three inpatient rehabilitation hospitals in Texas for an aggregate purchase price of $74 million. The properties acquired had existing leases in place which we assumed, that have initial terms expiring in 2033. Each lease may, subject to conditions, be renewed by the operator for two additional ten-year terms.

From the respective acquisition dates in 2010 through year-end, these 2010 acquisitions contributed $4.3 million of revenue and $3.4 million of income. In addition, we incurred approximately $2.0 million in acquisition related expenses in 2010, of which approximately $0.9 million related to acquisitions consummated as of December 31, 2010. These acquisition expenses are reflected in general and administrative expenses in the consolidated statements of income.

In the second and third quarters of 2008, we completed the acquisition of 20 properties from a single seller for $357.2 million. The properties acquired had existing leases in place, which we assumed, on six acute care hospitals, three long-term acute care hospitals, five rehabilitation hospitals, and six wellness centers.

In May 2008, we acquired a long-term acute care hospital at a cost of $10.8 million from an unrelated party and entered into an operating lease with Vibra Healthcare (“Vibra”).

In June 2008, we entered into a $60 million loan with affiliates of Prime related to three southern California hospital campuses operated by Prime. We acquired one of the facilities in July 2008 from a Prime affiliate for approximately $15 million and the other two facilities (including two medical office buildings) in the 2008 fourth quarter for $45 million. We entered into a 10-year lease with the Prime affiliate concurrent with our acquisitions of each of these facilities.

The results of operations for each of the properties acquired are included in our consolidated results from the effective date of each acquisition. The following table sets forth certain unaudited pro forma consolidated financial data for 2010, 2009 and 2008, as if each significant acquisition was consummated on the same terms at the beginning of each year.

	2010	2009
	(Amounts in thousands except per share/ unit amounts)

Total revenues	$130,470	$129,454
Net income	18,026	37,884
Net income per share/unit diluted	$0.17	$0.47

Disposals

In the fourth quarter 2010, we sold the real estate of our Montclair Hospital, an acute care medical center to Prime for proceeds of $20.0 million. We realized a gain on the sale of $2.2 million. Due to this sale, operating results of our Montclair facility have been included in discontinued operations for the current period and all prior periods and, we have reclassified the asset of this property to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009.

In October 2010, we sold the real estate of our Sharpstown facility in Houston, Texas to a third party for net proceeds of $2.7 million resulting in a gain of $0.7 million. At December 31, 2009, this facility was reclassified as held for sale and the related operating results have been included in discontinued operations for the current period and all prior periods.

In the second quarter 2010, we sold the real estate of our Inglewood Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime Healthcare, for $75 million resulting in a gain of approximately $6 million. Due to this sale, operating results of our Inglewood facility have been included in discontinued operations for the current period and all prior periods, and we have reclassified the asset of this property to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009.

In the fourth quarter of 2009, we sold the real estate asset of one acute care facility to Prime for proceeds of $15.0 million. The sale was completed on December 28, 2009, and we realized a gain on the sale of $0.3 million.

In the second quarter of 2008, we sold the real estate assets of three inpatient rehabilitation facilities to Vibra for proceeds of approximately $105 million, including $7.0 million in early lease termination fees and $8.0 million of a loan pre-payment. The sale was completed on May 7, 2008, realizing a gain on the sale of $9.3 million. We also wrote off $9.5 million in related straight-line rent receivable upon completion of the sales.

Intangible Assets

At December 31, 2010 and 2009, our intangible lease assets were $35.0 million ($27.6 million, net of accumulated amortization) and $24.1 million ($19.0 million, net of accumulated amortization), respectively.

We recorded amortization expense related to intangible lease assets of $3.2 million, $4.5 million (including $0.5 million of accelerated amortization as described below) and $8.1 million (including $4.5 million of accelerated amortization as described below) in 2010, 2009, and 2008, respectively, and expect to recognize amortization expense from existing lease intangible assets as follows: (amounts in thousands)

For the year ended December 31:

2011	$2,957
2012	2,592
2013	2,559
2014	2,494
2015	2,305

As of December 31, 2010, capitalized lease intangibles have a weighted average remaining life of 14.3 years.

Leasing Operations

Minimum rental payments due to us in future periods under operating leases which have non-cancelable terms extending beyond one year at December 31, 2010, are as follows: (amounts in thousands)

2011	$93,799
2012	90,443
2013	90,980
2014	89,291
2015	86,392
Thereafter	653,621

$1,104,526

In September 2010, we exchanged properties with one of our tenants. In exchange for our acute care facility in Cleveland, Texas, we received a similar acute care facility in Hillsboro, Texas. The lease that was in place on our Cleveland facility was carried over to the new facility with no change in lease term or lease rate. This exchange was accounted for at fair value, resulting in a gain of $1.3 million (net of $0.2 million from the write-off of straight-line rent receivables).

In April 2009, we terminated leases on two of our facilities in Louisiana (Covington and Denham Springs) after the operator defaulted on the leases. As a result of the lease terminations, we recorded a $1.1 million charge in order to fully reserve and write off, respectively, the related straight-line rent receivables associated with the Covington and Denham Springs facilities. In addition, we accelerated the amortization of the related lease intangibles resulting in $0.5 million of expense in the 2009 second quarter. In June 2009, we re-leased the Denham Springs facility to a new operator under terms similar to the terminated lease. In March 2010, we re-leased our Covington facility. The lease has a fixed term of 15 years with an option, at the lessee’s discretion, to extend the term for three additional periods of five years each. Rent during 2010 was based on an annual rate of $1.4 million and, commencing on January 1, 2011, increases annually by 2%. At the end of each term, the tenant has the right to purchase the facility at a price generally equivalent to the greater of our undepreciated cost and fair market value. Separately, we also obtained an interest in the operations of the tenant whereby we may receive additional consideration based on the profitability of such operations.

In January 2009, the then-operator of our Bucks County facility gave notice of its intentions to close the facility. The associated lease was terminated, which resulted in the write-off of $4.7 million in uncollectible rent and other receivables in December 2008. This write-off excluded $3.8 million of receivables that were guaranteed by the former tenant’s parent company. In the 2010 fourth quarter, we agreed to settle our $3.8 million claim of unpaid rent for $1.4 million resulting in a $2.4 million charge to earnings.

In July 2009, we re-leased our Bucks County facility located in Bensalem, Pennsylvania. The lease has a fixed term of five years with an option, at the lessee’s discretion, to extend 15 additional periods of one year each. Initial cash rent was $2.0 million per year with annual escalations of 2%. Separately, we also obtained a profits interest whereby we may receive up to an additional $1.0 million annually pursuant to an agreement that provides for our participation in certain cash flows, if any, as defined in the agreement. After the fixed term, the tenant has the right to purchase the facility at a price based on a formula set forth in the lease agreement.

In the third quarter of 2008, we terminated leases on two general acute care hospitals in Houston, Texas and one hospital in Redding, California due to certain tenant defaults. These facilities were previously leased to affiliates of HPA that filed for bankruptcy subsequent to the lease terminations. Pursuant to these lease terminations, we recorded $4.5 million in accelerated amortization in the 2008 third quarter related to lease intangibles. In addition, we recorded a $1.5 million charge for the write-off of straight-line rent.

On November 1, 2008, we entered into a new lease agreement for the Redding hospital. The new operator, an affiliate of Prime, agreed to increase the lease base from $60.0 million to $63.0 million and to pay up to $12.0 million in additional rent and a profits participation of up to $8.0 million based on the future profitability of the new lessee’s operations. In the 2010 second quarter, Prime paid us $12 million in additional rent related to our Redding property, and we terminated our agreements with Prime concerning the additional rent and profits interest. Of this $12 million in additional rent, $2.6 million has been recognized in income from lease inception through December 31, 2010, (including $1.2 million in each of 2010 and 2009) and we expect to recognize the other $9.4 million into income over the remainder of the lease life.

As of December 31, 2010, we have advanced approximately $28 million to the operator/lessee of Monroe Hospital in Bloomington, Indiana pursuant to a working capital loan agreement, including additional advances of $1.3 million in 2010. In addition as of December 31, 2010, we have $11.5 million ($1.9 million accrued in 2010) of rent, interest and other charges outstanding, of which $5.4 million of interest receivables are significantly more than 90 days past due. Because the operator has not made all payments required by the working capital loan agreement and the related real estate lease agreement, we consider the loan to be impaired. During the first quarter of 2010, we evaluated alternative strategies for the recovery of our advances and accruals and at that time determined that the future cash flows of the current tenant or related collateral would, more likely than not, result in less than a full recovery of our loan advances. Accordingly, we recorded a $12 million charge in the 2010 first quarter to recognize the estimated impairment of the working capital loan. During the third quarter of 2010, we determined that it is reasonably likely that the existing tenant will be unable to make certain lease payments that become due in future years. Accordingly, we recorded a valuation allowance for unbilled straight-line rent in the amount of $2.5 million. At December 31, 2010, our net investment (exclusive of the related real estate) of $27.6 million is our maximum exposure to Monroe and the amount is deemed collectible/recoverable. In making this determination, we considered our first priority secured interest in approximately (i) $4 million in hospital patient receivables, (ii) cash balances of approximately $4 million, and (iii) 100% of the membership interests of the operator/lessee and our assessment of the realizable value of our other collateral.

We continue to evaluate possible operating strategies for the hospital. We have entered into a forbearance agreement with the operator whereby we have generally agreed, under certain conditions, not to fully exercise our rights and remedies under the lease and loan agreements during limited periods. We have not committed to the adoption of a plan to transition ownership or management of the hospital to any new operator, and there is no assurance that any such plan will be completed. Moreover, there is no assurance that any plan that we ultimately pursue will not result in additional charges for further impairment of our working capital loan. We have not recognized any interest income on the Monroe loan since it was considered impaired in the 2010 first quarter.

Loans

The following is a summary of our loans ($ amounts in thousands):

	As of December 31, 2010		As of December 31, 2009
	Balance	Weighted average interest rate	Balance	Weighted average interest rate

Mortgage loans	$165,000	10.0%	$200,164	9.9%
Other loans	50,985	10.8%	110,842	10.6%

	$215,985		$311,006

In 2010, we funded $2.8 million for an expansion loan on the Centinela property. This expansion loan and original mortgage loan were repaid in the amount of $43 million in the 2010 fourth quarter.

In December 2009, we committed to fund a mortgage loan totaling $20.0 million to an affiliate of Prime, $15 million of which was advanced in 2009 with the remainder advanced in 2010. This loan is collateralized by the Desert Valley facility and the purpose of the loan was to help fund an overall $35.0 million expansion and renovation.

Including our working capital loans to Monroe (discussed previously), our other loans primarily consist of loans to our tenants for acquisitions and working capital purposes. In 2008 and as part of the leasing of our Redding Hospital, we agreed to provide Prime a working capital loan up to $20 million. In April 2010, Prime repaid this loan and other working capital loans plus accrued interest in the amount of $40 million. In conjunction with our purchase of six healthcare facilities in July and August 2004, we also made loans aggregating $41.4 million to Vibra. As of December 31, 2010, Vibra has reduced the balance of the loans to $19.6 million.

Concentration of credit risks

For the years ended December 31, 2010, 2009, and 2008, affiliates of Prime (including rent and interest from mortgage and working capital loans) accounted for 32.7%, 33.7%, and 26.9%, respectively, of our total revenues , and Vibra (including rent and interest from working capital loans) accounted for 14.5%, 15.1%, and 17.4%, respectively, of our total revenues.

4. Debt

The following is a summary of debt ($ amounts in thousands):

	As of December 31, 2010		As of December 31, 2009
	Balance	Interest rate	Balance	Interest rate

Revolving credit facilities	$—	Variable	$137,200	Variable
Senior unsecured notes—fixed rate through July and October 2011 due July and October 2016	125,000	7.333%-7.871%	125,000	7.333%-7.871%
Exchangeable senior notes
Principal amount	91,175	6.125%-9.250%	220,000	6.125%-9.250%
Unamortized discount	(2,585)		(8,265)

	88,590		211,735
Term loans Principal amount	157,683	Various	102,743	Various
Unamortized discount	(1,303)		—

	156,380		102,743

	$369,970		$576,678

As of December 31, 2010, principal payments due on our debt (which exclude the effects of any discounts recorded) are as follows:

2011	$25,608
2012	1,500
2013	83,500
2014	1,500
2015	1,500
Thereafter	260,250

Total	$373,858

In May 2010, we closed on a new $450 million secured credit facility with a syndicate of banks and others, and the proceeds of such new credit facility along with cash proceeds from a secondary stock offering as more fully described in Note 9 were used to repay in full all outstanding obligations under the old $220 million credit facility, fund the purchase of 93% of our outstanding 6.125% exchangeable senior notes and payoff of a $30 million term loan. These refinancing activities resulted in a charge of approximately $6.7 million in 2010 related to the write-off of previously deferred financing costs and the premium we paid associated with the exchangeable notes buy back. The new credit facility includes a $150 million term loan facility (“2010 Term Loan”) and a $300 million revolving loan facility (“2010 Revolving Facility”), which was increased to $330 million in September 2010. We may further increase the 2010 Revolving Facility up to $375 million via an accordion feature through November 2011.

Revolving credit facilities

The 2010 Revolving Facility has a 3-year term that matures on May 17, 2013 and has an interest rate option of (1) the higher of the “prime rate” or federal funds rate plus 0.5%, plus a spread initially set at 2.00%, but that is adjustable from 2.00% to 2.75% based on current total leverage, or (2) LIBOR plus a spread initially set at 3.00%, but that is adjustable from 3.00% to 3.75% based on current total leverage. In addition, we are required to pay a quarterly commitment fee on the undrawn portion of the 2010 Revolving Facility, ranging from 0.375% to 0.500% per year. The 2010 Revolving Facility is collateralized by (i) the equity interests of certain of our subsidiaries and (ii) mortgage loans payable to us. We may borrow up to the maximum of the facility so long as we do not permit the ratio of outstanding indebtedness under the facility to exceed 55% of the value of the borrowing base, as described in the revolving facility agreement. From inception of this new facility through December 31, 2010, we have not borrowed under this facility, and as of December 31, 2010, we had $322.4 million of availability.

In regards to the $220 million credit facility that we paid off in 2010, our outstanding borrowings under the revolving facility were $96 million at December 31, 2009. For 2009, our interest rate was primarily set of the 30-day LIBOR plus 1.75% (1.99% at December 31, 2009). In addition, the old credit facility provided for a quarterly commitment fee on the unused portion ranging from 0.20% to 0.35%. The weighted average interest rate on this facility was 2.21% for 2009.

In June 2007, we signed a collateralized revolving bank credit facility for up to $42 million. The terms are for five years with interest at the 30-day LIBOR plus 1.50% (1.77% at December 31, 2010 and 1.73% at December 31, 2009). The amount available under the facility decreases $0.8 million per year until maturity. The facility is collateralized by one real estate property with a net book value of $56.5 million and $57.9 million at December 31, 2010 and 2009, respectfully. This facility had an outstanding balance of $0 and $41.2 million at December 31, 2010 and December 31, 2009, respectively. At December 31, 2010, we had $40.4 million of availability under this revolving credit facility. The weighted-average interest rate on this revolving bank credit facility was 1.74% and 1.86% for 2010 and 2009, respectively.

Senior unsecured notes

During 2006, we issued $125.0 million of Senior Unsecured Notes (the “Senior Notes”). The Senior Notes were placed in private transactions exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”). One of the issuances of Senior Notes totaling $65.0 million pays interest quarterly at a fixed annual rate of 7.871% through July 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after July 30, 2011. This portion of the Senior Notes matures in July 2016. The remaining issuances of Senior Notes pay interest quarterly at fixed annual rates ranging from 7.333% to 7.715% through October 30, 2011, thereafter, at a floating annual rate of three-month LIBOR plus 2.30% and may be called at par value by us at any time on or after October 30, 2011. These remaining notes mature in October 2016.

During the second quarter 2010, we entered into an interest rate swap to fix $65 million of our $125 million Senior Notes, starting July 31, 2011 (date on which the interest rate is scheduled to turn variable) through maturity date (or July 2016), at a rate of 5.507%. We also entered into an interest rate swap to fix $60 million of our Senior Notes starting October 31, 2011 (date on which the related interest rate is scheduled to turn variable) through the maturity date (or October 2016) at a rate of 5.675%. At December 31, 2010, the fair value of the interest rate swaps is $3.6 million, which is reflected in accounts payable and accrued expenses on the condensed consolidated balance sheet.

We account for our interest rate swaps as cash flow hedges. Accordingly, the effective portion of changes in the fair value of our swaps is recorded as a component of accumulated other comprehensive income/loss on the balance sheet until the underlying debt matures while the ineffective portion is recorded through earnings. We did not have any hedge ineffectiveness from inception of our interest rate swaps through December 31, 2010 and therefore, there was no income statement effect recorded during the year ended December 31, 2010.

Exchangeable senior notes

In November 2006, our Operating Partnership issued and sold, in a private offering, $138.0 million of Exchangeable Senior Notes (the “2006 Exchangeable Notes”). The 2006 Exchangeable Notes pay interest semi-annually at a rate of 6.125% per annum and mature on November 15, 2011. The 2006 Exchangeable Notes have an initial exchange rate of 60.3346 of our common shares per $1,000 principal amount of the notes, representing an exchange price of $16.57 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2006 Exchangeable Notes are exchangeable, prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on August 15, 2011 and also upon the occurrence of specified events, for cash up to their principal amount and cash or our common shares for the remainder of the exchange value in excess of the principal amount. Net proceeds from the offering of the 2006 Exchangeable Notes were approximately $134 million, after deducting the initial purchasers’ discount. The 2006 Exchangeable Notes are senior unsecured obligations of the Operating Partnership, guaranteed by us. During 2010, 93% of the outstanding 6.125% exchangeable senior notes due 2011 were repurchased at a price of 103% of the principal amount plus accrued and unpaid interest (or $136.3 million). The outstanding balance on the 2006 Exchangeable Notes is $9.2 million as of December 31, 2010.

Concurrent with the pricing of the 2006 exchangeable notes, the Operating Partnership entered into a “capped call” transaction with affiliates of the initial purchasers (the “option counterparties”) in order to increase the effective exchange price of the Exchangeable Notes to $18.94 per common share. The capped call transaction is expected to reduce the potential dilution with respect to our common stock upon exchange of the 2006 Exchangeable Notes to the extent the then market value per share of our common stock does not exceed $18.94 during the observation period relating to an exchange. We have reserved 8.3 million shares, which may be issued in the future to settle the 2006 Exchangeable Notes. The premium of $6.3 million paid for the “capped call” transaction has been recorded as a permanent reduction to additional paid in capital in the consolidated statement of equity.

In March 2008, our Operating Partnership issued and sold, in a private offering, $75.0 million of Exchangeable Senior Notes (the “2008 Exchangeable Notes”) and received proceeds of $72.8 million. In April 2008, the Operating Partnership sold an additional $7.0 million of the 2008 Exchangeable Notes (under the initial purchasers’ overallotment option) and received proceeds of $6.8 million. The 2008 Exchangeable Notes pay interest semi-annually at a rate of 9.25% per annum and mature on April 1, 2013. The 2008 Exchangeable Notes have an initial exchange rate of 80.8898 shares of our common stock per $1,000 principal amount, representing an exchange price of $12.36 per common share. The initial exchange rate is subject to adjustment under certain circumstances. The 2008 Exchangeable Notes are exchangeable prior to the close of business on the second day immediately preceding the stated maturity date at any time beginning on January 1, 2013 and also upon the occurrence of specified events, for cash up to their principal amounts and cash or our common shares for the remainder of the exchange value in excess of the principal amount. The 2008 Exchangeable Notes are senior unsecured obligations of the Operating Partnership, guaranteed by us.

Term loans

The 2010 Term Loan has a 6-year term that matures May 17, 2016 and has an interest rate option of (1) LIBOR plus a spread of 3.5% or (2) the higher of the “prime rate” or federal funds rate plus 0.5%, plus a spread of 2.50%. This 2010 Term Loan is subject to a LIBOR floor of 1.5% (5.00% at December 31, 2010). We make quarterly principal payments of $375,000 on the term loan. The 2010 Term Loan had an outstanding balance of $149.3 million at December 31, 2010.

Included in the $220 million credit facility that was paid off in 2010 was a term loan that had an outstanding balance of $64.5 million at December 31, 2009. This term loan’s interest rate was based on the 30-day LIBOR plus a spread of 200 basis points (2.26% at December 31, 2009).

In June 2008, our Operating Partnership signed a term loan agreement for $30.0 million that was paid off during 2010. This facility had an outstanding balance of $29.6 million at December 31, 2009. The loan had a variable interest rate of 400 basis points in excess of LIBOR (4.23% at December 31, 2009).

In November 2008, we signed a collateralized term loan facility for $9 million with interest fixed at 5.66%. The term loan has a stated maturity date of November 2013; however, this could mature earlier if the lease of the collateralized property (that comes due in December 2011) is not extended. We make monthly principal and interest payments on this loan. The facility is collateralized by one real estate property with a book value of $18.2 million at December 31, 2010. This facility had an outstanding balance of $8.4 million at December 31, 2010.

Our debt facilities impose certain restrictions on us, including restrictions on our ability to: incur debts; grant liens; provide guarantees in respect of obligations of any other entity; make redemptions and repurchases of our capital stock; prepay, redeem or repurchase debt; engage in mergers or consolidations; enter into affiliated transactions; dispose of real estate; and change our business. In addition, these agreements limit the amount of dividends we can pay to 90% of normalized adjusted funds from operations, as defined in the agreements, on a rolling four quarter basis starting for the fiscal quarter ending March 31, 2012 and thereafter. Prior to March 31, 2012, a similar dividend restriction exists but at a higher percentage for transitional purposes. These agreements also contain provisions for the mandatory prepayment of outstanding borrowings under these facilities from the proceeds received from the sale of properties that serve as collateral, except a portion may be reinvested subject to certain limitations, as defined in the credit facility agreement.

In addition to these restrictions, the new credit facility contains customary financial and operating covenants, including covenants relating to our total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured leverage ratio, consolidated adjusted net worth, facility leverage ratio, and borrowing base interest coverage ratio. This facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with our covenants. If an event of default occurs and is continuing under the facility, the entire outstanding balance may become immediately due and payable. At December 31, 2010, we were in compliance with all such financial and operating covenants.

5. Income taxes

Medical properties Trust, Inc.

We have maintained and intend to maintain our election as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax if we distribute 100% of our taxable income to our stockholders and satisfy certain other requirements. Income tax is paid directly by our stockholders on the dividends distributed to them. If our taxable income exceeds our dividends in a tax year, REIT tax rules allow us to designate dividends from the subsequent tax year in order to avoid current taxation on undistributed income. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates, including any applicable alternative minimum tax. Taxable income from non-REIT activities managed through our taxable REIT subsidiaries is subject to applicable federal, state and local income taxes. For 2010 and 2009, we recorded tax expense of $1.6 million and $0.3 million, respectively, while we recorded a tax benefit of $1.1 million in 2008.

At December 31, 2010 and 2009, we had a net deferred tax asset (prior to valuation allowance) of $6.7 million and $1.8 million respectively. This increase is primarily related to the loss reserve recorded in 2010 on the Monroe loan and an increase in the federal and state net operating loss carry forwards (“NOLs”). NOLs are available to offset future earnings in one of our taxable REIT subsidiaries within the periods specified by law. At December 31, 2010, we had U.S. federal and state NOLs of $7.4 million and $7.9 million, respectively, that expire in 2020 through 2030.

With the early prepayment of working capital loans by Prime and the impairment of the Monroe loan as more fully described in Note 3, we did not believe that one of our taxable REIT subsidiaries would generate enough taxable income to use the federal and state net operating losses noted above within the carry forward period specified by law. Therefore, in the 2010 second quarter, we fully reserved for the net deferred tax asset. At December 31, 2010 and 2009 the valuation allowance was $6.8 million and $0.3 million, respectively. We will continue to monitor this valuation allowance and, if circumstances change (such as entering into new working capital loans or other transactions), we will adjust this valuation allowance accordingly.

Earnings and profits, which determine the taxability of distributions to stockholders, will differ from net income reported for financial reporting purposes due primarily to differences in cost bases, differences in the estimated useful lives used to compute depreciation, and differences between the allocation of our net income and loss for financial reporting purposes and for tax reporting purposes.

A schedule of per share distributions we paid and reported to our stockholders is set forth in the following:

	For the years ended December 31,
	2010	2009	2008

Common share distribution	$0.800000	$0.800000	$1.080000
Ordinary income	0.388128	0.471792	0.677940
Capital gains(1)	0.027724	0.003708	0.145400
Unrecaptured Sec. 1250 gain	0.022784	0.003708	0.138168
Return of capital	0.384148	0.324500	0.256660
Allocable to next year	—	—	—

(1)	Capital gains include unrecaptured Sec. 1250 gains.

MPT Operating Partnership, L.P.

As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of the general and limited partners. Accordingly, no accounting for income taxes is generally required for such income of the Operating Partnership. However, the Operating Partnership has formed taxable REIT subsidiaries on behalf of Medical Properties Trust, Inc., which are subject to federal, state and local income taxes at regular corporate rates. See discussion above under Medical Properties Trust, Inc. for more details of income taxes associated with our taxable REIT subsidiaries.

6. Earnings per share/unit

Medical Properties Trust, Inc.

Our earnings per share were calculated based on the following (amounts in thousands):

	For the years ended December 31,
	2010	2009	2008

Numerator:
Income from continuing operations	$13,228	$33,670	$18,590
Non-controlling interests’ share in continuing operations	(99)	(36)	(29)
Participating securities’ share in earnings	(1,254)	(1,506)	(1,745)

Income from continuing operations, less participating securities’ share in earnings	11,875	32,128	16,816
Income from discontinued operations	9,784	2,697	14,143
Non-controlling interests’ share in discontinued operations	—	(1)	(4)

Income from discontinued operations attributable to MPT common stockholders	9,784	2,696	14,139

Net income, less participating securities’ share in earnings	$21,659	$34,824	$30,955

Denominator:
Basic weighted-average common shares	100,706	78,117	62,027
Dilutive stock options	2	—	8

Diluted weighted-average common shares	100,708	78,117	62,035

MPT Operating Partnership, L.P.

Our earnings per unit were calculated based on the following (amounts in thousands):

	For the years ended December 31,
	2010	2009	2008

Numerator:
Income from continuing operations	$13,303	$33,733	$18,590
Non-controlling interests’ share in continuing operations	(99)	(36)	(29)
Participating securities’ share in earnings	(1,254)	(1,506)	(1,745)

Income from continuing operations, less participating securities’ share in earnings	11,950	32,191	16,816
Income from discontinued operations	9,784	2,697	14,143
Non-controlling interests’ share in discontinued operations	—	(1)	(4)

Income from discontinued operations attributable to MPT Operating Partnership partners	9,784	2,696	14,139

Net income, less participating securities’ share in earnings	$21,734	$34,887	$30,955

Denominator:
Basic weighted-average units	100,706	78,117	62,027
Dilutive options	2	—	8

Diluted weighted-average units	100,708	78,117	62,035

For each of the years ended December 31, 2010, 2009, and 2008, 0.1 million of options were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive. Shares/units that may be issued in the future in accordance with our exchangeable senior notes were excluded from the diluted earnings per share/unit calculation as they were not determined to be dilutive.

7. Stock awards

We have adopted the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”), which authorizes the issuance of common stock options, restricted stock, restricted stock units, deferred stock units, stock appreciation rights, performance units and awards of interests in our Operating Partnership. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. We have reserved 7,441,180 shares of common stock for awards under the Equity Incentive Plan for which 3,716,379 shares remain available for future stock awards as of December 31, 2010. The Equity Incentive Plan contains a limit of 1,000,000 shares as the maximum number of shares of common stock that may be awarded to an individual in any fiscal year. Awards under the Equity Incentive Plan are subject to forfeiture due to termination of employment prior to vesting. In the event of a change in control, outstanding and unvested options will immediately vest, unless otherwise provided in the participant’s award or employment agreement, and restricted stock, restricted stock units, deferred stock units and other stock-based awards will vest if so provided in the participant’s award agreement. The term of the awards is set by the Compensation Committee, though Incentive Stock Options may not have terms of more than ten years. Forfeited awards are returned to the Equity Incentive Plan and are then available to be re-issued as future awards. For each share of common stock issued by Medical Properties Trust, Inc. pursuant to its equity compensation plans, the Operating Partnership issues a corresponding number of operating partnership units.

We awarded 50,000 common stock options in 2007, with an exercise price and estimated grant date fair values of $12.09 and $1.36 per option, respectively. The options awarded in 2007 vest annually in equal amounts over three years from the date of award and expire in 2012. We use the Black-Scholes pricing model to calculate the fair values of the options awarded. In 2007, the following assumptions were used to derive the fair values: an option term of four years; expected volatility of 28.34%; a weighted average risk-free rate of return of 4.62%; and a dividend yield of 8.93%. The intrinsic value of options exercisable and outstanding at December 31, 2010, is $-0-. No options were granted, exercised, or forfeited in 2010, 2009, or 2008. At December 31, 2010, we had 130,000 options outstanding and exercisable, with a weighted-average exercise price of $10.80 per option. The weighted average remaining contractual term of options exercisable and outstanding is 3.0 years.

Other stock-based awards are in the form of service-based awards and performance-based awards. The service-based awards vest as the employee provides the required service over periods that generally range from three to seven years. Service based awards are valued at the average price per share of common stock on the date of grant. In 2006, 2007, and 2010, the Compensation Committee made awards which vest based on us achieving certain performance levels, stock price levels, total shareholder return or comparison to peer total return indices. The 2010 awards are based on us achieving a simple 9.5% annual total shareholder return over a three year period; however, the award contains both carry forward and carry back provisions through December 31, 2014. The 2006 awards are based on us achieving levels of total shareholder return compared to an industry index.

The 2007 awards were granted under our 2007 Multi-year Incentive Plan (“MIP”) adopted by the Compensation Committee and consist of three components: service-based awards, core performance awards (“CPRE”), and superior performance awards (“SPRE”). The service-based awards vest annually and ratably over a seven-year period beginning December 31, 2007. The CPRE awards also vest annually and ratably over the same seven-year period contingent upon our achievement of a simple 9% annual total return to shareholders (pro-rated to 7.5% for the first vesting period ending December 31, 2007). In years in which the annual total return exceeds 9%, the excess return may be used to earn CPRE awards not earned in a prior or future year. SPRE awards were to be earned based on achievement of specified share price thresholds during the period beginning March 1, 2007 through December 31, 2010, and were to vest annually and ratably over the subsequent three-year period (2011-2013). At December 31, 2010, the share price thresholds were not met. However, in accordance with the SPRE award agreements, 33.334% of the SPRE awards were earned as we performed at or above the 50th percentile of all real estate investment trusts included in the Morgan Stanley REIT Index in terms of total return to shareholders over the same period. The other 66.666% of the SPRE awards were deemed forfeited. All unvested 2007 MIP awards provide for payment of dividends and other non-liquidating distributions, except that the SPRE awards, prior to the awards being earned, pay dividends at 20% of the per share dividend amount. The 2007 MIP awards were made in the form of restricted shares and a new class of partnership units in our Operating Partnership (“LTIP units”)—see Note 14 for further details . The LTIP units that are earned may eventually be converted, at our election, into either shares of common stock on a one-for-one basis or their equivalent in cash. We have valued our LTIP awards at the same per unit value as a corresponding restricted stock award. We used an independent valuation consultant to assist us in determining the value of the 2007 MIP awards’ CPRE and SPRE components using a Monte Carlo simulation. The following assumptions were used to derive the fair values for the SPRE and CPRE, respectively: term—3.4 years and 6.4 years; expected (implied) volatility 27.00% and 26.00%; risk-free rate of return 4.55% and 4.65%; and, dividends—$1.08 in 2007, $1.10 in 2008, $1.13 in 2009, and 3% annual increase thereafter through 2013. In addition to the SPRE awards noted earlier, 79,287 shares/LTIP units were earned in 2010 under the CPRE award. For 2009, 79,287 shares/LTIP units were earned under the CPRE award, but no SPRE awards were earned.

The following summarizes restricted equity awards activity in 2010 and 2009, respectively:

For the year ended December 31, 2010:

	Vesting based on service		Vesting based on market/performance conditions
	Shares	Weighted average value at award date	Shares	Weighted average value at award date

Nonvested awards at beginning of the year	962,350	$10.22	1,301,088	$6.90
Awarded	277,680	$10.39	182,600	$9.25
Vested	(454,323)	$9.97	(175,279)	$10.64
Forfeited	(2,402)	$8.66	(480,000)	$3.31

Nonvested awards at end of year	783,305	$10.43	828,409	$8.70

For the year ended December 31, 2009:

	Vesting based on service		Vesting based on market/performance conditions
	Shares	Weighted average value at award date	Shares	Weighted average value at award date

Nonvested awards at beginning of the year	828,106	$12.24	1,380,375	$7.15
Awarded	441,134	$6.30	—	—
Vested	(299,167)	$10.08	(79,287)	$11.29
Forfeited	(7,723)	$8.16	—	—

Nonvested awards at end of year	962,350	$10.22	1,301,088	$6.90

The value of stock-based awards is charged to compensation expense over the vesting periods. In the years ended December 31, 2010, 2009 and 2008, we recorded $6.6 million, $5.5 million, and $6.4 million respectively, of non-cash compensation expense. The remaining unrecognized cost from restricted equity awards at December 31, 2010, is $9.6 million and will be recognized over a weighted average period of 2.4 years. Restricted equity awards which vested in 2010 had a value of $6.1 million on the vesting dates.

8. Commitments and contingencies

Our operating leases primarily consist of ground leases on which certain of our facilities or other related property reside along with corporate office and equipment leases. These ground leases are long-term leases and some contain escalation provisions. Properties subject to these ground leases are subleased to our tenants. Lease and rental expense for 2010, 2009 and 2008, respectively, were $989,170, $859,570, and $919,735, which was offset by sublease rental income of $520,090, $520,090, and $498,733 for 2010, 2009, and 2008, respectively.

Fixed minimum payments due under operating leases with non-cancelable terms of more than one year at December 31, 2010 are as follows: (amounts in thousands)

2011	$2,128
2012	2,135
2013	2,021
2014	1,657
2015	1,657
Thereafter	38,971

$48,569

The total amount to be received in the future from non-cancellable subleases at December 31, 2010, is $31.1 million.

In November 2009, we reached an agreement to settle all of the claims asserted by Stealth, L.P. in previously disclosed litigation concerning the termination of leases of the Houston Town and Country Hospital and medical office building in October 2006, with the exception of a single contract claim for which Memorial Hermann Healthcare System had agreed to provide indemnification. Claims separately asserted against us by six of Stealth L.P.’s limited partners were not affected by the settlement. In January 2010, Memorial Hermann settled all claims asserted by Stealth including the single contract claim against us at no additional cost to us. The settlement with Stealth did not affect certain contract and tort claims asserted by six of Stealth’s limited partners. As part of the settlement in November, however, Stealth indemnified us for any judgment amount and certain defense-related costs that we incurred. During the first quarter of 2010, these claims were tried in Harris County District Court in Houston, Texas, and the jury found against the plaintiffs on all claims. In the second quarter 2010, we settled the indemnification claim with Stealth resulting in $875,000 of proceeds to cover these defense costs, which we recorded as a reduction of legal expenses in June 2010.

We are a party to various legal proceedings incidental to our business. In the opinion of management, after consultation with legal counsel, the ultimate liability, if any, with respect to those proceedings is not presently expected to materially affect our financial position, results of operations or cash flows.

9. Common stock

In April 2010, we completed a public offering of 26 million shares of common stock at $9.75 per share. Including the underwriters’ purchase of 3.9 million additional shares to cover over allotments, net proceeds from the offering, after underwriting discount and commissions, were $279.1 million. We used the net proceeds from the offering to fund our refinancing activities as discussed in Note 4 with any remaining proceeds to be used for general corporate purposes including funding acquisitions during 2010.

During the first quarter of 2010, we sold 0.9 million shares of our common stock under our at-the-market equity offering program, at an average price of $10.77 per share, for total proceeds, net of a 2% sales commission, of $9.5 million.

In November 2009, we put an at-the-market program in place, and we have the ability to sell up to $50 million of stock under that plan. During the fourth quarter of 2009, we sold 30,000 shares at an average price per share of $10.25 resulting in a proceeds, net of a 2% sales agent commission, of $0.3 million.

On January 9, 2009, we filed Articles of Amendment to our charter with the Maryland State Department of Assessments and Taxation increasing the number of authorized shares of common stock, par value $0.001 per share available for issuance from 100,000,000 to 150,000,000.

In January 2009, we completed a public offering of 12.0 million shares of our common stock at $5.40 per share. Including the underwriters’ purchase of 1.3 million additional shares to cover over allotments, net proceeds from this offering, after underwriting discount and commissions, were $67.8 million. The net proceeds of this offering were generally used to repay borrowings outstanding under our revolving credit facilities.

In March 2008, we sold 12,650,000 shares of common stock at a price of $10.75 per share. After deducting underwriters commissions and offering expenses, we realized proceeds of $128.3 million.

10. Partner’s capital

The Operating Partnership is made up of a general partner, Medical Properties Trust, LLC (“General Partner”) and limited partners, including the Company (which owns 100% of the General Partner) and three other partners who are employees. By virtue of its ownership of the General Partner, the Company has a 99.9% ownership interest in Operating Partnership via its ownership of all the common units. The remaining ownership interest is held by the three employees via their ownership of LTIP units. These LTIP units were issued to the employees pursuant to the 2007 Multi-Year Incentive Plan, which is part of the Equity Incentive Plan discussed in Note 6 and once vested in accordance with their award agreement, may be converted to common units per the Second Amended and Restated Agreement of Limited Partnership of MPT Operating Partnership, L.P. (“Operating Partnership Agreement”)

In regards to distributions, the Operating Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to common unit holders who are common unit holders on the record date. However, per the Operating Partnership Agreement, the General Partner shall use its reasonable efforts to cause the Operating Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT and (ii) avoid any federal income or excise tax liability imposed by the Internal Revenue Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for distribution purposes.

The Operating Partnership’s net income will generally be allocated first to the General Partner to the extent of any cumulative losses and then to the limited partners in accordance with their respective percentage interests in the common units issued by the Operating Partnership. Any losses of the Operating Partnership will generally be allocated first to the limited partners until their capital account is zero and then to the General Partner. In accordance with the Operating Partnership Agreement, LTIP units are treated as common units for purposes of income and loss allocations.

Limited partners have the right to require the Operating Partnership to redeem part or all of their common units. It is at the Operating Partnership’s discretion to redeem such common units for cash based on the fair market value of an equivalent number of shares of the Company’s common stock at the time of redemption or, alternatively, redeem the common units for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, or similar events. In order for LTIP units to be redeemed, they must first be converted to common units and then must wait two years from the issuance of the LTIP units to be redeemed.

For each share of common stock issued by Medical Properties Trust, Inc., the Operating Partnership issues a corresponding number of operating partnership units.

11. Fair value of financial instruments

We have various assets and liabilities that are considered financial instruments. We estimate that the carrying value of cash and cash equivalents, and accounts payable and accrued expenses approximates their fair values. Included in accounts payable and accrued expenses are our interest rate swaps, which are recorded at fair value based on Level 2 observable market assumptions using standardized derivative pricing models. We estimate the fair value of our loans, interest, and other receivables by discounting the estimated future cash flows using the current rates at which similar receivables would be made to others with similar credit ratings and for the same remaining maturities. We determine the fair value of our exchangeable notes based on quotes from securities dealers and market makers. We estimate the fair value of our senior notes, revolving credit facilities, and term loans based on the present value of future payments, discounted at a rate which we consider appropriate for such debt.

The following table summarizes fair value information for our financial instruments: (amounts in thousands)

	December 31, 2010		December 31, 2009
Asset (liability)	Book value	Fair value	Book value	Fair value

Interest and rent receivables	$26,176	$20,265	$19,845	$16,712
Loans	215,985	209,126	311,006	299,123
Debt, net	(369,970)	(359,910)	(576,678)	(547,242)

12. Discontinued operations

In the fourth quarter 2010, we sold the real estate of our Montclair Hospital, an acute care medical center to Prime for proceeds of $20.0 million. We realized a gain on the sale of $2.2 million. In October of 2010, we sold the real estate of our Sharpstown hospital in Houston, Texas to a third party for proceeds of $3.0 million resulting in a gain of $0.7 million. In the second quarter of 2010, we sold the real estate of our Inglewood Hospital, a 369-bed acute care medical center located in Inglewood, California, to Prime for $75 million resulting in a gain of approximately $6 million. Due to these sales, we have reclassified these assets to Real Estate Held for Sale in our accompanying Consolidated Balance Sheet at December 31, 2009 and reclassified the related operating results to discontinued operations for the current and prior periods.

In the fourth quarter of 2009, we sold the real estate of a general acute hospital to Prime for proceeds of approximately $15 million. The sale was completed on December 28, 2009, resulting in a gain on the sale of $0.3 million. Due to this sale, we have reclassified the assets of this property to Real Estate Held for Sale in the accompanying Consolidated Balance Sheet, which approximated $15.0 million at December 31, 2008.

In the second quarter of 2008, we sold the real estate assets of three inpatient rehabilitation facilities to Vibra for proceeds of approximately $105 million, including $7.0 million in early lease termination fees and $8.0 million of a loan pre-payment. The sale was completed on May 7, 2008, resulting in a gain on the sale of $9.3 million. We also wrote off $9.5 million in related straight-line rent receivables upon completion of the sales.

In 2006, we terminated leases for a hospital and medical office building (“MOB”) complex and repossessed the real estate. In January 2007, we sold the hospital and MOB complex and recorded a gain on the sale of real estate of $4.1 million. During the period between termination of the lease and sale of the real estate, we substantially funded through loans the working capital requirements of the hospital’s operator pending the operator’s collection of patient receivables from Medicare and other sources. At December 31, 2007, we had $4.2 million in working capital loans included in assets of discontinued operations on the consolidated balance sheet. In July 2008, we received from Medicare the substantial remainder of amounts that we expect to collect and based thereon wrote off in the second quarter of 2008 $2.1 million (net of $1.2 million in tax benefits) of remaining uncollectible receivables from the operator. We were defendants in litigation related to this discontinued operation and it resulted in a significant amount of legal expenses in 2009 and 2008 including a settlement of $2.7 million reached in the 2009 fourth quarter.

We have classified current and prior year activity related to these transactions, along with the related operating results of the facilities prior to these transactions taking place, as discontinued operations.

The following table presents the results of discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands except per share/units amounts):

	For the years ended December 31,
	2010	2009	2008

Revenues	$3,838	$3,269	$12,970
Gain on sale	9,072	278	9,305
Income from discontinued operations	9,784	2,697	14,143
Income from discontinued operations—diluted per share/units	$0.10	$0.04	$0.23

13. Quarterly financial data (unaudited)

Medical Properties Trust, Inc.

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2010 and 2009: (amounts in thousands, except for per share data)

	For the three month periods in 2010 ended
	March 31	June 30	September 30	December 31

Revenues	$30,858	$30,593	$28,644	$31,752
Income (loss) from continuing operations	(3,439)	(305)	8,663	8,309
Income from discontinued operations	625	6,537	301	2,321
Net income (loss)	(2,814)	6,232	8,964	10,630
Net income (loss) attributable to MPT common stockholders	(2,822)	6,223	8,919	10,593
Net income (loss) attributable to MPT common stockholders per share—basic	$(0.04)	$0.06	$0.08	$0.09
Weighted average shares outstanding—basic	79,176	103,498	110,046	110,103
Net income (loss) attributable to MPT common stockholders per share—diluted	$(0.04)	$0.06	$0.08	$0.09
Weighted average shares outstanding—diluted	79,176	103,498	110,046	110,108

	For the three month periods in 2009 ended
	March 31	June 30	September 30	December 31

Revenues	$29,460	$28,640	$30,639	$30,069
Income from continuing operations	8,207	6,608	9,525	9,330
Income (loss) from discontinued operations	2,511	1,251	859	(1,924)
Net income	10,718	7,859	10,384	7,406
Net income attributable to MPT common stockholders	10,710	7,846	10,374	7,399
Net income attributable to MPT common stockholders per share—basic	$0.14	$0.09	$0.13	$0.09
Weighted average shares outstanding—basic	76,432	78,616	78,655	78,755
Net income attributable to MPT common stockholders per share—diluted	$0.14	$0.09	$0.13	$0.09
Weighted average shares outstanding—diluted	76,432	78,616	78,655	78,755

MPT Operating Partnership, L.P.

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2010 and 2009: (amounts in thousands, except for per share data)

	For the three month periods in 2010 ended
	March 31	June 30	September 30	December 31

Revenues	$30,858	$30,593	$28,644	$31,752
Income (loss) from continuing operations	(3,424)	(236)	8,654	8,309
Income from discontinued operations	625	6,537	301	2,321
Net income (loss)	(2,799)	6,301	8,955	10,630
Net income (loss) attributable to MPT Operating Partnership partners	(2,807)	6,292	8,910	10,593
Net income (loss) attributable to MPT Operating Partnership partners per unit—basic	$(0.04)	$0.06	$0.08	$0.09
Weighted average units outstanding—basic	79,176	103,498	110,046	110,103

Net income (loss) attributable to MPT
Operating Partnership partners per unit—diluted	$(0.04)	$0.06	$0.08	$0.09
Weighted average units outstanding—diluted	79,176	103,498	110,046	110,108

	For the three month periods in 2009 ended
	March 31	June 30	September 30	December 31

Revenues	$29,460	$28,640	$30,639	$30,069
Income from continuing operations	8,270	6,608	9,525	9,330
Income (loss) from discontinued operations	2,511	1,251	859	(1,924)
Net income	10,781	7,859	10,384	7,406
Net income attributable to MPT Operating Partnership partners	10,773	7,846	10,374	7,399
Net income attributable to MPT Operating Partnership partners per unit—basic	$0.14	$0.09	$0.13	$0.09
Weighted average units outstanding—basic	76,432	78,616	78,655	78,755
Net income attributable to MPT Operating Partnership partners per unit—diluted	$0.14	$0.09	$0.13	$0.09
Weighted average units outstanding—diluted	76,432	78,616	78,655	78,755

14. Subsequent events

As of September 29, 2011, we invested approximately $210 million in health care real estate.

15. Condensed consolidating financial information

The following tables present the condensed consolidating financial information for (a) Medical Properties Trust, Inc. (“Parent” and a guarantor to our 2011 unsecured senior notes), (b) MPT Operating Partnership, L.P. and MPT Finance Corporation (“Subsidiary Issuer”), (c) on a combined basis, the guarantors of our 2011 unsecured senior notes (“Subsidiary Guarantors”), and (d) on a combined basis, the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”). The condensed consolidating information is presented for the parent and presents investments in subsidiaries based upon their proportionate share of the subsidiary’s net assets. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent’s ability to obtain funds from its subsidiaries by dividend or loan.

Condensed consolidated balance sheet

December 31, 2010

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$—	$297	$903,630	$128,442	$—	$1,032,369
Mortgage loans	—	—	165,000	—	—	165,000

Gross investment in real estate assets	—	297	1,068,630	128,442	—	1,197,369
Accumulated depreciation and amortization	—	—	(65,767)	(10,327)	—	(76,094)

Net investment in real estate assets	—	297	1,002,863	118,115	—	1,121,275
Cash & cash equivalents	—	96,822	—	1,586	—	98,408
Interest and rent receivable	—	157	20,727	5,292	—	26,176
Straight-line rent receivable	—	—	21,180	7,732	—	28,912
Other loans	—	178	—	50,807	—	50,985
Net intercompany receivable (payable)	21,944	774,771	(767,395)	(29,320)	—	—
Investment in subsidiaries	899,949	390,232	42,970	—	(1,333,151)	—
Other assets	—	10,289	1,215	11,554	—	23,058

Total Assets	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Liabilities and Equity
Liabilities Debt, net	$—	$361,537	$—	$8,433	$—	$369,970
Accounts payable and accrued expenses	22,317	10,824	2,430	403	—	35,974
Deferred revenue	—	436	17,826	4,875	—	23,137
Lease deposits and other obligations to tenants	—	—	18,539	1,618	—	20,157

Total liabilities	22,317	372,797	38,795	15,329	—	449,238
Total Medical Properties Trust Inc. stockholder’s equity	899,462	899,835	282,765	150,437	(1,333,037)	899,462

Non-controlling interests	114	114	—	—	(114)	114

Total equity	899,576	899,949	282,765	150,437	(1,333,151)	899,576

Total Liabilities and Equity	$921,893	$1,272,746	$321,560	$165,766	$(1,333,151)	$1,348,814

Condensed consolidated statements of income

For the year ended December 31, 2010

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Revenues
Rent billed	$—	$—	$79,388	$14,427	$(1,030)	$92,785
Straight-line rent	—	—	186	1,888	—	2,074
Interest and fee income	—	6,964	16,772	10,766	(7,514)	26,988

Total revenues	—	6,964	96,346	27,081	(8,544)	121,847

Expenses
Real estate depreciation and amortization	—	—	21,339	3,147	—	24,486
Impairment charge	—	—	—	12,000	—	12,000
Property-related	—	(4)	4,376	1,065	(1,030)	4,407
General and administrative	75	27,867	—	593	—	28,535

Total operating expenses	75	27,863	25,715	16,805	(1,030)	69,428

Operating income	(75)	(20,899)	70,631	10,276	(7,514)	52,419

Other income (expense)
Interest income and other	—	(13)	1,493	38	—	1,518
Debt refinancing costs	—	(6,716)	—	—	—	(6,716)
Interest expense	—	(33,623)	26	(7,910)	7,514	(33,993)

Net other expense	—	(40,352)	1,519	(7,872)	7,514	(39,191)

Income (loss) from continuing operations	(75)	(61,251)	72,150	2,404	—	13,228
Income (loss) from discontinued operations	—	—	122	9,662	—	9,784

Equity in earnings of consolidated subsidiaries net of income taxes	23,087	84,338	4,273	—	(111,698)	—

Net income	23,012	23,087	76,545	12,066	(111,698)	23,012
Net income attributable to non-controlling interests	(99)	(99)	—	—	99	(99)

Net income attributable to MPT common stockholders	$22,913	$22,988	$76,545	$12,066	$(111,599)	$22,913

Condensed consolidated statements of cash flows

For the year ended December 31, 2010

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Operating Activities
Net cash provided by (used in) operating activities	$(29)	$(54,909)	$95,203	$20,372	$—	$60,637

Investing Activities
Real estate acquired	—	—	(137,808)	—	—	(137,808)
Principal received on loans receivable	—	—	—	90,486	—	90,486
Proceeds from sales of real estate	—	—	2,669	95,000	—	97,669
Investments in and advances to subsidiaries	(211,181)	99,564	48,986	(148,579)	211,210	—
Investments in loans receivable and other investments	—	—	(5,000)	(6,637)	—	(11,637)
Construction in progress and other	—	(108)	(8,267)	(7,554)	—	(15,929)

Net cash provided by (used in) investing activities	(211,181)	99,456	(99,420)	22,716	211,210	22,781

Financing Activities
Revolving credit facilities, net	—	(96,000)	—	(41,200)	—	(137,200)
Proceeds from term debt, net of discount	—	148,500	—	—	—	148,500
Payments of term debt	—	(216,520)	—	(245)	—	(216,765)
Distributions paid	(76,856)	(77,087)	—	—	76,856	(77,087)
Proceeds from sale of common shares/units, net of offering costs	288,066	288,066	—	—	(288,066)	288,066
Lease deposits and other obligations to tenants	—	—	4,217	(550)	—	3,667
Debt issuance costs paid and other financing activities	—	(9,498)	—	—	—	(9,498)

Net cash provided by (used in) financing activities	211,210	37,461	4,217	(41,995)	(211,210)	(317)

Increase in cash and cash equivalents for period	—	82,008	—	1,093	—	83,101
Cash and cash equivalents at beginning of period	—	14,814	—	493	—	15,307

Cash and cash equivalents at end of period	$—	$96,822	$—	$1,586	$—	$98,408

Condensed consolidated balance sheet

December 31, 2009

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$—	$2	$760,711	$215,558	$—	$976,271
Mortgage loans	—	—	160,000	40,164	—	200,164

Gross investment in real estate assets	—	2	920,711	255,722	—	1,176,435
Accumulated depreciation and amortization	—	—	(45,918)	(7,180)	—	(53,098)

Net investment in real estate assets	—	2	874,793	248,542	—	1,123,337
Cash & cash equivalents	—	14,813	—	494	—	15,307
Interest and rent receivable	—	185	15,512	4,148	—	19,845
Straight-line rent receivable	—	—	20,859	6,680	—	27,539
Other loans	—	178	1,000	109,664	—	110,842
Net intercompany receivable (payable)	15,740	872,702	(718,409)	(170,033)	—	—
Investment in subsidiaries	671,872	313,877	44,908	—	(1,030,657)	—
Other assets	—	6,986	1,315	4,727	—	13,028

Total Assets	$687,612	$1,208,743	$239,978	$204,222	$(1,030,657)	$1,309,898

Liabilities and Equity
Liabilities
Debt, net	$—	$526,800	$—	$49,878	$—	$576,678
Accounts payable and accrued expenses	16,037	9,596	3,044	570	—	29,247
Deferred revenue	—	475	9,623	5,252	—	15,350
Lease deposits and other obligations to tenants	—	—	14,880	2,168	—	17,048

Total liabilities	16,037	536,871	27,547	57,868	—	638,323
Total Medical Properties Trust Inc. stockholder’s equity	671,445	671,742	212,431	146,354	(1,030,527)	671,445

Non-controlling interests	130	130	—	—	(130)	130

Total equity	671,575	671,872	212,431	146,354	(1,030,657)	671,575

Total Liabilities and Equity	$687,612	$1,208,743	$239,978	$204,222	$(1,030,657)	$1,309,898

Condensed consolidated statements of income

For the year ended December 31, 2009

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Revenues
Rent billed	$—	$—	$69,327	$12,538	$—	$81,865
Straight-line rent	—	—	6,244	1,977	—	8,221
Interest and fee income	—	10,010	14,400	14,732	(10,419)	28,723

Total revenues	—	10,010	89,971	29,247	(10,419)	118,809

Expenses
Real estate depreciation and amortization	—	—	19,571	3,057	—	22,628
Impairment charge	—	—	—	—	—	—
Property-related	—	(20)	3,780	42	—	3,802
General and administrative	63	20,631	—	402	—	21,096

Total operating expenses	63	20,611	23,351	3,501	—	47,526

Operating income	(63)	(10,601)	66,620	25,746	(10,419)	71,283

Other income (expense)
Interest income and other	—	51	—	(8)	—	43
Debt refinancing costs	—	—	—	—	—	—
Interest expense	—	(36,761)	(4)	(11,310)	10,419	(37,656)

Net other income (expense)	—	(36,710)	(4)	(11,318)	10,419	(37,613)

Income (loss) from continuing operations	(63)	(47,311)	66,616	14,428	—	33,670
Income (loss) from discontinued operations	—	—	(1,254)	3,951	—	2,697

Equity in earnings of consolidated subsidiaries net of income taxes	36,430	83,741	3,918	—	(124,089)	—

Net income	36,367	36,430	69,280	18,379	(124,089)	36,367
Net income attributable to non-controlling interests	(37)	(37)	—	—	37	(37)

Net income attributable to MPT common stockholders	$36,330	$36,393	$69,280	$18,379	$(124,052)	$36,330

Condensed consolidated statements of cash flows

For the year ended December 31, 2009

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Operating Activities
Net cash provided by (used in) operating activities	$(268)	$(35,554)	$76,583	$21,990	$—	$62,751

Investing Activities
Real estate acquired	—	—	(421)	—	—	(421)
Principal received on loans receivable	—	—	—	4,305	—	4,305
Proceeds from sales of real estate	—	—	—	15,000	—	15,000
Investments in and advances to subsidiaries	(6,699)	89,642	(60,656)	(28,871)	6,584	—
Investments in loans receivable and other investments	—	—	(15,000)	(8,243)	—	(23,243)
Construction in progress and other	—	—	(3,067)	(4,710)	—	(7,777)

Net cash provided by (used in) investing activities	(6,699)	89,642	(79,144)	(22,519)	6,584	(12,136)

Financing Activities
Revolving credit facilities, net	—	(55,000)	—	(800)	—	(55,800)
Proceeds from term debt, net of discount	—	—	—	—	—	—
Payments of term debt	—	(960)	—	(272)		(1,232)
Distributions paid	(61,419)	(61,649)	—	—	61,419	(61,649)
Proceeds from sale of common shares/units, net of offering costs	68,003	68,003	—	—	(68,003)	68,003
Lease deposits and other obligations to tenants	—	—	2,561	829	—	3,390
Debt issuance costs paid and other financing activities	378	(149)	—	3	—	232

Net cash provided by (used in) financing activities	6,962	(49,755)	2,561	(240)	(6,584)	(47,056)

Increase in cash and cash equivalents for period	(5)	4,333	—	(769)	—	3,559
Cash and cash equivalents at beginning of period	5	10,481	—	1,262	—	11,748

Cash and cash equivalents at end of period	$—	$14,814	$—	$493	$—	$15,307

Condensed consolidated statements of income

For the year ended December 31, 2008

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Revenues
Rent billed	$—	$—	$63,399	$10,747	$—	$74,146
Straight-line rent	—	(543)	2,323	1,962	—	3,742
Interest and fee income	—	8,627	15,879	12,387	(7,711)	29,182

Total revenues	—	8,084	81,601	25,096	(7,711)	107,070

Expenses
Real estate depreciation and amortization	—	—	19,741	2,644	—	22,385
Impairment charge	—	—	—	—	—	—
Property-related	—	69	4,183	(10)	—	4,242
General and administrative	—	19,357	8	150	—	19,515

Total operating expenses	—	19,426	23,932	2,784	—	46,142

Operating income	—	(11,342)	57,669	22,312	(7,711)	60,928

Other income (expense)
Interest income and other	—	85	2	(1)	—	86
Debt refinancing costs	—	—	—	—	—	—
Interest expense	—	(40,671)	(167)	(9,297)	7,711	(42,424)

Net other expense	—	(40,586)	(165)	(9,298)	7,711	(42,338)

Income (loss) from continuing operations	—	(51,928)	57,504	13,014	—	18,590
Income (loss) from discontinued operations	—	—	(437)	14,580	—	14,143

Equity in earnings of consolidated subsidiaries net of income taxes	32,733	84,661	2,861	—	(120,255)	—

Net income	32,733	32,733	59,928	27,594	(120,255)	32,733
Net income attributable to non-controlling interests	(33)	(33)	—	—	33	(33)

Net income attributable to MPT common stockholders	$32,700	$32,700	$59,928	$27,594	$(120,222)	$32,700

Condensed consolidated statements of cash flows

For the year ended December 31, 2008

(in thousands)

	Parent	Subsidiary issuers	Subsidiary guarantors	Non-guarantor subsidiaries	Eliminations	Total consolidated

Operating Activities
Net cash provided by (used in) operating activities	$363	$(28,412)	$72,841	$25,125	$—	$69,917

Investing Activities
Real estate acquired	—	—	(354,392)	(76,318)	—	(430,710)
Principal received on loans receivable	—	—	45,000	26,941	—	71,941
Proceeds from sales of real estate	—	—	—	89,959	—	89,959
Investments in and advances to subsidiaries	(63,549)	(251,773)	282,544	(30,765)	63,543	—
Investments in loans receivable and other investments	—	—	(45,000)	(50,567)	—	(95,567)
Construction in progress and other	—	(605)	(3,179)	(502)	—	(4,286)

Net cash provided by (used in) investing activities	(63,549)	(252,378)	(75,027)	(41,252)	63,543	(368,663)

Financing Activities
Revolving credit facilities, net	—	31,014	—	7,000	—	38,014
Proceeds from term debt, net of discount	—	110,093	—	8,908	—	119,001
Payments of term debt	—	(810)	—	(50)	—	(860)
Distributions paid	(64,788)	(65,098)	—	—	64,788	(65,098)
Proceeds from sale of common shares/units, net of offering costs	128,331	128,331	—	—	(128,331)	128,331
Lease deposits and other obligations to tenants	—	—	2,186	777	—	2,963
Debt issuance costs paid and other financing activities	(378)	(5,674)	—	(20)	—	(6,072)

Net cash provided by financing activities	63,165	197,856	2,186	16,615	(63,543)	216,279

Increase in cash and cash equivalents for period	(21)	(82,934)	—	488	—	(82,467)
Cash and cash equivalents at beginning of period	26	93,415	—	774	—	94,215

Cash and cash equivalents at end of period	$5	$10,481	$—	$1,262	$—	$11,748

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.

Schedule II: Valuation and qualifying accounts

December 31, 2010

	Balance at beginning of year(1)	Additions charged against operations(1)		Net recoveries(1)		Balance at end of year(1)

Year ended December 31,	(In thousands)

2010	$4,339	$22,245	(3)	$2,658		$23,926

2009	$397	$5,107		$1,165		$4,339

2008	$4,202	$397		$4,202	(2)	$397

(1)	Includes allowance for doubtful accounts, straight-line rent reserves, allowance for loan losses, tax valuation allowances and other reserves.

(2)	Includes $3.2 million of write offs associated with our West Houston property that was sold in 2007.

(3)	Includes $12 million loan loss reserve related to our Monroe property and a $6.5 million increase in valuation allowances to fully reserve for the net deferred tax asset of one of our taxable REIT subsidiaries.

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.

Schedule III — Real estate investments and accumulated depreciation

December 31, 2010

Location	Type of property	Initial costs		Additions subsequent to acquisition		Cost at December 31, 2010			Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation in latest income statements is computed (years)
				Improvements	Carrying costs
		Land	Buildings			Land	Buildings	Total

	(Dollar amounts in thousands)
Thornton, CO	Long term acute care hospital	$2,130	$6,013	$2,237	$—	$2,130	$8,250	$10,380	$1,068	1962	August 17, 2004	40
New Bedford, MA	Long term acute care hospital	1,400	19,772	256	—	1,400	20,028	21,428	3,159	1942	August 17, 2004	40
Covington, LA	Long term acute care hospital	821	10,238	—	14	821	10,252	11,073	1,431	1984	June 9, 2005	40
Denham Springs, LA	Long term acute care hospital	429	5,340	—	49	429	5,389	5,818	686	1960	June 9, 2005	40
Redding, CA	Long term acute care hospital	—	19,952	—	4,361	1,629	22,684	24,313	2,919	1991	June 30, 2005	40
Sherman Oaks, CA	Acute care general hospital	5,290	13,587	—	31	5,290	13,618	18,908	1,706	1956	December 30, 2005	40
Bloomington, IN	Acute care general hospital	2,457	31,209	—	408	2,576	31,498	34,074	3,435	2006	August 8, 2006	40
Dallas, TX	Long term acute care hospital	1,000	13,589	—	368	1,421	13,536	14,957	1,466	2006	September 5, 2006	40
Huntington Beach, CA	Acute care general hospital	937	10,907	—	3	937	10,910	11,847	1,136	1965	November 8, 2006	40
La Palma, CA	Acute care general hospital	937	10,907	—	3	937	10,910	11,847	1,136	1971	November 8, 2006	40
Anaheim, CA	Acute care general hospital	1,875	21,814	—	10	1,875	21,824	23,699	2,273	1964	November 8, 2006	40
Luling, TX	Long term acute care hospital	811	9,345	—	—	811	9,345	10,156	954	2002	December 1, 2006	40
San Antonio, TX	Rehabilitation hospital	—	10,198	—	—	—	10,198	10,198	1,041	1987	December 1, 2006	40
Victoria, TX	Long term acute care hospital	625	7,197	—	—	625	7,197	7,822	735	1998	December 1, 2006	40
Houston, TX	Acute care general hospital	4,757	56,238	—	1,259	5,464	56,790	62,254	5,742	2006	December 1, 2006	40
Bensalem, PA	Acute care general hospital	6,911	38,185	—	(352)	6,912	37,832	44,744	3,670	2006	March 19, 2007	40
Portland, OR	Long term acute care hospital	3,085	17,859	—	2,559	3,071	20,432	23,503	1,815	1964	April 18, 2007	40
San Diego, CA	Acute care general hospital	6,550	15,653	—	77	6,550	15,730	22,280	1,439	1964	May 9, 2007	40
Redding, CA	Acute care general hospital	1,555	53,863	—	13	1,555	53,876	55,431	4,613	1974	August 10, 2007	40
Houston, TX	Acute care general hospital	3,501	34,530	—	(7,319)	3,274	27,438	30,712	2,312	1960	August 10, 2007	40
Bennettsville, SC	Acute care general hospital	794	15,772	—	—	794	15,772	16,566	1,085	1984	April 1, 2008	40
Bossier City, LA	Long term acute care hospital	900	17,818	—	—	900	17,818	18,718	1,222	1982	April 1, 2008	40
Bristol, CT	Wellness Center	485	2,267	—	—	485	2,267	2,752	429	1975	April 22, 2008	10
Cheraw, SC	Acute care general hospital	657	19,576	—	—	657	19,576	20,233	1,345	1982	April 1, 2008	40
Detroit, MI	Long term acute care hospital	1,220	8,687	—	(365)	1,220	8,322	9,542	624	1956	May 22, 2008	40
Enfield, CT	Wellness Center	384	2,257	—	—	384	2,257	2,641	427	1974	April 22, 2008	10
Fayetteville, AR	Rehabilitation hospital	909	18,332	—	—	909	18,332	19,241	1,146	1991	July 14, 2008	40
Fort Lauderdale, FL	Rehabilitation hospital	3,499	21,939	—	—	3,499	21,940	25,439	1,465	1985	April 22, 2008	40
Garden Grove, CA	Acute care general hospital	5,502	10,748	—	52	5,502	10,799	16,301	574	1982	November 25, 2008	40
Garden Grove, CA	Medical Office Building	862	7,888	—	28	862	7,916	8,778	413	1982	November 25, 2008	40
Idaho Falls, ID	Acute care general hospital	1,822	37,467	—	4,665	1,822	42,132	43,954	2,741	2002	April 1, 2008	40
Morgantown, WV	Rehabilitation hospital	—	21,552	—	—	—	21,552	21,552	2,010	1989	May 19, 2008	40
Newington, CT	Wellness Center	270	1,615	—	—	270	1,615	1,885	308	1979	April 22, 2008	10
Petersburg, VA	Rehabilitation hospital	1,302	9,121	—	—	1,302	9,121	10,423	570	2006	July 1, 2008	40
West Valley City, UT	Acute care general hospital	5,516	58,314	—	—	5,516	58,314	63,830	3,895	1980	April 22, 2008	40
Poplar Bluff, MO	Acute care general hospital	2,659	38,694	—	—	2,659	38,694	41,353	2,584	1980	April 22, 2008	40
East Providence, RI	Wellness Center	209	1,265	—	—	209	1,265	1,474	241	1979	April 22, 2008	10
San Dimas, CA	Acute care general hospital	6,160	6,839	—	34	6,160	6,873	13,033	358	1972	November 25, 2008	40

Location	Type of property	Initial costs		Additions subsequent to acquisition		Cost at December 31, 2010			Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation in latest income statements is computed (years)
				Improvements	Carrying costs
		Land	Buildings			Land	Buildings	Total

	(Dollar amounts in thousands)
San Dimas, CA	Medical Office Building	1,915	5,085	—	18	1,915	5,103	7,018	266	1979	November 25, 2008	40
West Springfield, MA	Wellness Center	583	3,185	—	—	583	3,185	3,768	608	1976	April 22, 2008	10
Tucson, AZ	Long term acute care hospital	920	6,078	—	—	920	6,078	6,998	418	1987	April 1, 2008	40
Warwick, RI	Wellness Center	1,265	759	—	—	1,265	759	2,024	144	1979	April 22, 2008	10
Webster, TX	Long term acute care hospital	988	10,432	—	1	988	10,433	11,421	717	1986	April 1, 2008	40
Wichita, KS	Rehabilitation hospital	1,019	18,373	—	1	1,019	18,374	19,393	1,262	1992	April 4, 2008	40
Addison, TX	Rehabilitation hospital	2,013	22,531	—	—	2,013	22,531	24,544	282	2008	June 17, 2010	40
Shenandoah, TX	Rehabilitation hospital	2,033	21,943	—	—	2,033	21,943	23,976	274	2008	June 17, 2010	40
Richardson, TX	Rehabilitation hospital	2,219	17,419	—	—	2,219	17,419	19,638	218	2008	June 17, 2010	40
Hill County, TX	Acute care general hospital	1,120	17,882	—	—	1,120	17,882	19,002	300	1980	September 17, 2010	15
Webster, TX	Long term acute care hospital	664	33,751	—	—	664	33,751	34,414	—	2004	December 21, 2010	40
Tomball, TX	Long term acute care hospital	1,298	23,982	—	—	1,298	23,982	25,280	—	2005	December 21, 2010	40

		$94,258	$887,967	$2,493	$5,918	$96,894	$893,741	$990,635	$68,662

The changes in total real estate assets including real estate held for sale but excluding construction in progress, intangible lease asset and mortgage loans, for the years ended:

	December 31, 2010	December 31, 2009		December 31, 2008

COST
Balance at beginning of period	$934,601	$943,700		$614,088
Acquisitions	146,854	421		418,766
Transfers from construction in progress	—	—		2,475
Additions	1,709	5,550		308
Dispositions	(92,529)	(15,070)		(85,648)
Other	—	—		(6,289)

Balance at end of period	$990,635	$934,601	(1)	$943,700 (1)

The changes in accumulated depreciation including real estate assets held for sale for the years ended:

	December 31, 2010	December 31, 2009		December 31, 2008

ACCUMULATED DEPRECIATION
Balance at beginning of period	$51,638	$30,581		$20,214
Depreciation	22,664	21,389		18,118
Depreciation on disposed property	(5,640)	(332)		(7,751)

Balance at end of period	$68,662	$51,638	(2)	$30,581	(2)

(1)	Includes real estate cost included in real estate held for sale of $72,691 and $87,807 for 2009 and 2008, respectively. Excludes intangible lease assets that are included in real estate held for sale of $24,487 and $24,615 for 2009 and 2008, respectively.

(2)	Includes accumulated depreciation in real estate held for sale of $3,673 and $2,396 for 2009 and 2008 respectively. Excludes accumulated amortization related to intangible lease assets that are included in real estate held for sale of $3,532 and $2,020 for 2009 and 2008, respectively.

Schedule IV — Mortgage loan on real estate

Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.

Column A	Column B	Column C	Column D	Column E		Column F	Column G(3)	Column H
Description	Interest rate	Final maturity date	Periodic payment terms	Prior liens		Face amount of mortgages	Carrying amount of mortgages	Principal amount of loans subject to delinquent principal or interest
	(Dollar amounts in thousands)

Long-term first mortgage loan:			Payable in monthly installments of interest plus principal payable in full at maturity
Desert Valley Hospital	9.9%	2022			(1)	70,000	70,000		(2)
Desert Valley Hospital	10.7%	2022			(1)	20,000	20,000		(2)
Chino Valley Medical Center	9.9%	2022			(1)	50,000	50,000		(2)
Paradise Valley Hospital	9.6%	2022			(1)	25,000	25,000		(2)

						$165,000	$165,000

(1)	There were no prior liens on loans as of December 31, 2010.

(2)	The mortgage loan was not delinquent with respect to principal or interest.

(3)	The aggregate cost for Federal income tax purposes is $165,000.

Changes in mortgage loans for the years ended December 31, 2010, 2009, and 2008 are summarized as follows:

	Year ended December 31,
	2010	2009	2008
	(Dollar amounts in thousands)

Balance at beginning of year	$200,164	$185,000	$185,000
Additions during year:
New mortgage loans and additional advances on existing loans	7,836	15,164	—

	208,000	200,164	185,000

Deductions during year:
Collection of principal	(43,000)	—	—

	(43,000)	—	—

Balance at end of year	$165,000	$200,164	$185,000

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All the amounts are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		250,000
Accounting Fees and Expenses		75,000
Printing and Engraving Expenses		75,000
Trustee Fees		16,000
Escrow Agent Fees		2,500
Miscellaneous		584,000

Total	$	*

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers

Medical Properties Trust, Inc.

Medical Properties Trust, Inc. maintains a directors and officers liability insurance policy. The company’s charter limits the personal liability of its directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and the charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his or her status as a director or officer of the company. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

The company’s stockholders have no personal liability for indemnification payments or other obligations under any indemnification agreements or arrangements. However, indemnification could reduce the legal remedies available to the company and the company’s stockholders against the indemnified individuals.

This provision for indemnification of the company’s directors and officers does not limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the company or to the company’s stockholders, although these equitable remedies may not be effective in some circumstances.

In addition to any indemnification to which the company’s directors and officers are entitled pursuant to the charter and bylaws and the Maryland General Corporation Law, the charter and bylaws provide that the company may indemnify other employees and agents to the fullest extent permitted under Maryland law, whether they are serving the company or, at the company’s request, any other entity.

The company has entered into indemnification agreements with each of its directors and executive officers, which the company refers to in this context as indemnitees. The indemnification agreements provide that the company will, to the fullest extent permitted by Maryland law, indemnify and defend each indemnitee against all losses and expenses incurred as a result of his current or past service as its director or officer, or incurred by reason of the fact that, while he was the company’s director or officer, he was serving at the company’s request as a director, officer, partner, trustee, employee or agent of a corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. The company has agreed to pay expenses incurred by an indemnitee before the final disposition of a claim provided that he provides the company with a written affirmation that he has met the standard of conduct required for indemnification and a written undertaking to repay the amount the company pays or reimburses if it is ultimately determined that he has not met the standard of conduct required for indemnification. The company is to pay expenses within 20 days of receiving the indemnitee’s written request for such an advance. Indemnitees are entitled to select counsel to defend against indemnifiable claims.

The general effect to investors of any arrangement under which any person who controls the company or any of the company’s directors, officers or agents is insured or indemnified against liability is a potential reduction in distributions to the company’s stockholders resulting from the company’s payment of premiums associated with liability insurance.

Delaware Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The limited partnership agreements of MPT of Bucks County, L.P., MPT of Dallas LTACH, L.P., MPT of Warm Springs, L.P., MPT of Victoria, L.P., MPT of Luling, L.P., MPT of Huntington Beach, L.P., MPT of West Anaheim, L.P., MPT of La Palma, L.P., MPT of Paradise Valley, L.P., MPT of Southern California, L.P., MPT of Twelve Oaks, L.P., MPT of Shasta, L.P., MPT of Webster, L.P., MPT of Garden Grove Hospital, L.P., MPT of Garden Grove MOB, L.P., MPT of San Dimas Hospital, L.P., MPT of San Dimas MOB, L.P., MPT of Richardson, L.P., MPT of Round Rock, L.P., MPT of Shenandoah, L.P., MPT of Hillsboro, L.P., MPT of Clear Lake, L.P., MPT of Tomball, L.P., MPT of Corinth, L.P., MPT of Alvarado, L.P. and MPT of DeSoto, L.P. provide that the partnership shall indemnify any partner or a director, officer, employee or equity holder of the partnership or the general partner, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the limited partnerships as set forth in the limited partnership agreement, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

The limited partnership agreement of Wichita Health Associates Limited Partnership provides, that the partnership shall indemnify the general partner against any losses, judgments, claims, liabilities (including expenses actually incurred by it, attorneys’ fees and amounts paid in settlement of any claim incurred or sustained by it) in connection with any action, suit or proceeding (other than an action, suit or proceeding by or in the right of a limited partner or the partnership) threatened, pending or completed to which it is a party or threatened to be made a party by reason of the performance of its duties, provided that, with respect to the matter for which indemnification is sought, the general partner acted in a manner that it believed in good faith was in the best interests of the partnership.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of MPT of Richardson, LLC, MPT of Round Rock, LLC, MPT of Shenandoah, LLC, MPT of Hillsboro, LLC, MPT of Florence, LLC, MPT of Clear Lake, LLC, MPT of Tomball, LLC, MPT of Gilbert, LLC, MPT of Corinth, LLC, MPT of Bayonne, LLC, MPT of Alvarado, LLC, MPT of DeSoto, LLC, MPT of

Hoboken Hospital, LLC, MPT of Hausman, LLC, MPT of Overlook Parkway, LLC, MPT of New Braunfels, LLC, and MPT of Westover Hills, LLC provide that the limited liability company shall indemnify any member, manager, officer or employee of the limited liability company, or a member, manager, officer or employee of an affiliate of the limited liability company, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the limited liability company as set forth in the operating agreement, in which such indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

The operating agreement of MPT of Mountain View, LLC provides that the limited liability company shall indemnify (i) any person made a party to a proceeding by reason of its status as (A) a manager or member, (B) a member, partner or shareholder of any manager or member, or (C) a director, officer or employee of the limited liability company, any manager, any member or any direct or indirect member, partner or shareholder of any manager or member and (ii) such other persons as any manager may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings (whether the same be civil, criminal, administrative or investigative) that relate to the operations of the limited liability company in which such person may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted by the Delaware Limited Liability Company Act.

The operating agreements of MPT of Hoboken Real Estate, LLC provides that the limited liability company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each member, manager, former member and the partners, shareholders, controlling person, officers, directors and employees of each member, manager, former member and manager and their respective successors in interest, from and against any and all loss claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts including, without limitation, attorneys’ fees and paralegal charges, reasonably and actually incurred by such person in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person is involved, as a party or otherwise, by reason of this or its management of, or involvement in the business and affairs of the limited liability company, or the rendering of advice or consultation with respect thereto, or otherwise by reason of the fact that such person is or was a member, manger or a partner, shareholder, controlling person, officer, director or employee of a member or manager. Expenses (including, without limitation, attorneys’ fees) incurred by such person in defending an indemnity claim may be paid by the limited liability company in advance of the final disposition of such claim.

The operating agreements of MPT of Victorville, LLC, MPT of Bucks County, LLC, MPT of Bloomington, LLC, MPT of Covington, LLC, MPT of Denham Springs, LLC, MPT of Redding, LLC, MPT of Chino, LLC, MPT of Dallas LTACH, LLC, MPT of Portland, LLC, MPT of Warm Springs, LLC, MPT of Victoria, LLC, MPT of Luling, LLC, MPT of Huntington Beach, LLC, MPT of West Anaheim, LLC, MPT of La Palma, LLC, MPT of Paradise Valley, LLC, MPT of Southern California, LLC, MPT of Twelve Oaks, LLC, MPT of Shasta, LLC, MPT of Webster, LLC, MPT of Tucson, LLC, MPT of Bossier City, LLC, MPT of West Valley City, LLC, MPT of Idaho Falls, LLC, MPT of Poplar Bluff, LLC, MPT of Bennettsville, LLC, Medical Properties Trust, LLC, MPT of Detroit, LLC, MPT of Bristol, LLC, MPT of Newington, LLC, MPT of Enfield, LLC, MPT of Petersburg, LLC, MPT of Fayetteville, LLC, 4499 Acushnet Avenue, LLC, 8451 Pearl Street, LLC, MPT of Garden Grove Hospital, LLC, MPT of Garden Grove MOB, LLC, MPT of San Dimas Hospital, LLC, MPT of San Dimas MOB, LLC, MPT of Cheraw, LLC, MPT of Ft. Lauderdale, LLC, MPT of Providence, LLC, MPT of Springfield, LLC, MPT of Warwick, LLC, and MPT of Wichita, LLC do not contain any indemnification provisions.

MPT Finance Corporation

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The certificate of incorporation of MPT Finance Corporation provides that MPT Finance Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of MPT Finance Corporation or by reason of the fact that such person, at the request of MPT Finance Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the Underwriting not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OPERATING PARTNERSHIP, L.P.

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT FINANCE CORPORATION

By:
/s/ R. Steven Hamner
R. Steven Hamner President, Secretary, General Manager and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward K. Aldag, Jr.	Director	February 3, 2012
Edward K. Aldag, Jr.

/s/ R. Steven Hamner	President, Secretary, General Manager and Director (Principal Executive, Financial and Accounting Officer)	February 3, 2012
R. Steven Hamner

/s/ Emmett E. McLean	Assistant Secretary and Director	February 3, 2012
Emmett E. McLean

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MEDICAL PROPERTIES TRUST, INC.

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power of authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward K. Aldag, Jr.	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2012
Edward K. Aldag, Jr.

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 3, 2012
R. Steven Hamner

/s/ Sherry A. Kellett	Director	February 3, 2012
Sherry A. Kellett

/s/ G. Steven Dawson	Director	February 3, 2012
G. Steven Dawson

/s/ Robert E. Holmes, Ph.D.	Director	February 3, 2012
Robert E. Holmes, Ph.D.

/s/ William G. McKenzie	Director	February 3, 2012
William G. McKenzie

/s/ L. Glenn Orr, Jr.	Director	February 3, 2012
L. Glenn Orr, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MEDICAL PROPERTIES TRUST, LLC

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF VICTORVILLE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BUCKS COUNTY, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BLOOMINGTON, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF COVINGTON, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DENHAM SPRINGS, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF REDDING, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CHINO, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DALLAS LTACH, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF PORTLAND, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WARM SPRINGS, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF VICTORIA, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF LULING, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HUNTINGTON BEACH, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WEST ANAHEIM, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF LA PALMA, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF PARADISE VALLEY, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SOUTHERN CALIFORNIA, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF TWELVE OAKS, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SHASTA, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WEBSTER, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF TUCSON, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BOSSIER CITY, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WEST VALLEY CITY, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF IDAHO FALLS, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF POPULAR BLUFF, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BENNETTSVILLE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DETRIOT, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BRISTOL, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF NEWINGTON, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF ENFIELD, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF PETERSBURG, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF FAYETTEVILLE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

4499 ACUSHNET AVENUE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

8451 PEARL STREET, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF GARDEN GROVE HOSPITAL, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF GARDEN GROVE MOB, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SAN DIMAS HOSPITAL, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SAN DIMAS MOB, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CHERAW, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF FT. LAUDERDALE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF PROVIDENCE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SPRINGFIELD, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WARWICK, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF MOUNTAIN VIEW, LLC

BY: MPT OF IDAHO FALLS, LLC, ITS SOLE MEMBER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF RICHARDSON, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF ROUND ROCK, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SHENANDOAH, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HILLSBORO, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF FLORENCE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CLEAR LAKE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF TOMBALL, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF GILBERT, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CORINTH, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BAYONNE, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF ALVARADO, LLC

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER
By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF BUCKS COUNTY, L.P.

BY: MPT OF BUCKS COUNTY, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER
By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DALLAS LTACH, L.P.

BY: MPT OF DALLAS LTACH, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WARM SPRINGS, L.P.

BY: MPT OF WARM SPRINGS, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF VICTORIA, L.P.

BY: MPT OF VICTORIA, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF LULING, L.P.

BY: MPT OF LULING, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HUNTINGTON BEACH, L.P.

BY: MPT OF HUNTINGTON BEACH, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WEST ANAHEIM, L.P.

BY: MPT OF WEST ANAHEIM, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF LA PALMA, L.P.

BY: MPT OF LA PALMA, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF PARADISE VALLEY, L.P.

BY: MPT OF PARADISE VALLEY, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SOUTHERN CALIFORNIA, L.P.

BY: MPT OF SOUTHERN CALIFORNIA, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF TWELVE OAKS, L.P.

BY: MPT OF TWELVE OAKS, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SHASTA, L.P.

BY: MPT OF SHASTA, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WEBSTER, L.P.

BY: MPT OF WEBSTER, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF GARDEN GROVE HOSPITAL, L.P.

BY: MPT OF GARDEN GROVE HOSPITAL, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF GARDEN GROVE MOB, L.P.

BY: MPT OF GARDEN GROVE MOB, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SAN DIMAS HOSPITAL, L.P.

BY: MPT OF SAN DIMAS HOSPITAL, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SAN DIMAS MOB, L.P.

BY: MPT OF SAN DIMAS MOB, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF RICHARDSON, L.P.

BY: MPT OF RICHARDSON, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF ROUND ROCK, L.P.

BY: MPT OF ROUND ROCK, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF SHENANDOAH, L.P.

BY: MPT OF SHENANDOAH, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HILLSBORO, L.P.

BY: MPT OF HILLSBORO, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CLEAR LAKE, L.P.

BY: MPT OF CLEAR LAKE, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF TOMBALL, L.P.

BY: MPT OF TOMBALL, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF CORINTH, L.P.

BY: MPT OF CORINTH, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF ALVARADO, L.P.

BY: MPT OF ALVARADO, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DESOTO, L.P.

BY: MPT OF DESOTO, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:

/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF DESOTO, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HOBOKEN HOSPITAL, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HOBOKEN REAL ESTATE, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF HAUSMAN, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF OVERLOOK PARKWAY, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF NEW BRAUNFELS, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WESTOVER HILLS, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

MPT OF WICHITA, LLC BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer) of Sole Member of General Partner of Sole Member	February 3, 2012
R. Steven Hamner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on February 3, 2012.

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP

BY: MPT OF WICHITA, LLC, ITS GENERAL PARTNER

BY: MPT OPERATING PARTNERSHIP, L.P., ITS SOLE MEMBER

BY: MEDICAL PROPERTIES, LLC, ITS GENERAL PARTNER

BY: MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:
/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer of Sole Member of General Partner of Sole Member of General Partner	February 3, 2012
R. Steven Hamner

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	MPT of Hausman, LLC’s Certificate of Formation

3.2	MPT of Overlook Parkway, LLC’s Certificate of Formation

3.3	MPT of New Braunfels, LLC’s Certificate of Formation

3.4	MPT of Westover Hills, LLC’s Certificate of Formation

3.5	MPT of Hoboken Hospital, LLC’s Certificate of Formation

3.6	MPT of Hoboken Real Estate, LLC’s Certificate of Formation

3.7	MPT of Wichita, LLC’s Certificate of Formation

3.8	Wichita Health Associates Limited Partnership’s Certificate of Limited Partnership, as amended

3.9	Medical Properties Trust, LLC’s Certificate of Formation, as amended

3.10	MPT Finance Corporation’s Bylaws

3.11	MPT of Hausman, LLC’s Limited Liability Company Agreement

3.12	MPT of Overlook Parkway, LLC’s Limited Liability Company Agreement

3.13	MPT of New Braunfels, LLC’s Limited Liability Company Agreement

3.14	MPT of Westover Hills, LLC’s Limited Liability Company Agreement

3.15	MPT of Hoboken Hospital, LLC’s Limited Liability Company Agreement

3.16	MPT of Hoboken Real Estate, LLC’s Limited Liability Company Agreement

3.17	MPT of Wichita, LLC’s Limited Liability Company Agreement

3.18	Wichita Health Associates Limited Partnership’s Limited Partnership Agreement

3.19	Medical Properties Trust, LLC’s Limited Liability Company Agreement

4.4	Form of Indenture for Senior Notes due 2022

4.5	Form of Senior Note due 2022 (see Exhibit 4.4)

5.1	Opinion of Goodwin Procter LLP with respect to the legality of the securities being registered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP for Medical Properties Trust, Inc.

23.2	Consent of PricewaterhouseCoopers LLP for MPT Operating Partnership L.P.

23.3	Consent of Moss Adams LLP

23.4	Consent of Ernst & Young LLP

23.5	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)

25.1	Statement of Eligibility on Form T-1

101	XBRL